As filed with the Securities and Exchange Commission on January 13, 2021

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XL Fleet Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3714	83-4109918
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

145 Newton Street

Boston, MA 02135

Tel: (617) 718-0329

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dimitri N. Kazarinoff

Chief Executive Officer

XL Fleet Corp.

145 Newton Street

Boston, MA 02135

Tel: (617) 718-0329

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas R. Burton III

Sahir Surmeli

Jeffrey P. Schultz

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 0211

Tel: (617) 542-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	55,750,162(2)	$20.90(3)	$1,165,178,385.80	$127,120.97
Warrants to purchase Common Stock	4,233,333(4)	—	—	— (5)
Total			$1,165,178,385.80	$127,120.97

(1)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Consists of (i) 48,083,495 shares of Common Stock (as defined below) registered for sale by the selling securityholders named in this registration statement (including the shares referred to in the following clauses (ii) and (iii)), (ii) 4,233,333 shares of Common Stock issuable upon the exercise of 4,233,333 Private Placement Warrants (as defined below), (iii) 1,595,540 shares of Common Stock issued or issuable upon the exercise of the Legacy XL Warrants (as defined below) and (iv) 7,666,667 shares of Common Stock issuable upon the exercise of 7,666,667 Public Warrants (as defined below).

(3)

Pursuant to Rule 457(c) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $20.90, which is the average of the high and low prices of the Common Stock on January 12, 2021 on the New York Stock Exchange.

(4)

Represents the potential resale of 4,233,333 Private Placement Warrants to purchase shares of Common Stock that were issued in a private placement in connection with Pivotal’s (as defined below) initial public offering on July 16, 2019, which represent warrants to acquire 4,233,333 shares of Common Stock.

(5)

In accordance with Rule 457(i), the entire registration fee for the Warrants (as defined below) is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION — DATED JANUARY 13, 2021

PRELIMINARY PROSPECTUS

Up to 48,083,495 Shares of Common Stock

Up to 11,900,000 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 4,233,333 Warrants

This prospectus relates to the issuance by us of up to an aggregate of 11,900,000 shares of our common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 4,233,333 shares of Common Stock that are issuable upon the exercise of 4,233,333 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of our predecessor company, Pivotal Investment Corporation II (“Pivotal”), and (ii) up to 7,666,667 shares of Common Stock that are issuable upon the exercise of 7,666,667 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of Pivotal. We will receive the proceeds from any exercise of any Warrants for cash.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (A) up to 48,083,495 shares of Common Stock, including (i) 15,000,000 shares of Common Stock originally issued in a private placement at the closing of the Business Combination (as defined below), (ii) 21,504,622 shares of Common Stock issued to directors, officers and affiliates of Legacy XL (as defined below) pursuant to the Merger Agreement (as defined below) in connection with the Business Combination, (iii) 5,750,000 shares of Common Stock issued upon conversion of shares held by the Sponsor (as defined below) and certain affiliates of Pivotal in connection with the Business Combination, (iv) up to 4,233,333 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants, and (v) up to 1,595,540 shares issued or issuable upon the exercise of Legacy XL warrants (the “Legacy XL Warrants”) assumed by us in connection with the Business Combination, and (B) up to 4,233,333 Private Placement Warrants. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and Public Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “XL” and “XL WS,” respectively. On January 12, 2021, the closing price of our Common Stock was $20.95 and the closing price for our Public Warrants was $8.07.

See the section entitled “Risk Factors” beginning on page 7 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale of such securities is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On December 21, 2020 (the “Closing Date”), Pivotal consummated the previously announced merger pursuant to that certain Agreement and Plan of Reorganization, dated as of September 17, 2020 (the “Merger Agreement”), by and among Pivotal, PIC II Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Pivotal (“Merger Sub”), and XL Hybrids, Inc., a Delaware corporation (“Legacy XL”). Pursuant to the terms of the Merger Agreement, a business combination between Pivotal and Legacy XL was effected through the merger of Merger Sub with and into Legacy XL, with Legacy XL surviving as the surviving company and as a wholly-owned subsidiary of Pivotal (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), Pivotal Investment Corporation II changed its name to XL Fleet Corp.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “XL,” “we,” “us,” “our” and similar terms refer to XL Fleet Corp. (f/k/a Pivotal Investment Corporation II) and its consolidated subsidiaries (including Legacy XL). References to “Pivotal” refer to our predecessor company prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements in this prospectus may include, for example, statements about:

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our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	our financial and business performance following the Business Combination, including financial projections and business metrics;

•	our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the implementation, market acceptance and success of our business model;

•	our ability to scale in a cost-effective manner;

•	developments and projections relating to our competition and industry;

•	the impact of health epidemics, including the novel coronavirus (“COVID-19”) pandemic, on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to obtain funding for our operations;

•	our business, expansion plans and opportunities; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

•	the outcome of any legal proceedings;

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our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	our success in retaining or recruiting, or changes required in, officers, key employees or directors following the Business Combination;

•	changes in applicable laws or regulations;

•	our ability to execute our business model, including market acceptance of our planned products and services;

•	that we have identified a material weakness in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements;

•	the possibility that the COVID-19 pandemic may adversely affect our results of operations, financial position and cash flows; and

•	the possibility that we may be adversely affected by other economic, business or competitive factors.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.

Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

We are a leading provider of fleet electrification solutions for commercial vehicles in North America, with over 3,700 electrified powertrain systems sold and driven over 140 million miles by over 200 fleets. Our vision is to become the world leader in fleet electrification solutions, with a mission of accelerating the adoption of fleet electrification systems through cost effective, customer tailored and comprehensive solutions.

In over 10 years of operations, we have built one of the largest end-use customer bases of any Class 2-6 vehicle electrification company in North America. Our fleet electrification solutions for commercial vehicles provide the market with cost-effective hybrid and plug-in hybrid solutions with on-board telematics that are widely available for sale and deployment across a broad range of popular vehicle chassis from the world’s leading OEMs. We believe we are positioned to capitalize on our market leadership as we expand our product offering into additional propulsion technologies including full battery electric and hydrogen fuel cell systems, heavier vehicles such as Class 7-8 vehicles, additional vehicles models in Class 2-6 and comprehensive vehicle charging and energy solutions. We currently sell most of our systems through a network of commercial vehicle upfitters, which we estimate already produce over 100,000 commercial vehicles a year.

Our current electrified drive systems are comprised of an electric motor that is mounted onto the vehicle’s drive shaft, an inverter motor controller, and a lithium-ion battery pack to store energy to be used for propulsion. We deploy our electrified drive systems (XLH™ and XLP™) onto the chassis of vans, pickups, shuttle buses, delivery trucks, and many other commercial vehicles produced by OEMs such as Ford, GMC, Chevrolet and Isuzu. This technology can be installed as the vehicles are being manufactured by industry standard second stage manufacturers known as upfitters in less than one day, with no negative impact on the vehicles’ operational performance, maintenance schedules or factory warranties. Our electrified powertrain systems capture and store energy during regenerative braking and subsequently deploy that energy into the driveline during acceleration, operating in parallel with the existing original equipment manufacturer (“OEM”) drive train. In addition, our plug-in hybrid system offers the ability to supplement this energy via a connection with an AC electricity source, including a level 1 or level 2 charger. Our systems enable vehicles to burn less fuel and emit less carbon dioxide (CO2), resulting in increases of up to a 25-50% miles per gallon (MPG) improvement and up to a 20-33% reduction in greenhouse gas emissions. To date, vehicles deploying our electrification solutions have driven over 140 million miles.

We are making fleet electrification affordable, accessible, and easy-to-adopt for end-use customers. Our current drive systems enable commercial vehicle fleet operators to make immediate progress toward sustainability goals while the industry moves toward the production of full electric propulsion vehicles that are available, affordable and viable for commercial applications.

We are developing additional offerings to extend our range of electrification options with plans to include full battery electric propulsion (XL ELECTRIC™) and hydrogen fuel cell electric systems. We further intend to deliver our systems on a broader range of vehicle applications (including Class 7-8 tractor chassis and electrified refuse vehicles, among other applications). In addition, we plan to offer comprehensive charging solutions (XL GRID™) and Electrification-as-a-Service which would finance and manage vehicles, powertrains, charging systems, on-site power and energy storage systems while charging customers on a usage and time basis.

Background

We were originally known as Pivotal Investment Corporation II. On December 21, 2020, Pivotal consummated the Business Combination with Legacy XL pursuant to the Merger Agreement dated as of September 17, 2020 among Pivotal, Legacy XL and Merger Sub. In connection with the Closing of the Business Combination, Pivotal changed its name to XL Fleet Corp. Legacy XL was deemed to be the accounting acquirer in the Merger based on an analysis of the criteria outlined in Accounting Standards Codification 805. While Pivotal was the legal acquirer in the Merger, because Legacy XL was deemed the accounting acquirer, the historical financial statements of Legacy XL became the historical financial statements of the combined company upon the consummation of the Merger.

On the Closing Date, each outstanding share of common stock of Legacy XL (including each share of Legacy XL’s common stock issued as a result of the conversion of Legacy XL’s preferred stock and any conversion or exchange of Legacy XL’s convertible promissory notes) was converted into the right to receive 0.75718950 shares (“Exchange Ratio”) of Common Stock. The Exchange Ratio was determined by dividing 100,000,000 (less 1,125,000 withheld for Legacy XL’s convertible debt that was redeemed in cash) by the fully-diluted number of shares of Legacy XL’s common stock outstanding immediately prior to the effective time of the Business Combination, including shares issuable or treated as issuable upon the conversion of Legacy XL’s preferred stock and the exercise, conversion or exchange of Legacy XL’s convertible promissory notes, options and warrants (as determined in accordance with the Merger Agreement).

In connection with the consummation of the Business Combination, each outstanding share of Pivotal’s Class A common stock, par value $0.0001 per share (“Pivotal Class A Common Stock”), including (a) any shares of Pivotal’s Class B common stock, par value $0.0001 per share (“Pivotal Class B Common Stock”) that were converted into Pivotal Class A Common Stock in connection with the Merger and (b) any Pivotal units that were separated into the component securities, including Pivotal Class A Common Stock in connection with the Merger, was converted into one share of Common Stock. On the Closing Date, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 15,000,000 shares of Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $150,000,000, pursuant to separate subscription agreements (each, a “Subscription Agreement” and the financing, the “PIPE”). Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the Closing of the Merger.

Our Common Stock and Public Warrants are currently listed on the NYSE under the symbols “XL” and “XL WS,” respectively.

The rights of holders of our Common Stock and Warrants are governed by our second amended and restated certificate of incorporation (the “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”). See the sections entitled “Description of our Securities” and “Certain Relationships and Related Party Transactions.”

Corporate Information

Pivotal was incorporated in the State of Delaware in March 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Pivotal and one or more businesses. Pivotal completed its initial public offering in July 2019. In December 2020, Merger Sub merged with and into Legacy XL, with Legacy XL surviving the merger as a wholly-owned subsidiary of Pivotal. In connection with the Merger, we changed our name to XL Fleet Corp. Our principal executive offices are located at 145 Newton Street, Boston, Massachusetts 02135. Our telephone number is (617) 718-0329. Our website address is www.xlfleet.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Issuer	XL Fleet Corp. (f/k/a Pivotal Investment Corporation II).

Issuance of Common Stock

Shares of Common Stock Offered by us	Up to 11,900,000 shares of Common Stock, which consists of (i) up to 4,233,333 shares of Common Stock that are issuable upon the exercise of the 4,233,333 outstanding Private Placement Warrants and (ii) up to 7,666,667 shares of Common Stock that are issuable upon the exercise of 7,666,667 Public Warrants.

Shares of Common Stock Outstanding Prior to Exercise of All Warrants	131,365,170 shares (as of January 8, 2021).

Shares of Common Stock Outstanding Assuming Exercise of All Warrants	143,265,170 shares (based on total shares and warrants outstanding as of January 8, 2021).

Exercise Price of Warrants	$11.50 per share, subject to adjustment as described herein.

Use of Proceeds	We will receive up to an aggregate of approximately $136.85 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Common Stock and Warrants

Shares of Common Stock Offered by the Selling Securityholders
48,083,495 shares of Common Stock, including (i) 15,000,000 PIPE Shares, (ii) 21,504,622 shares of Common Stock issued to directors, officers and affiliates of Legacy XL pursuant to the Merger Agreement in connection with the Business Combination, (iii) 5,750,000 shares of Common Stock issued upon conversion of shares held by the Sponsor and certain affiliates of Pivotal in connection with the Business Combination, (iv) up to 4,233,333 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants, and (v) up to 1,595,540 shares issued or issuable upon the exercise of Legacy XL Warrants.

Warrants Offered by the Selling Securityholders	4,233,333 Private Placement Warrants.

Redemption	The Warrants are redeemable in certain circumstances. See “Description of our Securities—Warrants” for further discussion.

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.

Lock-Up Restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. Of the shares of Common Stock being registered for resale by the Selling Securityholders, 32,834,378 of such shares are subject to lock-up agreements. See “Certain Relationships and Related Party Transactions” and “Selling Securityholders” for further discussion.

Market for Common Stock and Warrants	Our Common Stock and Public Warrants are currently traded on the NYSE under the symbols “XL” and “XL WS,” respectively.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to realize the anticipated benefits of the Business Combination, and may have an adverse effect on our business, financial condition, results of operations, and prospects. Such risks include, but are not limited to:

Risks Related to our Business and Industry

•	We are an early stage company with a history of losses, and we expect to incur significant expenses and continuing losses.

•	We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

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We rely on a limited number of customers for a large portion of our revenues, and the loss of one or more such customers could have a material adverse impact on our business, financial condition and results of operations.

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Our business model requires further market penetration to drive growth and failure to expand would have a material adverse effect on our operating results and business and could result in substantial liabilities that exceed our resources.

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If we fail to manage our growth effectively, including failing to attract and integrate qualified personnel, we may not be able to develop, produce, market and sell our electrified powertrain solutions successfully.

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Our success will depend on our ability to economically source and for upfitters of OEM partners to install electrified powertrain solutions at scale, and our ability to develop and produce electrified powertrain solutions of sufficient quality and appeal to customers on schedule and at scale is unproven.

•	If we are unable to successfully produce our electrified powertrain solutions, our business will be harmed.

•	We are dependent on vehicle OEMs, upfitters and body builders to bring our electrified powertrain solutions to market, all of which are subject to risks.

•	Our future growth is dependent upon the fleet industry’s willingness to adopt hybrid, plug-in hybrid, all electric and fuel cell electric vehicles (“xEVs”).

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We, the OEMs and our suppliers are subject to substantial regulation, and unfavorable changes to, or failure by us, the OEMs or our suppliers to comply with, these regulations could substantially harm our business and operating results.

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We are highly dependent on the services of Dimitri N. Kazarinoff, our Chief Executive Officer, and Thomas (Tod) J. Hynes III, our President, and if we are unable to retain Mr. Kazarinoff or Mr. Hynes, attract and retain key employees and hire qualified management, technical and vehicle engineering personnel, our ability to compete could be harmed.

•	Vehicles equipped with our electrified powertrain solutions will make use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.

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We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

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Our electrified powertrain solutions could face competition from original equipment manufacturers and other providers of electrification solutions that enter the commercial vehicle electrification market.

•	The performance characteristics of our electrified powertrain solutions, including fuel economy and emissions levels, may vary, including due to factors outside of our control.

•	Our suppliers may rely on complex machinery for our component production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

•	Insufficient warranty reserves to cover future warranty claims could materially adversely affect our business, prospects, financial condition and operating results.

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Our electrified powertrain solutions rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if we are unsuccessful in addressing or mitigating technical limitations in our systems, our business could be adversely affected.

•	If our electrified powertrain solutions fail to perform as expected, our ability to develop, market and sell our electrified powertrain solutions could be harmed.

•	Developments in alternative technology or improvements in the internal combustion engine may adversely affect the demand for our electrified powertrain solutions.

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Our beliefs regarding the ability of our electrified powertrain solutions to limit carbon intensity and reduce green house gas emissions and contribute to global decarbonization may be based on materially inaccurate assumptions.

•	We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.

•	Our management has limited experience in operating a public company.

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We intend in the future to expand internationally and will face risks associated with our international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm our business.

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Our intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

•	Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes.

•	The Business Combination may not allow us to effectively manage our tax risks and costs.

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We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply. As a result, our business, prospects, financial condition and operating results may be adversely affected.

Risks Related to Ownership of Our Securities

•	Concentration of ownership among our existing executive officers, directors and their respective affiliates may prevent new investors from influencing significant corporate decisions.

•	Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Common Stock.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, the price and trading volume of our Common Stock could decline.

•

A significant portion of our total outstanding shares of our Common Stock are restricted from immediate resale, but may be resold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

•	We may issue additional Common Stock or preferred stock, including under our equity incentive plan. Any such issuances would dilute the interest of our stockholders and likely present other risks.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to our Business and Industry

We are an early stage company with a history of losses, and we expect to incur significant expenses and continuing losses.

We incurred a net loss of approximately $20.0 million for the nine months ended September 30, 2020 and we incurred net losses of approximately $47.8 million from January 1, 2018 through September 30, 2020. We believe that we will continue to incur operating and net losses until at least such time as our annual revenue reaches over $200 million, which is estimated to occur in 2022, and may occur later or not at all. We have an established customer base and product line and our potential profitability is dependent upon the continued successful development and successful commercial acceptance of our electrified powertrain solutions, which may occur later than anticipated, if at all. Our potential profitability is further contingent on the reduction in product system costs, which also may occur later than anticipated, if at all.

We expect the rate at which we will incur losses to be significantly higher in future periods as we:

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expand product offerings to include anti-idle technology, onboard power, new versions of plug-in hybrid solutions, full battery electric propulsion, comprehensive charging and power solutions and hydrogen fuel cell enabled hybrid electric systems;

•	expand our production capabilities to produce our electrified powertrain solutions, including costs associated with outsourcing the production of our electrified powertrain solutions;

•	build up inventories of parts and components for our fleet electrification solutions;

•	produce an inventory of our electrified powertrain solutions;

•	expand our design, development, installation and servicing capabilities;

•	increase our sales and marketing activities and develop our distribution infrastructure;

•	increase our general and administrative functions to support our growing operations; and

•	acquire and integrate other businesses.

Because we will incur the costs and expenses from these efforts before we receive any incremental revenues with respect thereto, our losses in future periods are expected to be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would have a material adverse effect on our results of operations and further increase our losses.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

Product liability claims, even those without merit or those that do not involve our products, could harm our business, prospects, financial condition and operating results. The automobile industry in particular experiences significant product liability claims, and we face inherent risk of exposure to claims in the event our electric powertrain solutions do not perform or are claimed to not have performed as expected. As is true for other commercial vehicle suppliers, we expect in the future that our electrified powertrain solutions will be installed on vehicles that will be involved in crashes resulting in death or personal injury. Additionally, product liability claims that affect our competitors may cause indirect adverse publicity for us and our products.

While we maintain product liability insurance, our coverage may not be adequate to cover certain product liability claims, and we may not be able to obtain adequate insurance coverage in the future at acceptable costs. A successful product liability claim that exceeds our policy limits could require us to pay substantial sums. Our risks in this area are particularly pronounced given the relatively limited number of electrified powertrain solutions delivered to date and limited field experience of our products. Moreover, a product liability claim against us or our competitors could generate substantial negative publicity about our products and business and could have a material adverse effect on our brand, reputation, business, prospects, financial condition and operating results.

We rely on a limited number of customers for a large portion of our revenues, and the loss of one or more such customers could have a material adverse impact on our business, financial condition and results of operations.

We depend on a limited number of customers for a significant portion of our revenue. For the fiscal year ended December 31, 2019, we had two customers that each accounted for over 10% of our revenue. In the aggregate, these customers accounted for 69% of our revenue for the fiscal year ended December 31, 2019. The loss of one or more of these customers could have a significant impact on our revenues and harm our business, results of operations and cash flows.

We may not be able to further penetrate the fleet market or enter into new markets in the future.

Our success, and our ability to increase revenue and operate profitably, depends in part on our ability to expand our customer base, further penetrating the fleet markets comprised of corporations, municipalities and public utilities along with expansion into new markets. We have an established customer base in the light and medium duty commercial and municipal fleet markets. As part of our growth plan, an increase in revenue is expected to be generated from further market penetration into the light and medium duty commercial and municipal fleet markets. In addition, as we develop new technologies, part of the growth plan involves expansion into new markets, such as the heavy duty commercial fleet market. If we are unable to meet our customers’ performance requirements or industry specifications limiting expansion into existing or new markets, our business, prospects, financial condition and operating results would be materially adversely affected.

Our financial results may vary significantly from period to period due to fluctuations in our operating costs and other factors.

We expect our period-to-period financial results to vary based on our operating costs, which we anticipate will fluctuate with the pace at which we continue to design, develop and produce new products and increase production capacity. Additionally, our revenues from period to period may fluctuate as we introduce existing products to new markets for the first time and as we develop and introduce new products. As a result of these factors, we believe that quarter-to-quarter comparisons of our financial results, especially in the short term, are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, our financial results may not meet the expectations of equity research analysts, ratings agencies or investors, who may be focused only on quarterly financial results. If any of this occurs, the trading price of our common stock could fall substantially, either suddenly or over time.

We may be unable to adequately control the costs associated with our operations.

We will require significant capital to develop and grow our business, including developing and producing our electrified powertrain solutions and building our brand. We expect to incur significant expenses which will impact our profitability, including research and development expenses, raw material procurement costs, sales and distribution expenses as we build our brand and market our electrified powertrain solutions, and general and administrative expenses as we scale our operations and incur costs as a public company. Our ability to become profitable in the future will depend on our ability to complete the design and development of additional electrified powertrain solutions to meet projected performance metrics and successfully market our electrified powertrain solutions and services. Additionally, for us to become profitable, we must develop powertrain solutions that are cost effective to help achieve our expected margins. If we are unable to efficiently design, produce, market, sell, distribute and service our electrified powertrain solutions, our margins, profitability and prospects would be materially and adversely affected.

Our business model requires further market penetration to drive growth and failure to expand would have a material adverse effect on our operating results and business and could result in substantial liabilities that exceed our resources.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected. Our future results depend on the successful implementation of our management’s growth strategies and are based on assumptions and events over which we have only partial or no control. We will continue to encounter risks and difficulties frequently experienced by early stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. In addition, as a result of the capital-intensive nature of our business, we can be expected to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. Any investment in us is therefore highly speculative and could result in the loss of your entire investment.

We may require continued capital investment.

We should have sufficient capital in the near future for the design, development and manufacture of electrified powertrain solutions. Although we anticipate that the funding from the Business Combination will provide sufficient capital to fund our business, we may require additional capital investment in the future to fund operations, continue research and development and improve infrastructure. There can be no assurance that we will have access to the capital we need on favorable terms when required or at all. If we cannot raise additional funds when we need them, our financial condition and business could be materially adversely affected.

If we fail to manage our growth effectively, including failing to attract and integrate qualified personnel, we may not be able to develop, produce, market and sell our electrified powertrain solutions successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We intend to expand our operations significantly. We expect our future expansion to include:

•	expanding the management team;

•	hiring and training new personnel;

•	forecasting production and revenue;

•	controlling expenses and investments in anticipation of expanded operations;

•	establishing or expanding design, production, sales and service facilities;

•	implementing and enhancing administrative infrastructure, systems and processes;

•	expanding into international markets; and

•	acquiring other businesses.

We intend to continue to hire a significant number of additional personnel, including controls and systems engineers, design and development engineers and production personnel for our electrified powertrain solutions. Because our electrified powertrain solutions are based on a different technology platform than traditional internal combustion engines, individuals with sufficient training in electrified vehicles may not be available to hire, and as a result, we will need to expend significant time and expense training any newly hired employees. Competition for individuals with experience designing and producing electrified vehicles and their software is intense, and we may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business, prospects, financial condition and operating results.

Our success will depend on our ability to economically source and for upfitters of OEM partners to install electrified powertrain solutions at scale, and our ability to develop and produce electrified powertrain solutions of sufficient quality and appeal to customers on schedule and at scale is unproven.

Our business depends in large part on our ability to execute our plan to develop, produce, assemble, market, sell, install and service our electrified powertrain solutions. In particular, we rely on Parker Hannifin Corporation to supply all of our motors. We further rely on other third parties to supply wire harnesses and inverters, each of which are used in our electrified powertrain solutions. We currently source all components and assemble them into systems which are sent to our upfitter partners. These upfitter partners then install and commission our electrified powertrain solutions. While these arrangements can lower operating costs and enable rapid increases in installations, they also reduce our direct control over installation. Such diminished control may have an adverse effect on the quality or quantity of products or services, or our flexibility to respond to changing conditions.

We rely on single-source suppliers to supply and produce certain components and rely on upfitter partners for installation of our electrified powertrain solutions. Any failure of these suppliers or partners to perform could require us to seek alternative suppliers or to expand our production capabilities, which could incur additional costs and have a negative impact on our cost or supply of components or finished goods. In addition, production, logistics in supply or production areas, or transit to final destinations can be disrupted for a variety of reasons including, but not limited to, natural and man-made disasters, information technology system failures, commercial disputes, military actions, economic, business, labor, environmental, public health or political issues or international trade disputes.

We, along with our supply chain and upfitter partners, have limited experience to date in high volume production of our electrified powertrain solutions. We do not know if the sources of component supply and/or upfitters at scale will remain reliable to enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market our electrified powertrain solutions. Even if we and our upfitter partners are successful in developing our high volume production capability and processes and in reliably sourcing our component supply, we do not know whether we will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond our control such as problems with suppliers and vendors, or in time to meet our vehicle commercialization schedules or to satisfy the requirements of customers. Any failure to develop such production processes and capabilities within our projected costs and timelines could have a material adverse effect on our business, prospects, financial condition and operating results.

We may experience significant delays in the design, production and launch of our electrified powertrain solutions, which could harm our business, prospects, financial condition and operating results.

Any delay in the financing, design, production and launch of our electrified powertrain solutions could materially damage our brand, business, prospects, financial condition and operating results. There are often delays in the design, production and commercial release of new products, and to the extent these delays postpone the launch of our electrified powertrain solutions, our growth prospects could be adversely affected as we may fail to grow our market share. We integrate electrified solutions into OEM vehicles, and if the OEM makes unexpected changes to the function of the vehicle, this could significantly delay the development and therefore launch of our electrified powertrain solutions. We will rely on upfitter partners to install our electrified powertrain solutions, and if they are not able to produce product at scale or meet our specifications, we may need to expand our production capabilities, which would cause us to incur additional costs. Furthermore, we rely on third-party suppliers for the provision and development of many of the key components and materials used in our electrified powertrain solutions, and to the extent they experience any delays, we may need to seek alternative suppliers. If we experience delays by our suppliers, we could experience delays in delivering on our timelines.

If we are unable to successfully produce our electrified powertrain solutions, our business will be harmed.

There are numerous potential ways we could be unable to produce our electrified powertrain solutions. Our suppliers’ production facilities, which are used to produce components for our electrified powertrain solutions, would be costly to replace and could require substantial lead time to replace and qualify for use. Our suppliers’ production facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent COVID-19 pandemic, which may render we difficult or impossible for us to produce our electrified powertrain solutions for some period of time. The inability to produce our electrified powertrain solutions or the backlog that could develop if our production facilities and the production facilities of our outsourcing partners and suppliers are inoperable for even a short period of time may result in the loss of customers or harm our reputation. Although we maintain insurance for damage to our property and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to our on acceptable terms, if at all.

We are dependent on vehicle OEMs, upfitters and body builders to bring our electrified powertrain solutions to market, all of which are subject to risks.

Because we do not manufacture complete vehicles, we are dependent on vehicle OEMs and body builders to provide vehicle chassis for our electrified powertrain solutions. We rely on upfitters for the installation of our electrified powertrain solutions. Reliance on OEMs, body builders and upfitters for the production and installation of our electrified powertrain solutions is subject to risks with respect to operations that are outside our control. If OEMs or body builders are not able to produce vehicle chassis and provide them to us or upfitters, or a change in governmental regulations or policies occurs, we would need to develop our own vehicle on which to install our electrified powertrain solutions. Either case could have a negative impact on our ability to sell our electrified powertrain solutions at anticipated prices or margins or in expected timeframes. Additionally, we may permit returns of vehicles installed with our electrified powertrain solutions, which may result in significant additional costs to us if we are required to convert the vehicles back to their original form. There is risk of potential disputes with our upfitters, and we could be affected by negative publicity related to our upfitter partners whether or not such publicity is related to their collaboration with us. Our ability to successfully build a premium brand could also be adversely affected by perceptions about the quality of our upfitter partners’ workmanship. In addition, although we are involved in each step of the supply chain, production and installation processes, because we also rely on our upfitter partners and suppliers to meet our quality standards, there can be no assurance that the final product will meet expected quality standards.

We may be unable to enter into new agreements or extend existing agreements with upfitter partners on terms and conditions acceptable to us and therefore may need to contract with other third parties or significantly add to our own production capacity. There can be no assurance that in such event we would be able to engage other third parties or establish or expand our own production capacity to meet our needs on acceptable terms or at all. The expense and time required to complete any transition, and to assure that our electrified powertrain solutions produced at facilities of new producers comply with our quality standards and regulatory requirements, may be greater than anticipated. Any of the foregoing could adversely affect our business, prospects, financial condition and operating results.

Our ability to sell electrified powertrain solutions depends on compatibility with various OEM vehicle models and characteristics. The pace of change of these models and changing model availability is outside of our control and could create adverse conditions and materially affect our financial results.

We are dependent on our suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of our systems for powertrains at prices and volumes, performance and specifications acceptable to us could have a material adverse effect on our business, prospects, financial condition and operating results.

We rely on third-party suppliers for the provision and development of certain key components and materials used in our electrified powertrain solutions. While we plan to obtain components from multiple sources whenever possible, some of the critical components used in our vehicles will be purchased by us from a single source or a limited number of sources. For example, we purchase all of our motors from a single supplier, Parker Hannifin Corporation.

Our third-party suppliers may not be able to meet their product specifications and performance characteristics, which would impact our ability to achieve our product specifications and performance characteristics as well. Additionally, our third-party suppliers may be unable to obtain required certifications for their products which we plan to use or provide warranties that are necessary for our solutions. If we are unable to obtain components and materials used in our electrified powertrain solutions from our suppliers or if our suppliers decide to create or supply a competing product, our business could be adversely affected. While we believe that we may be able to establish alternate supply relationships and can obtain or engineer replacement components for our single source components, we may be unable to do so in the short term (or at all) or at prices or quality levels that are favorable to us, which could have a material adverse effect on our business, prospects, financial condition and operating results.

Our future growth is dependent upon the fleet industry’s willingness to adopt xEVs.

Our growth is highly dependent upon the adoption of xEVs by the commercial and municipal fleet industry. If the market for xEVs and our electrified powertrain solutions does not develop at the rate or in the manner or to the extent that we expect, or if critical assumptions we have made regarding the efficiency of our electrified powertrain solutions are incorrect or incomplete, our business, prospects, financial condition and operating results will be harmed. The fleet market for xEVs is characterized by rapidly changing technologies, price competition, numerous competitors including OEMs, evolving government regulation and industry standards and uncertain customer demands and behaviors.

Factors that may influence the fleet market adoption of xEVs vehicles include:

•	perceptions about xEV quality, safety, design, performance, reliability and cost, especially if adverse events or accidents occur that are linked to the quality or safety of xEVs;

•	perceptions about vehicle safety in general, including the use of advanced technology, such as vehicle electronics, batteries and regenerative braking systems;

•	the decline of vehicle efficiency and/or range resulting from deterioration over time in the ability of the battery to hold a charge;

•	changes or improvements in the fuel economy of internal combustion engines, the vehicle and the vehicle controls or competitors’ electrified systems;

•	the availability of service, charging and fueling and other associated costs for xEVs;

•	volatility in the cost of energy, electricity, oil and gasoline could affect buying decisions;

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government regulations and economic incentives promoting fuel efficiency and alternate forms of energy, including new regulations mandating zero tailpipe emissions compared to overall carbon reduction;

•	the availability of tax and other governmental incentives to purchase and operate xEVs or future regulation requiring increased use of nonpolluting trucks; and

•	macroeconomic factors.

As an example, the market price of oil has dropped since January 2020, and it is unknown to what extent any corresponding decreases in the cost of fuel may impact the market for xEVs. Moreover, travel restrictions and social distancing efforts in response to the COVID-19 pandemic may negatively impact the commercial fleet industry, for an unknown, but potentially lengthy, period of time. Additionally, we may become subject to regulations that may require us to alter the design of our electrified powertrain solutions, which could negatively impact customer interest in our products.

We may in the future experience additional competition in current and potential future markets.

We work closely with traditional vehicle manufacturers to provide electrification solutions for their standard gas-powered vehicles. As a result, we have historically considered our relationship to such companies to be that of a market partner as opposed to a competitor. But as the vehicle electrification market continues to expand, traditional vehicle manufacturers may develop and market xEV solutions in larger vehicles or all electric versions of the same vehicles being deployed with our systems. In particular, Tesla, Inc. (“Tesla”), Hyliion, Inc. (“Hyliion”) and Nikola Corporation (“Nikola”) have announced their plans to bring Class 8 long haul battery electric vehicles and fuel cell electric vehicles to the market over the coming years. Cummins Inc., Daimler AG, Dana Incorporated, Navistar International Corporation, PACCAR Inc., Volvo Group, XOS Trucks and other commercial vehicle manufacturers have also announced their plans to bring Class 8 battery electric vehicles or FCEVs to the market.

In the event that traditional vehicle manufacturers develop xEV solutions that compete with vehicles outfitted with our electrification solutions, we will experience increased industry competition. Competitors may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their electric vehicles. Additionally, such competitors may have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships and other resources than we do. We may experience competition with respect to recruiting and retaining qualified research and development, sales, marketing and management personnel, as well as further competition in acquiring technologies complementary to, or necessary for, our products. Additional mergers and acquisitions may result in even more resources being concentrated in our competitors. There are no assurances that customers will choose our electrified systems or vehicles over those of our competitors, and future competition could have a material adverse effect on our business, financial condition and results of operations.

We, the OEMs and our suppliers are subject to substantial regulation, and unfavorable changes to, or failure by us, the OEMs or our suppliers to comply with, these regulations could substantially harm our business and operating results.

Our electrified powertrain solutions, and the sale of motor vehicles in general, are subject to substantial regulation under international, federal, state and local laws. OEMs and our suppliers also are currently, or may in the future, become subject to such regulations. We continue to evaluate requirements for licenses, approvals, certificates and governmental authorizations necessary to manufacture, sell or service our electrified powertrain solutions in the jurisdictions in which we plan to operate and intend to take such actions necessary to comply. We may experience difficulties in obtaining or complying with various licenses, approvals, certifications and other governmental authorizations necessary to manufacture, sell or service our electrified powertrain solutions in any of these jurisdictions. If we, OEMs or our suppliers are unable to obtain or comply with any of the licenses, approvals, certifications or other governmental authorizations necessary to carry out our operations in the jurisdictions in which they currently operate, or those jurisdictions in which they plan to operate in the future, our business, prospects, financial condition and operating results could be materially adversely affected. We expect to incur significant costs in complying with these regulations. Regulations related to the vehicle industry are evolving and we face risks associated with changes to these regulations, including but not limited to:

•	increased subsidies for corn and ethanol production, which could reduce the operating cost of vehicles that use ethanol or a combination of ethanol and gasoline;

•	low oil prices; and

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increased support from local, state and federal governments for other alternative fuel systems, such as but not limited to hydrogen, natural gas and bio-fuels, which could have an impact on the acceptance of our electrified powertrain solutions.

To the extent the laws change, our electrified powertrain solutions and our suppliers’ products may not comply with applicable international, federal, state or local laws, which would have an adverse effect on our business. Compliance with changing regulations could be burdensome, time consuming and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results would be adversely affected.

We are exposed to the credit risk of some of our direct customers, which subjects us to the risk of non-payment for our products.

We distribute our electrified powertrain solutions through a network of upfitters, OEMs and OEM dealers, some of which may not be well-capitalized and may be of a lower credit quality. This direct customer network subjects us to the risk of non-payment for our electrified powertrain solutions. In addition, during periods of economic downturn in the global economy, our exposure to credit risks from our direct customers may increase, and our efforts to monitor and mitigate the associated risks may not be effective. In the event of non-payment by one or more direct customers, our business, financial condition and results of operations could be materially adversely affected.

We may need to raise additional funds, which may not be available to us on favorable terms or at all. If we cannot raise additional funds when we need them, our business, prospects, financial condition and operating results could be negatively affected.

The design, production, sale and servicing of our electrified powertrain solutions is capital-intensive. We expect that following the Closing, no additional capital will be needed to achieve profitability. However, we may subsequently determine that additional funds are necessary earlier than anticipated. This capital may be necessary to fund our ongoing operations, continue research, development and design efforts and improve infrastructure. We may raise additional funds through the issuance of equity, equity related or debt securities or through obtaining credit from government or financial institutions. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our business, prospects, financial condition and operating results could be materially adversely affected.

If we are unable to establish and maintain confidence in our long-term business prospects among customers and analysts and within our industry, or are subject to negative publicity, then our financial condition, operating results, business prospects and access to capital may suffer materially.

Customers may be less likely to purchase our electric powertrain solutions if they are not convinced that our business will succeed or that our service and support and other operations will continue in the long term. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, in order to build and maintain our business, we must maintain confidence among customers, suppliers, analysts, ratings agencies and other parties in our products, long-term financial viability and business prospects. Maintaining such confidence may be particularly complicated by certain factors including those that are largely outside of our control, such as customer unfamiliarity with our electric powertrain solutions, any delays in scaling production, delivery and service operations to meet demand, competition and uncertainty regarding the future of hybrid electric vehicles or our other services and our production and sales performance compared with market expectations.

If we are unable to address the service requirements of our customers, our business, prospects, financial condition and operating results may be materially and adversely affected.

With further market penetration and expansion into new markets, we plan to increase our servicing network of our electrified powertrain solutions. Servicing xEVs is different than servicing traditional vehicles and requires specialized skills, including high voltage training and servicing techniques. We partner with upfitters to perform some or all of the servicing on our electrified powertrain solutions, and will need to expand our service network. There can be no assurance that we will be able to enter into an acceptable arrangement with any such third-party provider. Our customers will also depend on our customer support team to resolve technical and operational issues relating to the integrated software underlying our electrified powertrain solutions. Our ability to provide effective customer support is largely dependent on our ability to attract, train and retain qualified personnel with experience in supporting customers on platforms such as ours. As we continue to grow, additional pressure may be placed on our customer support team, and we may be unable to respond quickly enough to accommodate short-term increases in customer demand for technical support. We also may be unable to modify the future scope and delivery of our technical support to compete with changes in the technical support provided by our competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our operating results. If we are unable to successfully address the service requirements of our customers or establish a market perception that we do not maintain high-quality support, we may be subject to claims from our customers, including loss of revenue or damages, and our business, prospects, financial condition and operating results may be materially and adversely affected.

We are highly dependent on the services of Dimitri N. Kazarinoff, our Chief Executive Officer, and Thomas (Tod) J. Hynes III, our President, and if we are unable to retain Mr. Kazarinoff or Mr. Hynes, attract and retain key employees and hire qualified management, technical and vehicle engineering personnel, our ability to compete could be harmed.

Our success depends, in part, on our ability to retain our key personnel. We are highly dependent on the services of Dimitri N. Kazarinoff, our Chief Executive Officer, and Tod Hynes, our President. Mr. Kazarinoff and Mr. Hynes are the source of many, if not most, of the ideas and execution driving our company. If Mr. Kazarinoff or Mr. Hynes were to discontinue their service to us due to death, disability or any other reason, we would be significantly disadvantaged. The unexpected loss of or failure to retain one or more of our key employees could adversely affect our business.

Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel. Experienced and highly skilled employees are in high demand and competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including the execution of our global business strategy. We do not maintain, and we do not expect to maintain in the future, key man life insurance policies with respect to Dimitri N. Kazarinoff or Tod Hynes. Any failure by our management team and our employees to perform as expected may have a material adverse effect on our business, prospects, financial condition and operating results.

We face significant barriers to enter new markets, and if we cannot successfully overcome those barriers, our business will be negatively impacted.

The commercial trucking industry has traditionally been characterized by significant barriers to entry, including the ability to meet performance requirements or industry specifications, acceptance by OEMs and end users, investment costs of design and production, the need for specialized design and development expertise, regulatory requirements, establishing a brand name and image and the need to establish sales capabilities. If we are not able to overcome these barriers, our business, prospects, financial condition and operating results will be negatively impacted and our ability to grow our business will be harmed.

Future product recalls could materially adversely affect our business, prospects, financial condition and operating results.

Any product recall in the future, whether it involves us or a competitor’s product, may result in negative publicity, damage our brand and materially adversely affect our business, prospects, financial condition and operating results. For example, in 2019 we experienced two recalls that were subsequently remediated. In the future, we may voluntarily or involuntarily initiate a recall if any of our products (including the batteries we design, develop and manufacture) prove to be defective or noncompliant with applicable federal motor vehicle safety standards. Such recalls involve significant expense and diversion of management attention and other resources, which could adversely affect our brand image, as well as our business, prospects, financial condition and operating results.

Increases in costs, disruption of supply or shortage of our components, particularly battery cells, could harm our business.

In the production of our electrified powertrain solutions, we have experienced, and in the future may again experience, increases in the cost or a sustained interruption in the supply or shortage of our components. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. The prices for our components fluctuate depending on market conditions and global demand and could adversely affect our business, prospects, financial condition and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for battery cells. These risks include:

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the inability or unwillingness of current battery manufacturers to build or operate battery cell production facilities to supply the numbers of battery cells required to support the growth of the electric vehicle industry as demand for such cells increases;

•	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

•	an increase in the cost of raw materials.

Any disruption in the supply of battery cells could temporarily disrupt production of our electrified powertrain solutions until a different supplier is fully qualified. Moreover, battery cell manufacturers may refuse to supply electric vehicle manufacturers if they determine that the vehicles are not sufficiently safe. Furthermore, fluctuations or shortages in petroleum and other economic conditions have in the past and may again in the future cause us to experience significant increases in freight charges. Substantial increases in the prices for raw materials have in the past and may again in the future increase the cost of our components and consequently, the costs of products. There can be no assurance that we will be able to recoup increasing costs of our components by increasing prices, which could reduce our margins.

Vehicles equipped with our electrified powertrain solutions will make use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.

The battery packs within our electrified powertrain solutions will make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack is designed to contain any single cell’s release of energy without spreading to neighboring cells, a field or testing failure of our vehicles or other battery packs that we produce could occur, which could subject us to lawsuits, product recalls, or redesign efforts, all of which would be time consuming and expensive. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications or any future incident involving lithium-ion cells, such as a vehicle or other fire, even if such incident does not involve our vehicles, could seriously harm our business and reputation.

In addition, we store battery packs in our facility prior to sending such battery packs to upfitters for installation on vehicles. Any mishandling of battery cells may cause disruption to the operation of our facilities. While we have implemented safety procedures related to the handling of the cells, a safety issue or fire related to the cells could disrupt our operations. Such damage or injury could lead to adverse publicity and potentially a safety recall. Moreover, any failure of a competitor’s electric vehicle or energy storage product may cause indirect adverse publicity for us and our products. Such adverse publicity could negatively affect our brand and harm our business, prospects, financial condition and operating results.

We have been, and may in the future be, adversely affected by the global COVID-19 pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm our business, prospects, financial condition and operating results.

There has been a widespread worldwide impact from the COVID-19 pandemic, and we have been, and may in the future be, adversely affected as a result. Numerous government regulations and public advisories, as well as shifting social behaviors, have temporarily limited or closed non-essential transportation, government functions, business activities and person-to-person interactions, and the duration of such trends is difficult to predict. Reduced operations and production line shutdowns at vehicle OEMs due to COVID-19, limitations on travel by our personnel and personnel of our customers, and future delays or shutdowns of vehicle OEMs or our suppliers could impact our ability to meet customer orders. We also instituted certain temporary cost reduction measures such as reducing or deferring discretionary spending.

Our operations and timelines may also be affected by global economic markets and levels of consumer comfort and spending, which could impact demand in the worldwide transportation industries. Because the impact of current conditions on an ongoing basis is yet largely unknown, is rapidly evolving and has been varied across geographic regions, this ongoing assessment will be particularly critical to allow us to accurately project demand and infrastructure requirements globally and deploy our workforce and other resources accordingly. If current global market conditions continue or worsen, or if we cannot or do not resume reduced operations at a rate commensurate with such conditions or resume full operational capacity and are later required to or choose to reduce such operations again, our business, prospects, financial condition and operating results could be materially harmed.

Our insurance strategy may not be adequate to protect us from all business risks.

In the ordinary course of business, we may be subject to losses resulting from products liability, accidents, acts of God and other claims against us, for which we may have no insurance coverage. While we currently carry commercial general liability, commercial automobile liability, excess liability and workers’ compensation policies, we may not maintain sufficient insurance coverage, and in some cases, we may not maintain any at all. Additionally, the policies that we do have may include significant deductibles, and we cannot be certain that our insurance coverage will be sufficient to cover all future claims against us. A loss that is uninsured or exceeds policy limits may require us to pay substantial amounts, which could materially adversely affect our financial condition and operating results.

We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

We have entered into strategic alliances, and may in the future enter into additional strategic alliances or joint ventures or minority equity investments, in each case with various third parties for the production of our electrified powertrain solutions as well as with other collaborators with capabilities on data and analytics, engineering and installation channels. These alliances subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

Strategic business relationships will be an important factor in the growth and success of our business. However, there are no assurances that we will be able to continue to identify or secure suitable business relationship opportunities in the future or our competitors may capitalize on such opportunities before we do. Moreover, identifying such opportunities could require substantial management time and resources, and negotiating and financing relationships involves significant costs and uncertainties. If we are unable to successfully source and execute on strategic relationship opportunities in the future, our overall growth could be impaired, and our business, prospects, financial condition and operating results could be materially adversely affected.

When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

Work stoppages or similar difficulties could significantly disrupt our operations.

A work stoppage, including due to the COVID-19 pandemic, at one or more of our or our outsourcing partners’, suppliers and vehicle OEMs has in the past due to the COVID-19 pandemic and could again in the future have a material adverse effect on our business. In addition, if a significant customer were to experience a work stoppage, that customer could halt or limit purchases of our products. Also, a significant disruption in the supply of a key component due to a work stoppage at one of our suppliers could have a material adverse effect on our business.

We are subject to cybersecurity risks to operational systems, security systems, infrastructure, integrated software in our electrified powertrain solutions and customer data processed by our or third-party vendors or suppliers and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent us from effectively operating our business.

We are at risk for interruptions, outages and breaches of: (a) operational systems, including business, financial, accounting, product development, data processing or production processes, owned by us or our third-party vendors or suppliers; (b) facility security systems, owned by us or our third-party vendors or suppliers; (c) transmission control modules or other in-product technology, owned by us or our third-party vendors or suppliers; (d) the integrated software in our electrified powertrain solutions; or (e) customer or driver data that our processes or our third-party vendors or suppliers process on our behalf. Such cyber incidents could: materially disrupt operational systems; result in loss of trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers, drivers or others; jeopardize the security of our facilities; or affect the performance of transmission control modules or other in-product technology and the integrated software in our electrified powertrain solutions. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. Although we maintain information technology measures designed to protect ourselves against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and we cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies or produce, sell, deliver and service our electric powertrain solutions, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that these systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted, our ability to accurately and timely report our financial results could be impaired, and deficiencies may arise in our internal control over financial reporting, which may impact our ability to certify our financial results. Moreover, our proprietary information or intellectual property could be compromised or misappropriated and our reputation may be adversely affected. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could impact production capability, harm our reputation, cause us to breach our contracts with other parties or subject us to regulatory actions or litigation, any of which could materially affect our business, prospects, financial condition and operating results. In addition, our insurance coverage for cyberattacks may not be sufficient to cover all the losses we may experience as a result of a cyber-incident.

We also collect, store, transmit and otherwise process customer, driver and employee and others’ data as part of our business and operations, which may include personal data or confidential or proprietary information. We also work with partners and third-party service providers or vendors that collect, store and process such data on our behalf and in connection with our products and services. There can be no assurance that any security measures that we or our third-party service providers or vendors have implemented will be effective against current or future security threats. While we have developed systems and processes designed to protect the availability, integrity, confidentiality and security of our and our customers’, drivers’, employees’ and others’ data, our security measures or those of our third-party service providers or vendors could fail and result in unauthorized access to or disclosure, acquisition, encryption, modification, misuse, loss, destruction or other compromise of such data. If a compromise of such data were to occur, we may become liable under our contracts with other parties and under applicable law for damages and incur penalties and other costs to respond to, investigate and remedy such an incident. Laws in all 50 states require us to provide notice to customers, regulators, credit reporting agencies and others when certain sensitive information has been compromised as a result of a security breach. Such laws are inconsistent and compliance in the event of a widespread data breach could be costly. Depending on the facts and circumstances of such an incident, these damages, penalties, fines and costs could be significant. Such an event could harm our reputation and result in litigation against us. Any of these results could materially adversely affect our business, prospects, financial condition and operating results.

Any unauthorized control or manipulation of the information technology systems in our electrified powertrain solutions could result in loss of confidence in us and our electrified powertrain solutions and harm our business.

Our electrified powertrain solutions contain complex information technology systems and built-in data connectivity to accept and install periodic remote updates to improve or update functionality. We have designed, implemented and tested security measures intended to prevent unauthorized access to our information technology networks, our electrified powertrain solutions and related systems. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks and systems to gain control of or to change our electrified powertrain solutions’ functionality, user interface and performance characteristics, or to gain access to data stored in or generated by the vehicles. Future vulnerabilities could be identified and our efforts to remediate such vulnerabilities may not be successful. Any unauthorized access to or control of our electrified powertrain solutions, or any loss of customer data, could result in legal claims or proceedings and remediation of such problems could result in significant, unplanned capital expenditures. In addition, regardless of their veracity, reports of unauthorized access to our electrified powertrain solutions or data, as well as other factors that may result in the perception that our electrified powertrain solutions or data are capable of being “hacked,” could negatively affect our brand and harm our business, prospects, financial condition and operating results.

We are subject to evolving laws, regulations, standards and contractual obligations related to data privacy and security, and our actual or perceived failure to comply with such obligations could harm our reputation, subject us to significant fines and liability or adversely affect our business.

We intend to use our in-vehicle services and functionality to log information about each vehicle’s use in order to aid our in-vehicle diagnostics and servicing. Our customers or their drivers may object to the use of this data, which may increase our vehicle maintenance costs and harm our business prospects. Collection of our customers’, employees’ and others’ information in conducting our business may subject us to various legislative and regulatory burdens related to data privacy and security that could require notification of data breaches, restrict our use of such information and hinder our ability to acquire new customers or market to existing customers. The regulatory framework for data privacy and security is rapidly evolving, and we may not be able to monitor and react to all developments in a timely manner. For example, California requires connected devices to maintain minimum information security requirements. As legislation continues to develop, we will likely be required to expend significant additional resources to continue to modify or enhance our protective measures and internal processes to comply with such legislation. In addition, non-compliance with these laws or a significant breach of our third-party service providers’ or vendors’ or our own network security and systems could have serious negative consequences for our business and future prospects, including possible fines, penalties and damages, reduced customer demand for our vehicles and harm to our reputation and brand.

We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in building our production facilities.

Our operations are and will be subject to international, federal, state and local environmental laws and regulations, including laws relating to the use, handling, storage, disposal of and human exposure to hazardous materials. Environmental and health and safety laws and regulations can be complex, and we have limited experience complying with them. Moreover, we expect that we will be affected by future amendments to such laws or other new environmental and health and safety laws and regulations which may require us to change our operations, potentially resulting in a material adverse effect on our business, prospects, financial condition and operating results. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties, third-party damages, suspension of production or a cessation of our operations.

Contamination at properties we own or operate, properties we formerly owned or operated or to which hazardous substances were sent by us, may result in liability for us under environmental laws and regulations, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, which can impose liability for the full amount of remediation-related costs without regard to fault, for the investigation and cleanup of contaminated soil and ground water, for building contamination and impacts to human health and for damages to natural resources. The costs of complying with environmental laws and regulations and any claims concerning noncompliance, or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or operating results. We may face unexpected delays in obtaining required permits and approvals that could require significant time and financial resources and delay our ability to operate these facilities, which would adversely impact our business, prospects, financial condition and operating results.

Our electrified powertrain solutions could face competition from original equipment manufacturers and other providers of electrification solutions that enter the commercial vehicle electrification market.

The vehicle electrification market has expanded significantly since we were founded in 2009. While we currently face limited direct competition in the commercial vehicle electrification market, which includes companies such as Hyliion, Workhorse Group Inc. (“Workhorse”), Nikola and Lordstown Motors Corp. (“Lordstown”), because we source all of our components from third party suppliers, some of which under non-exclusive contracts, it is possible that competitors may enter the market in the future. In addition, OEMs that have traditionally focused on the consumer market may expand into the commercial markets. If these companies or other OEMs or providers of electrification solutions expand into the commercial markets, we will face increased direct competition, which could have a material adverse effect on our product prices, market share, revenue and profitability.

The performance characteristics of our electrified powertrain solutions, including fuel economy and emissions levels, may vary, including due to factors outside of our control.

The performance characteristics of our electrified powertrain solutions may vary due to factors outside of our control. External factors that may impact the performance characteristics include fuel economy and emissions levels. For instance, the estimated fuel savings and fuel economy of vehicles installed with our electrified powertrain solutions may vary depending on factors including, but not limited to, driver behavior, speed, terrain, hardware efficiency, payload, vehicle and weather conditions. In addition, greenhouse gas (“GHG”) emissions of vehicles installed with our electrified powertrain solutions may also vary due to external factors, including the type of fuel, driver behavior, the efficiency and certification of the engine and where the engine is being operated. Additionally, the total emissions generated is subject to how the electricity used to charge our plug in products is generated, which is also outside of our control. These external factors, as well as any operation of our electrified powertrain solutions other than as intended, may result in emissions levels that are greater than we expect. Due to these factors, there can be no guarantee that the operators of vehicles using our electrified powertrain solutions will realize the expected fuel savings and fuel economy and GHG emission reductions.

Our suppliers may rely on complex machinery for our component production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

Our suppliers may rely on complex machinery for the production and assembly of components used in our electrified powertrain solutions, which will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Some of our suppliers’ production facilities consist of large-scale machinery combining many components. These components may suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, seismic activity and natural disasters. Should operational risks materialize, they may result in the personal injury to or death of workers, the loss of production equipment, damage to production facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, prospects, financial condition or operating results.

We have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements and have other adverse consequences.

As a private company, we had not been required to document and test our internal controls over financial reporting nor had management been required to certify the effectiveness of our internal controls and our auditors had not been required to opine on the effectiveness of our internal control over financial reporting. Similarly, we had not been subject to the SEC’s internal control reporting requirements. Following the Business Combination, we became subject to these requirements.

In the course of preparing the financial statements for the year ended December 31, 2019, we identified a number of adjustments to our financial statements that resulted in a restatement of previously issued financial statements. In addition, we identified material weaknesses in internal control over financial reporting, which relate to insufficient technical accounting resources and lack of segregation of duties. A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis. These deficiencies could result in misstatements to our financial statements that would be material and would not be prevented or detected on a timely basis.

Our management has concluded that these material weaknesses in our internal control over financial reporting are due to the fact that, prior to the Business Combination, we were a private company with limited resources. We did not have the necessary business processes and related internal controls, or the appropriate resources or level of experience and technical expertise, that would be required to oversee financial reporting processes or to address the accounting and financial reporting requirements. Our management is in the process of developing a remediation plan. The material weaknesses will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Our management will monitor the effectiveness of our remediation plans and will make changes management determines to be appropriate.

If not remediated, these material weaknesses could result in further material misstatements to our annual or interim financial statements that would not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Common Stock could be adversely affected and we could become subject to litigation or investigations by the NYSE, the SEC or other regulatory authorities, which could require additional financial and management resources.

Insufficient warranty reserves to cover future warranty claims could materially adversely affect our business, prospects, financial condition and operating results.

As our business expands the sale of our electrified powertrain solutions, we will need to increase warranty reserves to cover warranty-related claims. If our warranty reserves are inadequate to cover future warranty claims on our vehicles, our business, prospects, financial condition and operating results could be materially and adversely affected. We may become subject to significant and unexpected warranty expenses as well as claims from our customers, including loss of revenue or damages. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

Inability to leverage vehicle and customer data could impact our software algorithms and impact research and development operations.

We rely on data collected from the use of fleet vehicles outfitted with our products, including vehicle data and data related to battery usage statistics. We use this data in connection with our software algorithms and the research, development and analysis of our products. Our inability to obtain this data or the necessary rights to use this data could result in delays or otherwise negatively impact our research and development efforts.

Interruption or failure of our information technology and communications systems could impact our ability to effectively provide our services.

We plan to include in-vehicle services and functionality that utilize data connectivity to monitor performance and timely capture opportunities to enhance over-the-road performance for cost-saving preventative maintenance. The availability and effectiveness of our services depend on the continued operation of information technology and communications systems. Our systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm our systems. We utilize reputable third-party service providers or vendors for all of our data other than our source code, and these providers could also be vulnerable to harms similar to those that could damage our systems, including sabotage and intentional acts of vandalism causing potential disruptions. Some of our systems will not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any problems with our third-party cloud hosting providers could result in lengthy interruptions in our data services. In addition, our in-vehicle services and functionality are highly technical and complex technology which may contain errors or vulnerabilities that could result in interruptions in our business or the failure of our systems.

Our electrified powertrain solutions rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if we are unsuccessful in addressing or mitigating technical limitations in our systems, our business could be adversely affected.

Our electrified powertrain solutions rely on software and hardware, including software and hardware developed or maintained internally or by third parties, that is highly technical and complex and will require modification and updates over the life of the vehicle. In addition, our electrified powertrain solutions depend on the ability of such software and hardware to store, retrieve, process and manage immense amounts of data. Our software and hardware may contain errors, bugs, vulnerabilities, design defects or technical limitations, and our systems are subject to certain technical limitations that may compromise our ability to meet our objectives. Some errors, bugs or vulnerabilities within our software or hardware may be difficult to detect and may only be discovered after the code has been released for external or internal use. Although we attempt to remedy any issues we observe in our products as effectively and rapidly as possible, such efforts may not be timely, may hamper production or may not resolve issues to the satisfaction of our customers. Additionally, even if we are able to deploy updates to the software addressing any issues, our over-the-air update procedures may fail to properly update the software. In such an instance, affected vehicles would need to be brought to an upfitter or to one of our service team members for updates to be installed, and the software would remain subject to vulnerabilities until such time as the updates are installed. If we are unable to prevent or effectively remedy errors, bugs, vulnerabilities or defects in our software and hardware, we may suffer damage to our reputation, loss of customers, loss of revenue or liability for damages, any of which could adversely affect our business and financial results.

If our electrified powertrain solutions fail to perform as expected, our ability to develop, market and sell our electrified powertrain solutions could be harmed.

Our electrified powertrain solutions may contain defects in design and production that may cause them not to perform as expected or may require repair. There can be no assurance that we will be able to detect and fix any defects in our electrified powertrain solutions. We may experience recalls in the future, which could adversely affect our brand and could adversely affect our business, prospects, financial condition and operating results. Our electrified powertrain solutions may not perform consistent with customers’ expectations or consistent with other vehicles which may become available. Any product defects or any other failure of our electrified powertrain solutions and software to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, negative publicity, product liability claims and significant warranty and other expenses and could have a material adverse impact on our business, prospects, financial condition and operating results. Additionally, problems and defects experienced by other electrified powertrain fleet solutions could by association have a negative impact on perception and customer demand for our electrified powertrain solutions.

Developments in alternative technology or improvements in the internal combustion engine may adversely affect the demand for our electrified powertrain solutions.

Significant developments in alternative technologies, such as battery cell technology, advanced diesel, ethanol or natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business, prospects, financial condition and operating results in ways we do not currently anticipate. Existing and other battery cell technologies, fuels or sources of energy may emerge as customers’ preferred alternative to our electrified powertrain solutions. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new electrified powertrain solutions, which could result in the loss of competitiveness, decreased revenue and a loss of market share to competitors. Our research and development efforts may not be sufficient to adapt to changes in alternate technology. As technologies change, we plan to upgrade or adapt our electrified powertrain solutions with the latest technology, in particular battery cell technology. However, our electrified powertrain solutions may not compete effectively with alternative systems if we are not able to source and integrate the latest technology into our electrified powertrain solutions.

Our beliefs regarding the ability of our electrified powertrain solutions to limit carbon intensity and reduce GHG emissions and contribute to global decarbonization may be based on materially inaccurate assumptions.

We believe that our electrified powertrain solutions, to the extent adopted, may have the ability to limit carbon intensity and reduce GHG emissions from fleet operations; however, these beliefs are based on certain assumptions, including, but not limited to, our projections of the fuel types used, driver behavior and our electrified powertrain solutions’ efficiencies and performance. To the extent our assumptions are materially incorrect or incomplete, it could adversely impact our business, prospects, financial condition and operating results. In addition, if our assumptions regarding the ability of our solutions to limit carbon intensity and reduce GHG emissions from trucking operations are materially incorrect or incomplete, or if our beliefs regarding the availability of our products are materially incorrect or incomplete, it is possible that our competitors’ technology may be better at limiting carbon intensity and reducing GHG emissions in certain circumstances and in certain markets.

We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and the NYSE. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase our net loss. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board advisors or as executive officers.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the post-combination company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. We are in the process of upgrading our finance and accounting systems to an enterprise system suitable for a public company, and a delay could impact our ability or prevent we from timely reporting our operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

Our employees and independent contractors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could have an adverse effect on our business, prospects, financial condition and operating results.

We are exposed to the risk that our employees and independent contractors may engage in misconduct or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or other activities that violate laws and regulations, including production standards, U.S. federal and state fraud, abuse, data privacy and security laws, other similar non-U.S. laws or laws that require the true, complete and accurate reporting of financial information or data. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. In addition, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, prospects, financial condition and operating results, including, without limitation, the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgement, integrity oversight and reporting obligations to resolve allegations of non-compliance, imprisonment, other sanctions, contractual damages, reputational harm, diminished profits and future earnings and curtailment of our operations, any of which could adversely affect our business, prospects, financial condition and operating results.

Changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences, could adversely affect our business, prospects, financial condition and operating results.

The U.S. government has adopted a new approach to trade policy and in some cases has attempted to renegotiate or terminate certain existing bilateral or multi-lateral trade agreements. It has also imposed tariffs on certain foreign goods, including steel and certain commercial vehicle parts, which have begun to result in increased costs for goods imported into the U.S. In response to these tariffs, a number of U.S. trading partners have imposed retaliatory tariffs on a wide range of U.S. products, which makes it more costly for us to export our products to those countries. If we are unable to pass price increases on to our customer base or otherwise mitigate the costs, or if demand for our exported products decreases due to the higher cost, our operating results could be materially adversely affected. In addition, further tariffs have been proposed by the U.S. and our trading partners and additional trade restrictions could be implemented on a broader range of products or raw materials. The resulting environment of retaliatory trade or other practices could have a material adverse effect on our business, prospects, financial condition, operating results, customers, suppliers and the global economy.

We intend in the future to expand internationally and will face risks associated with our international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm our business.

We will face risks associated with our future international operations, including possible unfavorable regulatory, political, tax and labor conditions, which could harm our business. We anticipate having international operations which would subject us to the legal, political, regulatory and social requirements and economic conditions in any future jurisdictions. Additionally, as part of our growth strategy, we intend to expand our sales and servicing programs internationally. However, we have no experience to date selling and servicing our electrified powertrain solutions internationally except for in Canada, and such expansion would require us to make significant expenditures, including the hiring of local employees and establishing facilities, in advance of generating any revenue. We are subject to a number of risks associated with international business activities that may increase our costs, impact our ability to sell our electrified powertrain solutions and require significant management attention. These risks include:

•	conforming our electrified powertrain solutions to various international regulatory requirements where our electrified powertrain solutions are sold, or homologation;

•

difficulties in obtaining or complying with various licenses, approvals, certifications and other governmental authorizations necessary to manufacture, sell or service our electrified powertrain solutions in any of these jurisdictions;

•	difficulty in staffing and managing foreign operations;

•	difficulties attracting customers in new jurisdictions;

•

foreign government taxes, regulations and permit requirements, including foreign taxes that we may not be able to offset against taxes imposed upon our in the U.S., and foreign tax and other laws limiting our ability to repatriate funds to the U.S.;

•	fluctuations in foreign currency exchange rates and interest rates, including risks related to any interest rate swap or other hedging activities our undertakes;

•	U.S. and foreign government trade restrictions, tariffs and price or exchange controls;

•	foreign labor laws, regulations and restrictions;

•	changes in diplomatic and trade relationships;

•	political instability, natural disasters, global health concerns, including health pandemics such as the COVID-19 pandemic, war or events of terrorism; and

•	the strength of international economies.

If we fail to successfully address these risks, our business, prospects, financial condition and operating results could be materially harmed.

We are subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. We could face criminal liability and other serious consequences for violations, which could harm our business.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct or will conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors and other collaborators from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors and other collaborators, even if we do not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

We are subject to governmental export and import control laws and regulations. Our failure to comply with these laws and regulations could have an adverse effect on our business, prospects, financial condition and operating results.

Our products and solutions are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. U.S. export control laws and regulations and economic sanctions prohibit the shipment of certain products and services to U.S. embargoed or sanctioned countries, governments and persons. In addition, complying with export control and sanctions regulations for a particular sale may be time-consuming and result in the delay or loss of sales opportunities. Exports of our products and technology must be made in compliance with these laws and regulations. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges, fines, which may be imposed on our and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.

In addition, changes in our products or solutions or changes in applicable export or import laws and regulations may create delays in the introduction and sale of our products and solutions in international markets, increase costs due to changes in import and export duties and taxes, prevent our customers from deploying our products and solutions or, in some cases, prevent the export or import of our products and solutions to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of our products and solutions or in our decreased ability to export or sell our products and solutions to customers. Any decreased use of our products and solutions or limitation on our ability to export or sell our products and solutions would likely adversely affect our business, prospects, financial condition and operating results.

Regulatory requirements may have a negative effect upon our business.

All vehicles sold must comply with international, federal, and state motor vehicle safety standards. In the United States, vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Our products may be subject to substantial regulation under federal, state, and local laws and standards. These regulations include those promulgated by the U.S. EPA, the National Highway Traffic Safety Administration, Pipeline and Hazardous Materials Safety Administration and various state boards, and compliance certification is required for each new model year. These laws and standards are subject to change from time to time and we could become subject to these regulations in the future. In addition, federal, state, and local laws and industrial standards for electric vehicles are still developing. Compliance with these regulations could be challenging, burdensome, time consuming, and expensive. If compliance results in delays or substantial expenses, our business could be materially adversely affected.

We may need to defend ourselves against patent, copyright or trademark infringement claims or trade secret misappropriation claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our electrified powertrain solutions, which could make it more difficult for us to operate our business. We may receive inquiries from patent, copyright or trademark owners inquiring whether we infringe upon their proprietary rights. We may also be the subject of allegations that we have misappropriated their trade secrets or other proprietary rights. Companies owning patents or other intellectual property rights relating to battery packs, electric motors, or electronic power management systems may allege infringement or misappropriation of such rights. In response to a determination that we have infringed upon or misappropriated a third party’s intellectual property rights, we may be required to do one or more of the following:

•	cease development, sales or use of our products that incorporate the asserted intellectual property;

•	pay substantial damages;

•	obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or at all; or

•	redesign one or more aspects or systems of our electrified powertrain solutions.

A successful claim of infringement or misappropriation against us could materially adversely affect our business, prospects, financial condition and operating results. Any litigation or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, prospects, financial condition and operating results. For example, we purchase many of the components for our hybrid systems from third party manufacturers and may not be able to prevent competitors from using these third party components. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology.

The protection of our intellectual property rights will be important to our future business opportunities. However, the measures we take to protect our intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•	any patent applications our submits may not result in the issuance of patents;

•	the scope of our issued patents, including our patent claims, may not be broad enough to protect our proprietary rights;

•	our issued patents may be challenged or invalidated by our competitors;

•	our employees or business partners may breach their confidentiality, non-disclosure and non-use obligations to us;

•	third-parties may independently develop technologies that are the same or similar to ours;

•	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable; and

•	current and future competitors may circumvent our intellectual property.

Patent, trademark, copyright and trade secret laws vary throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the U.S. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be difficult. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the U.S.

Also, while we have registered trademarks in an effort to protect our investment in our brand and goodwill with customers, competitors may challenge the validity of those trademarks and other brand names in which we have invested. Such challenges can be expensive and may adversely affect our ability to maintain the goodwill gained in connection with a particular trademark.

Our intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. We also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that issued patents will afford protection against competitors with similar technology. In addition, our competitors may design around issued patents, which may adversely affect our business, prospects, financial condition and operating results.

Changes in tax laws may materially adversely affect our business, prospects, financial condition and operating results.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could adversely affect our business, prospects, financial condition and operating results. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. For example, U.S. federal tax legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act (the “Tax Act”), enacted many significant changes to the U.S. tax laws. Future guidance from the IRS with respect to the Tax Act may affect our, and certain aspects of the Tax Act could be repealed or modified in future legislation. The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) has already modified certain provisions of the Tax Act. In addition, we are uncertain if and to what extent various states will conform to the Tax Act, the CARES Act or any newly enacted federal tax legislation.

Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes.

We have incurred losses during our history and do not expect to become profitable in the near future, and may never achieve profitability. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all. As of December 31, 2019, our had U.S. federal net operating loss carryforwards of approximately $57.4 million.

Under the Tax Act, as modified by the CARES Act, U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the Tax Act or the CARES Act.

In addition, our net operating loss carryforwards are subject to review and possible adjustment by the IRS and state tax authorities. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the

“Code”), our federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in the ownership of the Company. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize our net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with the Business Combination or other transactions. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from the Business Combination or other transactions, or any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes. If we earn taxable income, such limitations could result in increased future income tax liability to us and our future cash flows could be adversely affected. We have recorded a full valuation allowance related to our net operating loss carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

The Business Combination may not allow us to effectively manage our tax risks and costs.

We could be subject to audits conducted by tax authorities, and the resolution of such audits could significantly impact our tax costs and rate in future periods, as would any reclassification or other matter (such as changes in applicable accounting rules) that increases the amounts we have provided for income taxes in our consolidated financial statements. We may also be exposed to sales tax liability. There can be no assurance that we would be successful in attempting to mitigate the adverse impacts resulting from any changes in law, audits and other matters. Our inability to mitigate the negative consequences of any changes in the law, audits and other matters could cause our effective tax rate to increase and our results of operations to suffer.

We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply. As a result, our business, prospects, financial condition and operating results may be adversely affected.

We have previously applied and may again in the future apply for federal and state grants, loans and tax incentives under government programs designed to stimulate the economy and support the production of alternative fuel and electric vehicles and related technologies. We anticipate that in the future there will be new opportunities for us to apply for grants, loans and other incentives from federal, state and foreign governments. Our ability to obtain funds or incentives from government sources is subject to the availability of funds under applicable government programs and approval of our applications to participate in such programs. The application process for these funds and other incentives will likely be highly competitive. We cannot assure you that we will be successful in obtaining any of these additional grants, loans and other incentives.

Risks Related to Ownership of Our Securities

Concentration of ownership among our existing executive officers, directors and their respective affiliates may prevent new investors from influencing significant corporate decisions.

Our executive officers, directors and their respective affiliates as a group beneficially own approximately 14.3% of our outstanding Common Stock. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our Common Stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

The price of our Common Stock may be volatile.

The price of our Common Stock may fluctuate due to a variety of factors, including:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in industry;

•	mergers and strategic alliances in the industry in which we operate;

•	market prices and conditions in the industry in which we operate;

•	changes in government regulation;

•	potential or actual military conflicts or acts of terrorism;

•	announcements concerning us or our competitors; and

•	the general state of the securities markets.

These market and industry factors may materially reduce the market price of our Common Stock, regardless of our operating performance.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Common Stock.

We expect that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Our stock price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our stock price or trading volume could decline. While we expect research analyst coverage, if no analysts commence coverage of us, the trading price and volume for our Common Stock could be adversely affected.

We may issue additional shares of Common Stock or other equity securities without your approval, which will dilute your ownership interests and may depress the market price of our Common Stock.

We have options and warrants outstanding to purchase up to an aggregate of 23,124,340 shares of our Common Stock, including Public Warrants to purchase 7,666,667 shares, Private Placement Warrants to purchase 4,233,333 shares and options and warrants to purchase up to 11,224,340 shares. We also have the ability to initially issue up to 12,800,000 shares of Common Stock under the XL Fleet Corp. 2020 Equity Incentive Plan (the “2020 Plan”). Pursuant to the 2020 Plan, the number of shares available for issuance automatically increases annually on the first day of each fiscal year during the period beginning with the fiscal year immediately following the fiscal year during which the 2020 Plan is first approved by the our stockholders, and ending on the second day of fiscal year 2030, in an amount equal to the lesser of: (a) 5% of the number of outstanding shares of Common Stock on such date; and (b) an amount determined by the plan administrator. We may issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

Our issuance of additional shares of Common Stock or other equity securities of equal or senior rank would have the following effects:

•	our existing stockholders’ proportionate ownership interest in our will decrease;

•	the amount of cash available per share, including for payment of dividends (if any) in the future, may decrease;

•	the relative voting strength of each previously outstanding share of common stock may be diminished; and

•	the market price of our shares of Common Stock may decline.

Our charter contains anti-takeover provisions that could adversely affect the rights of our stockholders.

Our Certificate of Incorporation contains provisions to limit the ability of others to acquire control of our or cause we to engage in change-of-control transactions, including, among other things:

•

provisions that authorize our board of directors, without action by our stockholders, to issue additional shares of common stock and preferred stock with preferential rights determined by our board of directors;

•	provisions that permit only a majority of our board of directors to call stockholder meetings and therefore do not permit stockholders to call stockholder meetings;

•

provisions that impose advance notice requirements, minimum shareholding periods and ownership thresholds, and other requirements and limitations on the ability of stockholders to propose matters for consideration at stockholder meetings;

•	provisions limiting stockholders’ ability to act by written consent; and

•	a staggered board whereby our directors are divided into three classes, with each class subject to retirement and re-election once every three years on a rotating basis.

These provisions could have the effect of depriving our stockholders of an opportunity to sell their Common Stock at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. With our staggered board of directors, at least two annual or special meetings of stockholders will generally be required in order to effect a change in a majority of our directors. Our staggered board of directors can discourage proxy contests for the election of our directors and purchases of substantial blocks of our shares by making we more difficult for a potential acquirer to gain control of our board of directors in a relatively short period of time.

Our Certificate of Incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Certificate of Incorporation requires us, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that we finds favorable for disputes with our or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. We cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, our may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our Certificate of Incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

We may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to warrantholders, thereby making such Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you (a) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (c) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Private Placement Warrants will be redeemable by us for cash so long as they are held by the Sponsor or its permitted transferees.

In addition, we may redeem your Warrants after they become exercisable for a number of shares of Common Stock determined based on the redemption date and the fair market value of our Common Stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the Warrants are “out-of-the-money,” in which case, you would lose any potential embedded value from a subsequent increase in the value of our Common Stock had your Warrants remained outstanding.

There is no guarantee that the Warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for our Public Warrants is $11.50 per share of Common Stock. There is no guarantee that the Public Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, the price and trading volume of our Common Stock could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover us were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

A significant portion of our total outstanding shares of our Common Stock are restricted from immediate resale, but may be resold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock. In connection with the consummation of the Business Combination, certain of Legacy XL’s stockholders and each initial stockholder of Pivotal entered into lockup agreements with us which provides that the Common Stock issued to such holders in connection with the Business Combination is subject to a 12-month lock-up period during which the holders have agreed, subject to certain restrictions, not to, directly or indirectly, sell, transfer or otherwise dispose of their shares, which period may be earlier terminated if the reported closing sale price of the Common Stock equals or exceeds $15.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations or other similar transactions) for a period of 20 trading days during any 30-trading day period commencing at least 150 days following the consummation of the Business Combination, subject to certain exceptions.

Furthermore, under a registration rights agreement and the Subscription Agreements, we are required to file a registration statement within 45 days after the Closing to register the resale of any shares of Common Stock issued to the Sponsor, the Subscribers pursuant to the Subscription Agreements and certain of the stockholder parties.

We may issue additional Common Stock or preferred stock, including under our equity incentive plan. Any such issuances would dilute the interest of our stockholders and likely present other risks.

We may issue a substantial number of additional shares of common or preferred stock, including under our equity incentive plan. Any such issuances of additional shares of common or preferred stock:

•	may significantly dilute the equity interests of our investors;

•	may subordinate the rights of holders of Common Stock if preferred stock is issued with rights senior to those afforded our Common Stock;

•

could cause a change in control if a substantial number of shares of our Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our Common Stock and/or Public Warrants.

USE OF PROCEEDS

All of the Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $136.85 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds, if any, from the exercise of the Warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the NYSE under the symbol “XL WS.”

We cannot currently determine the price or prices at which shares of our Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Common Stock and Public Warrants are currently listed on the NYSE under the symbols “XL” and “XL WS,” respectively. Prior to the consummation of the Business Combination, Pivotal’s Units, Pivotal’s Class A Common Stock and Pivotal’s Public Warrants were listed on the NYSE under the symbols “PIC.U”, “PIC” and “PIC WS,” respectively. Upon consummation of the Business Combination, Pivotal’s Units automatically separated into the component securities, Pivotal’s Class A Common Stock was reclassified as Common Stock and Pivotal’s Public Warrants were reclassified as our Public Warrants. As of December 21, 2020 following the completion of the Business Combination, there were 131 holders of record of our Common Stock and 5 holders of record of our Warrants and Legacy XL Warrants.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors (the “Board”) and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

In connection with the Business Combination, our stockholders approved the 2020 Plan on December 21, 2020, which became effective immediately upon the Closing. In addition, in connection with the Business Combination we assumed the Legacy XL 2010 Equity Incentive Plan (the “2010 Plan”) and all options outstanding under the 2010 Plan.

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under the 2020 Plan and the 2010 Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of Common Stock underlying the 2020 Plan and the 2010 Plan. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

SELECTED FINANCIAL INFORMATION OF LEGACY XL

The following table shows selected historical financial information of Legacy XL for the periods and as of the dates indicated.

Legacy XL’s consolidated balance sheet data as of September 30, 2020 and consolidated statement of operations data for the nine months ended September 30, 2020 are derived from Legacy XL’s unaudited financial statements included elsewhere in this prospectus. Legacy XL’s consolidated balance sheet data as of December 31, 2019 and 2018 and consolidated statement of operations data for the years ended December 31, 2019 and 2018 are derived from Legacy XL’s audited financial statements included elsewhere in this prospectus. The following table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Legacy XL’s historical financial statements and the notes and schedules related thereto, included elsewhere in this prospectus.

Legacy XL: Selected Financial Information

(dollars in thousands except per share amounts)

Statement of Income Data:

	For the Nine Months ended September 30,		For the Year Ended December 31,
	2020	2019	2019	2018
	(unaudited)
Revenues	$9,472	$6,934	$7,215	$9,545
Cost of revenues	8,713	7,191	8,075	11,014
Gross profit	759	(257)	(860)	(1,469)
Research and development	3,297	1,743	2,874	1,893
Selling, general, and administrative expenses	10,798	7,690	9,835	9,333
Interest expense	2,121	791	2,151	(208)
Change in fair value of derivative	3,532	705	(819)	—
Loss on extinguishment of debt	1,038	—	—	—
Net and comprehensive loss	(20,027)	(11,186)	(14,901)	(12,903)

Balance Sheet Data:

	As of September 30, 2020	As of December 31, 2019
	(unaudited)
Cash	$1,583	$3,386
Total Current Assets	12,830	7,081
Total Assets	14,838	9,249
Total Current Liabilities	40,474	15,489
Total Non-Current Liabilities	6,523	7,460
Total Liabilities	46,997	22,949
Total Shareholders’ Deficit	(84,048)	(64,705)

SELECTED FINANCIAL INFORMATION OF PIVOTAL

The following table shows selected historical financial information of Pivotal for the periods and as of the dates indicated.

Pivotal’s consolidated balance sheet data as of September 30, 2020 and consolidated statement of operations data for the nine months ended September 30, 2020 and the period from March 20, 2019 (inception) through September 30, 2019 are derived from Pivotal’s unaudited financial statements included elsewhere in this proxy statement/prospectus. Pivotal’s consolidated balance sheet data as of December 31, 2019 and consolidated statement of operations data for the period from March 20, 2019 (inception) to December 31, 2019 are derived from Pivotal’s audited financial statements included elsewhere in this prospectus. The historical financial statements of Pivotal and XL have been prepared in accordance with U.S. GAAP.

The information is only a summary and should be read in conjunction with Pivotal’s audited financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of the Company. In connection with the Business Combination, Legacy XL was determined to be the accounting acquirer.

Pivotal’s Selected Financial Information

(dollars in thousands except per share amounts)

Income Statement Data:

	Nine Months Ended September 30, 2020	Period from March 20, 2019 (inception) to September 30, 2019	Period from March 20, 2019 (inception) to December 31, 2019
	(unaudited)	(unaudited)
Revenue	$—	$—	$—
Loss from Operations	(2,219)	(133)	(393)
Interest	886	951	1,912
Unrealized Gain/ (Loss) on marketable securities in Trust Account	—	23	8
Net Income (loss) attributable to common shareholders	(1,417)	665	1,206
Basic and diluted net income (loss) per share	(0.29)	(0.01)	(0.03)
Weighted average shares outstanding excluding shares subject to possible redemption	6,969,280	5,756,524	6,141,375

Balance Sheet Data:

	As of September 30, 2020	As of December 31, 2019
	(unaudited)
Working Capital (Deficit)	$(1,258)	$527
Trust Account, restricted	232,286	231,920
Total Assets	232,960	232,661
Total Liabilities	9,982	8,266
Value of common stock redeemable for cash	217,978	219,395
Stockholders’ Equity	5,000	5,000

XL FLEET CORP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The unaudited pro forma condensed combined financial statements (which we refer to as the pro forma financial statements) combine the historical consolidated financial statements of Legacy XL and the historical consolidated financial statements of Pivotal to illustrate and give effect to the transaction as a reverse acquisition and recapitalization of Legacy XL. Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, Pivotal is treated as the acquired company and Legacy XL is treated as the acquirer for financial statement reporting purposes. The pro forma financial statements were based on and should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma financial statements;

•	Pivotal’s unaudited financial statements for the three and nine months ended September 30, 2020 and the notes relating thereto, included elsewhere in this proxy statement;

•

Pivotal’s audited financial statements as of December 31, 2019 and for the period from March 20, 2019 (inception) through September 30, 2019 and the notes relating thereto, included elsewhere in this proxy statement;

•	Legacy XL’s unaudited consolidated financial statements for the nine months ended September 30, 2020 and the notes relating thereto included elsewhere in this proxy statement; and

•	Legacy XL’s audited consolidated financial statements for the year ended December 31, 2019 and the notes relating thereto included elsewhere in this proxy statement.

Pivotal is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and the related transactions.

The following unaudited pro forma condensed combined balance sheet combines the unaudited condensed consolidated historical balance sheet of Pivotal as of September 30, 2020 with the unaudited condensed consolidated historical balance sheet of as of September 30, 2020, giving effect to the Business Combination and the related transactions as if they had been consummated as of September 30, 2020.

The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 combines the unaudited condensed statement of operations of Legacy XL for the nine months ended September 30, 2020 with the unaudited condensed consolidated statement of operations of Pivotal for the nine months ended September 30, 2020, giving effect to the Business Combination and the related transactions as if they had occurred on January 1, 2019.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines the audited statement of operations Legacy XL for the year ended December 31, 2019 with the audited statement of operations of Pivotal for the period from March 20, 2019 (inception) through September 30, 2019, giving effect to the Business Combination and the related transactions as if they had occurred on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020, the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 have been prepared based upon 10,992 actual Pivotal public stockholders converted their Pivotal public shares into pro-rata shares of the trust account.

The historical financial information has been adjusted to give effect to the expected events that are related and/or directly attributable to the Business Combination and the related transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination and the related transactions.

The historical financial statements of Legacy XL and Pivotal have been prepared in accordance with U.S. GAAP.

The historical financial information of Legacy XL was derived from the unaudited condensed consolidated financial statements of Legacy XL for the nine months ended September 30, 2020 and the audited consolidated financial statements of Legacy XL for the year ended December 31, 2019, included elsewhere in this proxy statement. The historical financial information of Pivotal was derived from the unaudited condensed financial statements of Pivotal for the nine months ended September 30, 2020 and the audited financial statements of Pivotal as of December 31, 2019 and for the period from March 20, 2019 (inception) through September 30, 2019, which are included elsewhere in this proxy statement. This information should be read together with Legacy XL’s and Pivotal’s financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

The Business Combination was consummated as of December 21, 2020.

XL FLEET CORP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

as of September 30, 2020

	Pivotal Investment Corp. II	XL Hybrids, Inc.	Pro Forma Adjustments				Pro Forma As Adjusted
			Debit	Note	Credit	Note
	Note 1	Note 2
ASSETS
Current assets:
Cash and cash equivalents	$535,515	$1,583,000	$224,236,222	3	1,793,679	5	$340,012,674
			144,891,239	10	16,973,706	6
					12,355,000	8
					110,917	4
Restricted cash	—	150,000	—		—		150,000
Accounts receivable, net	—	6,399,000	—		—		6,399,000
Inventory	—	4,553,000	—		—		4,553,000
Prepaid expenses and other current assets	138,381	145,000	—		138,381	5	145,000

Total current assets	673,896	12,830,000	369,127,461		31,371,683		351,259,674
Marketable securities held in Trust Account	232,286,222	—	—		232,286,222	3	—
Property and equipment, net	—	678,000	—		—		678,000
Intangible assets, net	—	659,000	—		—		659,000
Goodwill	—	489,000	—		—		489,000
Other assets	—	182,000	—		—		182,000

Total assets	$232,960,118	$14,838,000	$369,127,461		$263,657,905		$353,267,674

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,922,060	$10,686,000	$1,922,060	5	$—		$8,401,000
			2,280,000	6	—
			5,000	8
Accrued offering costs	10,000	—	10,000	5	—		—
Revolving line of credit	—	1,854,000	—		—		1,854,000
Current portion of long-term debt	—	2,801,000	—		—		2,801,000
Convertible debt derivative liability	—	5,914,000	5,914,000	7	—		—
Subordinated convertible promissory notes	—	19,219,000	7,969,000	7	—		—
			11,250,000	8	—

Total current liabilities	1,932,060	40,474,000	29,350,060		—		13,056,000
Deferred underwriting fee	8,050,000	—	8,050,000	3	—		—
Long-term debt, net of current portion	—	1,128,000	1,100,000	8	—		28,000
Deferred revenue	—	133,000	—		—		133,000
Contingent consideration	—	866,000	—		—		866,000
Other liabilities	—	4,396,000	—		—		4,396,000

Total long-term liabilities	8,050,000	6,523,000	9,150,000		—		5,423,000

Total liabilities	9,982,060	46,997,000	38,500,060		—		18,479,000

Commitments
Common stock, subject to possible redemption	217,978,057	—	217,978,057	4	—		—
			—
Redeemable, convertible preferred stock
Series D-1 convertible preferred stock	—	24,388,000	24,388,000	7			—
Series D-2 convertible preferred stock	—	740,000	740,000	7			—
Series D-3 convertible preferred stock	—	103,000	103,000	7			—
Series D-4 convertible preferred stock	—	2,233,000	2,233,000	7			—
Series C convertible preferred stock	—	13,904,000	13,904,000	7			—
Series B-1 convertible preferred stock	—	34,000	34,000	7			—
Series B convertible preferred stock	—	5,956,000	5,956,000	7			—
Series A convertible preferred stock	—	4,531,000	4,531,000	7			—

Total redeemable, convertible preferred stock	—	51,889,000	51,889,000		—		—

Shareholders’ equity:			—
Preferred stock	—	—	—		—		—
Common stock		1,000	1,000	7	—		—
Class A Common stock	142				2,157	4	12,329
					8,530	7
					1,500	10
Class B Common stock	575	—	—		—		575
Additional paid-in capital	5,210,522	3,573,000	211,238	9	217,864,983	4	437,091,476
					65,764,470	7
					144,889,739	10
Accumulated deficit	(211,238)	(87,622,000)	14,693,706	6	211,238	9	(102,315,706)

Total shareholders’ equity and redeemable, convertible preferred stock	5,000,001	(32,159,000)	66,794,944		428,742,617		334,788,674

Total liabilities and shareholders equity	$232,960,118	$14,838,000	$323,273,061		$428,742,617		$353,267,674

See footnotes to unaudited pro forma condensed combined financial statements

XL FLEET CORP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2020

	Pivotal Investment Corp. II	XL Hybrids, Inc.	Pro Forma Adjustments		Pro forma As Adjusted
			Adjustment	Note
	Note A	Note B
Revenues	$—	$9,472,000	$—		$9,472,000
Cost of revenues	—	8,713,000			8,713,000

Gross Profit	—	759,000	—		759,000

Operating expenses:
Operating costs	2,218,940	—	(1,735,786)	C	483,154
Research and development	—	3,297,000	—		3,297,000
Selling, general, and administrative	—	10,798,000	(2,582,914)	C	8,215,086

Total operating expenses	2,218,940	14,095,000	(4,318,700)		11,995,240

Loss from operations	(2,218,940)	(13,336,000)	4,318,700		(11,236,240)
Other income (expense):
Interest income on marketable securities held in Trust Account	886,357	—	(886,357)	D	—
Loss on extinguishment of debt	—	(1,038,000)			(1,038,000)
Change in fair value of derivative liabilities	—	(3,532,000)	3,532,000	E	—
Interest expense	—	(2,121,000)	1,921,000	F	(200,000)

Loss before benefit for income taxes	(1,332,583)	(20,027,000)	8,885,343		(12,474,240)

Provision for income taxes	(84,673)	—	—		(84,673)

Net loss	(1,417,256)	(20,027,000)	8,885,343		(12,558,913)

Weighted average shares outstanding
Basic and diluted	6,969,280	11,555,159	119,259,941	G	137,784,380

Earnings per share
Basic and diluted	$(0.29)	$(1.73)			$(0.09)

See footnotes to unaudited pro forma condensed combined financial statements

XL FLEET CORP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Pivotal Investment Corp. II	XL Hybrids, Inc.	Pro Forma Adjustments		Pro forma As Adjusted
			Adjustment	Note
	Note AA	Note BB
Revenues	$—	$7,215,000	$—		$7,215,000
Cost of revenues	—	8,075,000			8,075,000

Gross Profit	—	(860,000)	—		(860,000)

Operating expenses:
Operating costs	393,291	—	—		393,291
Research and development	—	2,874,000	—		2,874,000
Selling, general, and administrative	—	9,835,000	—		9,835,000

Total operating expenses	393,291	12,709,000	—		13,102,291

Loss from operations	(393,291)	(13,569,000)	—		(13,962,291)

Other income (expense):

Interest income and realized gain on marketable securities held in Trust Account	1,919,897	—	(1,919,897)	CC	—
Change in fair value of derivative liabilities	—	819,000	4,537,000	DD	5,356,000
Interest expense	—	(2,151,000)	853,000	EE	(1,298,000)

Loss before benefit for income taxes	1,526,606	(14,901,000)	3,470,103		(9,904,291)
Income tax benefit	(320,588)	—	—		(320,588)

Net income (loss)	1,206,018	(14,901,000)	3,470,103		(10,224,879)
Weighted average shares outstanding
Basic and diluted	6,141,375	10,752,940	115,680,851	FF	132,575,166

Earnings per share
Basic and diluted	$(0.03)	$(1.39)			$(0.08)

See footnotes to unaudited pro forma condensed combined financial statements

XL FLEET CORP

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

I. Merger

On September 17, 2020, Pivotal entered into the Merger Agreement with Merger Sub and Legacy XL.

Legacy XL is a leading provider of fleet electrification solutions for Class 2-6 commercial vehicles in North America. Since its founding in 2009, Legacy XL has deployed its hybrid and plug-in hybrid electric drive systems, along with its on-board telematics solution, on thousands of vehicles across hundreds of fleets throughout the United States and Canada.

Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy XL, with Legacy XL surviving the merger. As a result, Legacy XL became a wholly owned subsidiary of Pivotal and the security holders of Legacy XL became security holders of Pivotal.

Under the Merger Agreement, each share of Legacy XL’s common stock issued and outstanding immediately prior to the effective time of the Merger (including each share of Legacy XL’s common stock issued as a result of the conversion of Legacy XL’s preferred stock and any conversion or exchange of Legacy XL’s convertible promissory notes, each as more fully described elsewhere in this proxy statement/prospectus) were automatically converted into the right to receive a number of shares of Pivotal’s Class A common stock equal to the Exchange Ratio. The Exchange Ratio is the quotient obtained by dividing 100,000,000 (less 1,125,000 withheld for convertible debt of Legacy XL redeemed) by the fully-diluted number of shares of Legacy XL’s common stock outstanding immediately prior to the effective time of the Merger, including shares issuable or treated as issuable upon the conversion of Legacy XL’s preferred stock and the exercise, conversion or exchange of Legacy XL’s convertible promissory notes, options and warrants (as determined in accordance with the Merger Agreement and more fully described in this proxy statement/prospectus). For purposes of these unaudited pro forma condensed combined financial statements, the Company calculated the Exchange Ratio as of September 30, 2020 (for the pro forma balance sheet) and January 1, 2019 (for the pro forma statements of operations), as follows:

	As of September 30, 2020	As of January 1, 2019
Net shares available to be issued to Legacy XL shareholders (A)	98,875,000	98,875,000

Shares outstanding of Legacy XL
Common stock	11,639,966	10,265,945
Preferred stock	99,481,041	94,661,692
Convertible promissory notes	2,218,649	—
Stock options	15,900,812	10,673,232
Warrants	2,139,548	1,430,378

Total shares of Legacy XL, fully diluted (B)	131,380,016	117,031,247

Exchange Ratio ((A) divided by (B))	0.753	0.845

Each of the options to purchase Legacy XL’s common stock, whether or not exercisable and whether or not vested, and each of the warrants to purchase Legacy XL’s stock, in each case that is outstanding immediately prior to the effective time of the Merger, were assumed by Pivotal and converted into an option or warrant to purchase a number of shares of Pivotal’s Class A common stock equal to the number of shares subject to such option or warrant immediately prior to the effective time multiplied by the Exchange Ratio, at an exercise price equal to the exercise price immediately prior to the effective time divided by the Exchange Ratio. Legacy XL has agreed in the Merger Agreement to take all actions necessary to effectuate the foregoing treatment of the options and warrants.

XL FLEET CORP

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The number of shares of Pivotal Class A common stock issued in the Merger represented 100,000,000 shares less the number of shares reserved for issuance upon the exercise of Legacy XL’s options and warrants that are to remain outstanding immediately following the Business Combination and less 1,250,000 shares treated as issuable upon the payment of principal of Legacy XL’s convertible promissory notes (as determined in accordance with the Merger Agreement and more fully described in this registration statement).

In connection with the execution of the Merger Agreement, Pivotal entered into subscription agreements with the PIPE Investors, including MGG Investment Group LP (“MGG”), an affiliate of Pivotal SPAC Funding II LLC, which is a managing member of the Sponsor, pursuant to which such PIPE Investors have purchased an aggregate of 15,000,000 shares of Pivotal’s Class A common stock in the PIPE Transaction at a price of $10.00 per share for an aggregate of $150,000,000.

Certain of Legacy XL’s stockholders have entered into a Lock-Up Agreement which provides that shares of Pivotal’s Class A common stock issued to them in the Merger will be subject to a 12-month lockup period, which period may be earlier terminated if the reported closing sale price of the Pivotal common stock equals or exceeds $15.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations or other similar transactions) for a period of 20 trading days during any 30-trading day period commencing at least 150 days following the consummation of the Merger, subject to certain exceptions.

In connection with the Merger, Pivotal’s initial stockholders have amended their existing lock-up restrictions and entered into the Lock-Up Agreement, so that the lock-up restrictions with respect to the initial stockholders’ common stock of Pivotal and warrants of Pivotal became identical to the lock-up restrictions applicable to Legacy XL’s stockholders who have entered into the Lock-Up Agreement.

Accounting for the Merger

The Merger was accounted for as a reverse merger and recapitalization of Legacy XL in accordance with U.S. GAAP. Under this method of accounting, Pivotal is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Legacy XL comprising the ongoing operations of the combined company, Legacy XL senior management comprising the senior management of the combined company, and that the former owners and management of Legacy XL now have control of the board of directors of the combined company after the Merger. In accordance with guidance applicable to these circumstances, the Merger is considered to be a capital transaction in substance. Accordingly, for accounting purposes, the Merger is treated as the equivalent of XL issuing shares for the net assets of Pivotal, accompanied by a recapitalization. The net assets of Pivotal shall be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the closing of the Merger are those of XL.

II. Basis of Pro Forma Presentation

The pro forma financial statements were derived from historical consolidated financial statements of Pivotal and the historical consolidated financial statements of Legacy XL.

The historical financial statements of Legacy XL and Pivotal have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the results of the combined company. The pro forma financial statements reflect the impact of:

•	The Merger of Legacy XL and Pivotal, resulting in Pivotal issuing 100,000,000 shares of Class A common stock (of which 1,125,000 shares are attributable to the repayment of convertible notes by the

XL FLEET CORP

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

combined company) in exchange for 100% of the outstanding equity interests of Legacy XL. The Merger is presented based on the actual redemption of 10,992 shares by Pivotal’s public holders of common stock.

•	Other adjustments described in these notes to the unaudited pro forma condensed combined financial statements.

The following matters have not been reflected in the pro forma financial statements as they do not meet the aforementioned criteria:

•

Cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the Merger. The timing and effect of actions associated with integration are currently uncertain.

•	The potential use by the combined entity of the Pivotal pre-Merger cash.

The transaction is accounted for as a reverse acquisition and recapitalization of Legacy XL, since the former owners of Legacy XL control the combined company. Legacy XL was deemed the acquirer and Pivotal was deemed the acquired company for accounting purposes.

III. Pro Forma Adjustments

The following pro forma adjustments give effect to the merger:

Pro Forma Condensed Combined Balance Sheet—as of September 30, 2020

Note 1 Derived from the Pivotal unaudited financial statements as of September 30, 2020, as filed with the SEC on November 10, 2020, included elsewhere in this proxy statement/prospectus.

Note 2 Derived from the XL unaudited condensed consolidated financial statements as of September 30, 2020, included elsewhere in this proxy statement/prospectus.

Pro forma adjustments:

Note 3 To record the conversion of “restricted cash and cash equivalents held in trust account” to “cash and cash equivalents” and the payment of the deferred underwriting fee.

	Debit	Credit
Cash and cash equivalents	$224,236,222
Deferred underwriting fee	8,050,000
Marketable securities held in trust account		$232,286,222

Note 4 To record the cancellation of 10,992 shares of common stock for shareholders who elected cash conversion for payment of $110,917 and the reclassification of Pivotal’s shares of “common stock, subject to possible redemption” to additional paid in capital.

	Debit	Credit
Common stock, subject to possible redemption	$217,978,057
Cash		$110,917
Common stock		2,157
Additional paid-in capital		217,864,983

XL FLEET CORP

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 5 To record the payment of the outstanding accounts payable, accrued expenses, accrued offering costs, and income taxes payable of Pivotal, net of its prepaid expenses as of September 30, 2020.

	Debit	Credit
Accounts payable and accrued expenses	$1,922,060
Accrued offering costs	10,000
Prepaid expenses and other current assets		$138,381
Cash and cash equivalents		1,793,679

Note 6 To record the expenses of the Business Combination, including banker and advisory fees, legal, accounting and other expenses of the Business Combination.

	Debit	Credit
Accounts payable and accrued expenses	$2,280,000
Accumulated deficit	14,693,706
Cash and cash equivalents		$16,973,706

Pro forma adjustments, continued

Note 7 To record the issuance of 85,283,991 Class A common shares of Pivotal in exchange for the outstanding common stock, preferred stock, and certain convertible debt of Legacy XL.

XL common stock	11,639,966
Conversion into XL common stock:
Convertible promissory notes	2,218,649
Convertible preferred stock	99,481,041

XL common shares to be issued	101,699,690

Shares of XL common stock-outstanding, post-conversion	113,339,656
Exchange ratio	0.753

Pivotal shares issued	85,283,991

	Debit	Credit
Subordinated convertible promissory notes	$7,969,000
Convertible notes derivative liability	5,914,000
Series D-1 convertible preferred stock	24,388,000
Series D-2 convertible preferred stock	740,000
Series D-3 convertible preferred stock	103,000
Series D-4 convertible preferred stock	2,233,000
Series C convertible preferred stock	13,904,000
Series B-1 convertible preferred stock	34,000
Series B convertible preferred stock	5,956,000
Series A convertible preferred stock	4,531,000
Common stock	1,000
Class A common stock		8,530
Additional paid-in capital		65,764,470

XL FLEET CORP

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 8 To redeem certain of Legacy XL’s convertible promissory notes and the PPP loan and accrued interest for cash

	Debit	Credit
Subordinated convertible promissory notes	$11,250,000
Long-term debt, net of current portion	1,100,000
Accounts payable and accrued interest	5,000
Cash		$12,355,000

Note 9 To eliminate the accumulated deficit of Pivotal, the accounting acquiree.

	Debit	Credit
Additional paid-in capital	$211,238
Accumulated deficit		$211,238

Note 10 To record the issuance of 15,000,000 shares at $10.00 per share, net of costs of $5,108,761, in the PIPE Transaction.

	Debit	Credit
Cash	$144,891,239
Class A common stock		$1,500
Additional paid-in capital		144,889,739

Pro Forma Condensed Combined Statement of Operations—For the Nine Months Ended September 30, 2020

Note A Derived from Pivotal’s unaudited condensed financial statements for the nine months ended September 30, 2020, filed with the SEC on November 10, 2020, included elsewhere in this registration statement.

Note B Derived from XL’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2020, included elsewhere in this registration statement.

Pro forma adjustments:

Note C To remove the merger expenses from the pro forma statement of operations.

Note D To record the decrease in pro forma investment income.

Note E To record the reversal of the change in fair value of derivative liabilities, as the XL notes payable relating to those derivative liabilities were assumed converted upon consummation of the Merger.

Note F To record the decrease in pro forma interest expense due to the assumed conversion and repayment of XL notes payable upon the consummation of the Merger.

Note G To record the pro forma effect of the Merger on the weighted average shares outstanding as if the Merger was consummated on January 1, 2019, including the pro forma effect of the redemption of 10,992 shares of Pivotal’s common stock.

XL FLEET CORP

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Condensed Combined Statement of Operations—For the Year Ended December 31, 2019

Note AA Derived from Pivotal’s audited financial statements for the year ended December 31, 2019, filed with the SEC on March 3, 2020, included elsewhere in this registration statement.

Note BB Derived from XL’s audited consolidated financial statements for the year ended December 31, 2019, included elsewhere in this registration statement.

Pro forma adjustments:

Note CC To record the decrease in pro forma investment income.

Note DD To record the reversal of the change in fair value of derivative liabilities, as the XL notes payable relating to those derivative liabilities were assumed converted upon consummation of the Merger.

Note EE To record the decrease in pro forma interest expense due to the assumed conversion and repayment of XL notes payable upon the consummation of the Merger.

Note FF To record the pro forma effect of the merger on the weighted average shares outstanding as if the Merger was consummated on January 1, 2019, including the pro forma effect of the redemption of 10,992 shares of Pivotal’s common stock.

IV. Pro Forma Combined Net Loss Per Share

The pro forma combined weighted average shares outstanding included in the calculation of basic and diluted pro forma combined earnings (loss) per share consists of the following:

	For the Nine Months Ended September 30, 2020	For the Year Ended December 31, 2019
Pivotal, Weighted Average Shares Outstanding	6,969,280	6,141,375
XL, Weighted Average Shares Outstanding	11,555,159	10,752,940
Exchange Ratio	0.84	0.84

Pivotal Shares Issued to XL shareholders	9,762,490	9,084,727
Conversion of XL preferred stock	82,666,612	79,975,861
Conversion of XL convertible promissory notes	1,814,933	615,635
Pivotal redeemable shares excluded from weighted average shares outstanding	21,582,057	21,768,560
Redemption of Pivotal shares	10,992	10,992
PIPE Investment	15,000,000	15,000,000

Weighted average shares outstanding, pro forma combined, basic and diluted	137,784,380	132,575,166

Following the completion of the Business Combination, on a pro forma basis, options and warrants to purchase up to an aggregate of 27,052,606 shares of Pivotal common stock would be outstanding. These instruments were not included in the pro forma combined weighted average shares outstanding, as their inclusion would be anti-dilutive.

COMPARATIVE SHARE INFORMATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2020, the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 have been prepared based upon the actual number of public shares as to which the Pivotal public stockholders have exercised their conversion rights. In connection with the consummation of the Merger, a total of 10,992 Pivotal public stockholders exercised their conversion rights

The historical financial information has been adjusted to give effect to the expected events that are related and/or directly attributable to the transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the transactions.

The historical financial statements of Pivotal and XL have been prepared in accordance with U.S. GAAP.

The historical financial information of Legacy XL was derived from the unaudited condensed consolidated financial statements of Legacy XL for the nine months ended September 30, 2020 and the audited consolidated financial statements of Legacy XL for the year ended December 31, 2019, included elsewhere in this prospectus. The historical financial information of Pivotal was derived from the unaudited condensed financial statements of Pivotal for the nine months ended September 30, 2020 and the audited financial statements of Pivotal as of December 31, 2019 and for the period from March 20, 2019 (inception) through September 30, 2019, which are included elsewhere in this proxy statement. This information should be read together with Legacy XL’s and Pivotal’s financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

	Pivotal Investment Corporation II	XL Hybrids, Inc.	Pro Forma Combined
Nine Months Ended September 30, 2020
Net income (loss)	$(1,417)	$(20,027)	$(12,559)
Stockholders’ equity (deficit) at September 30, 2020	$5,000	$(84,048)	$335,156
Weighted average shares outstanding:
Basic and diluted	6,969,280	11,555,159	137,784,380
Basic and diluted net income (loss) per share	$(0.29)	$(1.73)	$(0.09)
Stockholders’ equity per share — basic and diluted — at September 30, 2020	$0.70	(9.59)	$2.59

	Pivotal Investment Corporation II	XL Hybrids, Inc.	Pro Forma Combined
Year Ended December 31, 2019
Net income (loss)	$1,206	$(14,901)	$(10,225)
Weighted average shares outstanding — Basic and diluted	6,141,375	10,752,940	132,575,166
Basic and diluted net (loss) income per share	$(0.03)	(1.39)	$(0.08)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which our management believes is relevant to an assessment and understanding of our financial condition and results of operations. This discussion and analysis should be read together with our results of operations and financial condition and the audited and unaudited consolidated financial statements and related notes that are included elsewhere in this prospectus. This discussion and analysis should also be read together with our pro forma financial information as of September 30, 2020 and for the nine month and annual periods ended September 30, 2020 and as of December 31, 2019, respectively (in the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information”). In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus.

Certain figures, such as interest rates and other percentages, included in this section have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements or in the associated text. Certain other amounts that appear in this section may similarly not sum due to rounding.

As used in this discussion and analysis, references to “XL,” “the company,” “we,” “us” or “our” refer only to XL Fleet Corp. and its consolidated subsidiaries.

Overview

We are a leading provider of fleet electrification solutions for commercial vehicles in North America, with over 3,700 electrified powertrain systems sold and having driven over 140 million miles by over 200 fleets. Our vision is to become the world leader in fleet electrification solutions, with a mission of accelerating the adoption of fleet electrification systems through cost effective, customer tailored and comprehensive solutions.

In over 10 years of operations, we have built one of the largest end-use customer bases of any Class 2-6 vehicle electrification company in North America. Our fleet electrification solutions for commercial vehicles provide the market with cost-effective hybrid and plug-in hybrid solutions with on-board telematics that are widely available for sale and deployment across a broad range of popular vehicle chassis from the world’s leading OEMs. We believe we are positioned to capitalize on our market leadership as we expands our product offering into additional propulsion technologies including full battery electric and hydrogen fuel cell systems, heavier vehicles such as Class 7-8 vehicles, additional vehicle models in Class 2-6 and comprehensive vehicle charging and energy solutions. We currently sell most of our systems through a network of commercial vehicle upfitters, which we estimate already produces over 100,000 commercial vehicles a year.

Our current electrified drive systems are comprised of an electric motor that is mounted onto the vehicle’s drive shaft, an inverter motor controller, and a lithium-ion battery pack to store energy to be used for propulsion. We deploy our electrified drive systems (XLH™ and XLP™) onto the chassis of vans, pickups, shuttle buses, delivery trucks, and many other commercial vehicles produced by OEMs such as Ford, GMC, Chevrolet and Isuzu. This technology can be installed as the vehicles are being manufactured by industry standard second stage manufacturers, known as upfitters, in less than one day, with no negative impact on the vehicles’ operational performance or factory warranties and with reduced maintenance cost. The XL electrified powertrain systems capture and store energy during braking and subsequently deploy that energy into the driveline during acceleration, operating in parallel with the existing OEM drive train. In addition, our plug-in hybrid system offers the ability to supplement this energy via a connection with an AC electricity source, including a level 1 or level 2 charger. Our systems enable vehicles to burn less fuel and emit less carbon dioxide (CO2), resulting in increases of up to a 25-50% miles per gallon (MPG) improvement and up to a 20-33% reduction in GHG emissions. To date, vehicles deploying our electrification solutions have driven over 140 million miles.

We are developing additional offerings to extend our range of electrification options with plans to include full battery electric propulsion (XL ELECTRIC™) and, hydrogen fuel cell electric systems. We further intend to deliver our systems on a broader range of vehicle applications (including Class 7-8 tractor chassis and electrified refuse vehicles, among other applications). In addition, we plan to offer comprehensive charging solutions (XL GRID™) and Electrification-as-a-Service (“EaaS”) which would finance and manage vehicles, powertrains, charging systems, on-site power and energy storage systems while charging customers on a usage and time basis.

In September 2020, Pivotal entered into the Merger Agreement with Legacy XL, pursuant to which, upon the closing, Merger Sub would merge with and into Legacy XL, with Legacy XL surviving the merger as a wholly owned subsidiary of Pivotal. At a special meeting of Pivotal stockholders held on December 21, 2020, the Merger Agreement was approved and adopted, and the Merger and all other transactions contemplated by the Merger Agreement were approved. On December 21, 2020, Pivotal consummated the Business Combination pursuant to the Merger Agreement, Pivotal changed its name to XL Fleet Corp, and the financial statements of Legacy XL became those of Pivotal.

Prior to the Business Combination, Legacy XL financed its operations primarily through private placements of convertible preferred stock and issuance of convertible notes payable, raising aggregate gross proceeds of approximately $64 million since our inception in 2009. On December 21, 2020, Legacy XL and Pivotal consummated the Business Combination and as a result we have cash of approximately $340 million after payment of transaction costs and expenses. As of September 30, 2020, the outstanding principal and interest of the convertible notes payable was $19.2 million and the accumulated deficit since inception was approximately $88.0 million.

Reorganization and Public Company Costs

We were originally known as Pivotal Investment Corporation II. On December 21, 2020, Pivotal consummated the Merger of its wholly-owned subsidiary Merger Sub, with and into Legacy XL, pursuant to the Merger Agreement, among Pivotal, Legacy XL and Merger Sub. In connection with the Closing, Pivotal changed its name to XL Fleet Corp.

Following the Closing, Legacy XL was deemed the accounting predecessor of the Merger and is the successor registrant for SEC purposes, meaning that Legacy XL’s financial statements for previous periods will be disclosed in our future periodic reports filed with the SEC.

The Merger is accounted for as a reverse recapitalization. Under this method of accounting, Pivotal will be treated as the acquired company for financial statement reporting purposes. The most significant change in the successor’s future reported financial position and results are an increase in cash and cash equivalents of approximately $340 million (as compared to Legacy XL’s consolidated balance sheet at September 30, 2020) as a result of the net proceeds from the Business Combination and the PIPE. Total non-recurring transaction costs are estimated at approximately $32 million, of which we expect approximately $19 million to be expensed. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

As a consequence of the Merger, we are an NYSE-listed company, which will require us to hire a chief financial officer and additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Additionally, we expect our capital and operating expenditures will increase significantly in connection with ongoing activities as we:

•	increase our investment in marketing, advertising, sales and distribution infrastructure for our existing and future products and services;

•	develop additional new products and enhancements to existing products;

•	obtain, maintain and improve our operational, financial and management performance;

•	hire additional personnel;

•	obtain, maintain, expand and protect our intellectual property portfolio; and

•	operate as a public company.

Recent Developments

Public Health Emergency of International Concern: On January 30, 2020, the World Health Organization declared the coronavirus (“COVID-19”) outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines in certain areas and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which we operate. On March 27, 2020, the CARES Act was enacted to, among other things, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.

As the coronavirus pandemic continues to evolve, we believe the extent of the impact to our business, operating results, cash flows, liquidity and financial condition will be primarily driven by the severity and duration of the coronavirus pandemic, the pandemic’s impact on the U.S. and global economies and the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic. Those primary drivers are beyond our knowledge and control, and as a result, at this time we are unable to predict the cumulative impact, both in terms of severity and duration, that the coronavirus pandemic will have on our business, operating results, cash flows and financial condition, but it could be material if the current circumstances continue to exist for a prolonged period of time. Although we have made our best estimates based upon current information, actual results could materially differ from the estimates and assumptions developed by management. Accordingly, it is reasonably possible that the estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, and if so, we may be subject to future impairment losses related to long-lived assets as well as changes to recorded reserves and valuations.

Payroll Protection Program Loan: On May 8, 2020, we received loan proceeds in the amount of $1,100,000 under the Payroll Protection Program (“PPP”). The PPP was established as part of CARES Act and provided for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the business, subject to certain limitations. The loan bears interest at a rate of 1.0% per annum and requires payment of principal in full upon the maturity date of April 21, 2022. Interest on the loan accrues from the date inception of the loan, interest payments are deferred for Deferral Period, and commencing one month from the expiration of the first six months (the “Deferral Period”), principal and interest shall be paid monthly in equal payments in such amounts which shall fully amortize the principal and interest amount by the maturity date of the loan. The loan and accrued interest are forgivable to the extent the borrower uses the loan proceeds for eligible purposes over a 24 week period subsequent to receiving the loan, including payroll, benefits, rent and utilities, and so long as the borrower maintains threshold levels of pre-funding employment and wage levels. We have utilized the proceeds of the loan to fund payroll, benefits, rent and utilities. The PPP loan and accrued interest were repaid in full in December 2020 following consummation of the Business Combination.

Comparability of Financial Information

Our historical operations and statements of assets and liabilities may not be comparable to our operations and statements of assets and liabilities as a result of the Business Combination.

Key Factors Affecting Operating Results

We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section entitled “Risk Factors—Risks Related to our Business and Industry.”

We are a leader in fleet electrification which represents a very large market opportunity as the commercial fleet industry transforms to more sustainable operations in the coming decades. To capitalize on this opportunity, we have a strategy to leverage our existing products and sales channels to market while also expanding our product line through new product development and expanding our capability to market and sell those products. Key factors affecting our operating results include our ability to increase sales of our current product offerings and expand our product offerings in the future and to realize customer demand for such product offerings. We believe that the size of our sales opportunity pipeline and committed backlog are important indicators of future performance. There are challenges and risks to our plan to capture these opportunities, such as:

•	system architecture design choices must provide adequate functionality and value for customers;

•	component sourcing agreements must deliver targets for cost reduction while maintaining high quality and reliability;

•

design, development and validation of new product systems must be on time and on budget to meet the opportunity in the market and capacity to develop and commercialize these new products will have to be increased; and

•

sales and marketing efforts must be effective in forging the relationships to deliver these products to market and generate demand from the end users and channel partners. We will need to increase our capabilities in market segment analysis and understanding as it relates to system requirements and functionality.

Key Components of Statements of Operations

Research and Development Expense

Research and development expenses consist primarily of costs incurred for the discovery and development of our electrified powertrain offerings, which include:

•	personnel-related expenses including salaries, benefits, travel and share-based compensation, for personnel performing research and development activities;

•	fees paid to third parties such as consultants and contractors for outsourced engineering services;

•	expenses related to prototype materials, supplies and third-party services; and

•	depreciation for equipment used in research and development activities.

We expect our research and development costs to increase substantially for the foreseeable future as we expect to use a significant portion of the proceeds from the Business Combination and the PIPE to accelerate development of product enhancements and additional new products.

Selling, General and Administrative Expense

Selling, general and administrative expenses consist of personnel-related expenses for our corporate, executive, finance, sales, marketing and other administrative functions, expenses for outside professional services, including legal, audit and accounting services, as well as expenses for facilities, depreciation, amortization, travel, sales and marketing costs. Personnel-related expenses consist of salaries, benefits and share-based compensation. We expect our selling, general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC that may include legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services.

Other Income (Expense), Net

Other income and expense consists of interest expense net of interest income, loss on extinguishment of debt and change in fair value of convertible notes payable derivative liabilities.

Results of Operations

Comparison of Nine Months Ended September 30, 2020 and 2019

The condensed consolidated statements of operations for the nine months ended September 30, 2020 and 2019 are presented below:

	Nine Months Ended September 30,		$ Change	% Change
(In thousands, except per share and share amounts)	2020	2019
Revenues	$9,472	$6,934	2,538	36.6
Cost of revenues	8,713	7,191	1,522	21.2

Gross profit	759	(257)	1,016	395.3

Operating expenses:
Research and Development	3,297	1,743	1,554	89.2
Selling, general and admin expenses	10,798	7,690	3,108	40.4

Loss from operations	(13,336)	(9,690)	(3,646)	37.6
Other (income) expense:
Interest expense	2,121	791	1,330	168.1
Loss on extinguishment of debt	1,038	—	1,038	—
Change in fair value of convertible notes payable derivative liabilities	3,532	705	2,827	401.0

Net loss	$(20,027)	$(11,186)	(7,803)	69.8
Cumulative dividends on convertible preferred stock	—	—	—	—

Net loss attributable to common stockholder	$(20,027)	$(11,186)	(7,803)	69.8

Net loss per share, basic and diluted	$(1.73)	$(1.06)	(0.67)	62.8

Weighted-average shares outstanding, basic and diluted	11,555,159	10,508,012	1,047,147	9.97

Revenues

Revenues increased by $2.5 million, or 36.6%, from $6.9 million in the nine months ended September 30, 2019 to $9.5 million in the same period in 2020. The increase was primarily due to the resolution of battery supply issues, increased end customer demand and increased order sizes. During the quarter ended September 30, 2020, we, along with our suppliers and OEMs, made improvements to our supply chain, including sourcing an additional battery supplier, which helped to counteract the negative impact of the COVID-19 pandemic on our business in prior quarters. Of the $9.5 million in revenue for the nine months ended September 30, 2020, approximately $6.4 million of revenue was recognized during the three months ended September 30, 2020, which was primarily due to the resolution of battery supply issues. Resolving the battery supply issues allowed us to increase production and fulfill orders in our outstanding backlog. Based upon our current production throughput and our current backlog of orders, and subject to any further unforeseen supply chain disruptions caused by the COVID-19 pandemic, we anticipate revenues for the year ending December 31, 2020 to be approximately $19 million to $21 million.

Cost of Revenues

Cost of revenues increased by $1.52 million, or 21.2%, from $7.2 million in the nine months ended September 30, 2019 to $8.7 million in the same period in 2020. The increase was primarily due to higher unit volume as a result of resolution of supply chain disruptions resulting from the COVID-19 pandemic. These supply chain disruptions were widespread in terms of shutdowns at various direct suppliers and their suppliers as well as the OEM vehicle factories that build the vehicles our customers had ordered in anticipation of the installation of our hybrid and plug in hybrid systems.

Gross Profit (Loss)

Gross profit increased by $1.02 million, or 395.3%, from a loss of $0.26 million in the nine months ended September 30, 2019 to a profit of $0.76 million in the same period in 2020. This improvement was primarily due to higher unit volume as discussed above as well as improved price realization per unit due to cost reductions in sourcing batteries and other components.

Research and Development

Research and development expenses increased by $1.55 million, or 89.2%, from $1.74 million in the nine months ended September 30, 2019 to $3.30 million in the same period in 2020. The increase was primarily due to the hiring of additional engineering staff to support unit sales growth and to further develop our product line.

Selling, General and Administrative

Selling, general and administrative expenses increased by $3.11 million, or 40.4%, from $7.69 million in the nine months ended September 30, 2019 to $10.8 million in the same period in 2020. The increase was primarily due to legal and accounting professional fees of $2.5 million incurred in connection with the merger and due to a restructuring and reduction in workforce executed in early 2019 that temporarily reduced headcount including senior management during the first nine months of 2019. A new chief executive officer was hired in October 2019 and various other personnel were hired during the fourth quarter of 2019 and in the first nine months of 2020.

Other (Income) Expense, Net

Interest expense increased by $1.33 million, or 168.1%, from $0.79 million in the nine months ended September 30, 2019 to $2.12 million in the same period in 2020 primarily due to the increase in the amount of convertible debt incurred in February 2020, the increase in the amount of the term loan with Silicon Valley Bank in late 2019, and the draw-down in August 2020 on our revolving line of credit with Silicon Valley Bank. We incurred a loss on extinguishment of $1.04 million in connection with the amendment of certain convertible notes. Specifically, during February of 2020, we entered into amendments to the agreements with certain note holders to extend the maturities of $10.0 million in face value of convertible notes to February 2021. We computed the discounted cash flows from these convertible notes as of the date of the amendment, both before and after the amendment. We determined that there was a greater than 10% change in the present value of these cash flows, and as such, the amendment qualified as an extinguishment. Pursuant to the relevant accounting guidance, we recorded a loss on extinguishment of debt of $1.04 million. The change in fair value of convertible notes payable of $3.53 million for the nine months ended September 30, 2020 was principally on account of an increase in the fair value of our common stock.

Comparison of Three Months Ended September 30, 2020 and 2019

The condensed consolidated statements of operations for the three months ended September 30, 2020 and 2019 are presented below. These statements have been derived from our condensed consolidated statements of operations for the nine months ended September 30, 2020 and 2019, presented elsewhere within this prospectus:

	Three Months Ended September 30,		$ Change	% Change
(In thousands, except per share and share amounts)	2020	2019
Revenues	$6,328	$2,591	3,737	144.2
Cost of revenues	5,561	2,686	2,875	107.0

Gross profit	767	(95)	862	907.4

Operating expenses:
Research and Development	1,646	511	1,135	222.1
Selling, general and admin expenses	5,304	3,337	1,967	58.9

Loss from operations	(6,183)	(3,943)	(2,240)	56.9
Other (income) expense:
Interest expense	453	574	(121)	21.1
Change in fair value of convertible notes payable derivative liabilities	(1,005)	705	(1,710)	242.6

Net loss	$(5,631)	$(5,222)	(409)	7.8

Revenues

Revenues increased by $3.74 million, or 144.2%, from $2.59 million in the three months ended September 30, 2019 to $6.33 million in the same period in 2020. The increase was primarily due to the resolution of battery supply and in OEM vehicle production and due to increased end customer demand for our systems. We and our suppliers and OEMs have been making improvements in our supply chain during the second half of 2020, including sourcing an additional battery supplier, all of which have been impacted by the COVID-19 pandemic. This third quarter revenue increase was attributable to the aforementioned resolution of the first and second quarter supply chain challenges, which allowed us to ramp up production and ship an increasing number of kits to help fulfill our outstanding backlog of customer orders. Based upon our current production throughput, we believe that we can produce and sell more kits in the fourth quarter than in the third quarter, which we believe will enable us to fulfill even more of our outstanding backorders. This said, it is very difficult for us to precisely gauge the impact on us, our suppliers and our customers given the uncertainties surrounding the COVID-19 pandemic and the geo political and economic climate. Based upon our current production throughput and its current backlog of orders, and subject to any further unforeseen supply chain disruptions caused by the COVID-19 pandemic, we anticipate revenues for the year ending December 31, 2020 to be approximately $19 million to $21 million.

Cost of Revenues

Cost of revenues increased by $2.88 million, or 107.0%, from $2.69 million in the three months ended September 30, 2019 to $5.56 million in the same period in 2020. The increase was primarily due to higher unit volumes in the third quarter as a result of the resolution of disruptions in the supply chain, which had occurred on account of the COVID-19 pandemic. These supply chain disruptions were widespread in terms of shutdowns at various direct suppliers and their suppliers as well as the OEM vehicle factories building the vehicles our fleet customers had ordered intended for installation of our hybrid and plug in hybrid systems.

Gross Profit (Loss)

Gross profit increased by $0.86 million, or 907.4%, from a loss of $0.95 million in the three months ended September 30, 2019 to a gross profit of $0.77 million in the same period in 2020. This improvement was due to higher unit volumes as discussed above as well as improved price realization per unit and due to cost reductions in sourcing batteries and other components.

Research and Development

Research and development expenses increased by $1.14 million, or 222.1%, from $0.51 million in the three months ended September 30, 2019 to $1.65 million in the same period in 2020. The increase was primarily due to the hiring of additional engineering staff to support unit sales growth and to further develop the product line.

Selling, General and Administrative

Selling, general and administrative expenses increased by $1.97 million, or 58.9%, from $3.34 million in the three months ended September 30, 2019 to $5.30 million in the same period in 2020. The increase was primarily due to legal and accounting professional fees of $2.5 million incurred in connection with the Business Combination.

Other Income (Expense), Net

Interest expense decreased by $0.12 million, or 21.1%, from $0.57 million in the three months ended September 30, 2019 to $0.45 million in the same period in 2020 primarily due to reductions in discount amortization expense.

Comparison of Years Ended December 31, 2019 and 2018

The consolidated statements of operations for the years ended December 31, 2019 and 2018 are presented below:

	Years Ended December 31,		$ Change	% Change
(In thousands, except per share and share amounts)	2019	2018
Revenues	$7,215	$9,545	(2,330)	(24.4)
Cost of revenues	8,075	11,014	(2,939)	(26.7)

Gross profit	(860)	(1,469)	609	41.5

Operating expenses:
Research and Development	2,874	1,893	981	51.8
Selling, general and admin expenses	9,835	9,333	502	5.4

Loss from operations	(13,569)	(12,695)	(874)	(6.9)
Other (income) expense:
Interest expense	2,151	208	1,943	934.1
Change in fair value of convertible notes payable derivative liabilities	(819)	—	(819)	—

Net loss	$(14,901)	$(12,903)	(1,998)	(15.5)
Cumulative dividends on convertible preferred stock	—	—	—

Net loss attributable to common stockholder	$(14,901)	$(12,903)	(1,998)	(15.5)

Net loss per share, basic and diluted	$(1.39)	$(1.26)	(0)	(10.1)

Weighted-average shares outstanding, basic and diluted	10,752,940	10,253,822	499,118	4.9

Revenues

Revenues decreased by $2.3 million, or 24.4%, from $9.54 million in the year ended December 31, 2018 to $7.22 million for the year ended December 31, 2019. The decrease was primarily due to supply chain disruptions for our hybrid and plug in hybrid batteries during 2019.

Cost of Revenues

Cost of revenues decreased by $2.94 million, or 26.7%, from $11.01 million in the year ended December 31, 2018 to $8.08 million for the year ended December 31, 2019. The decrease was primarily due to reduced unit volume as a result of the disruptions to battery supply.

Gross Profit (Loss)

Gross (loss) decreased by $0.61 million, or 41.5%, from $1.47 million in the year ended December 31, 2018 to $0.86 million for the year ended December 31, 2019. The decrease (improvement) in loss was primarily due to an improved product mix of plug in hybrid systems on lower revenue and unit volume.

Research and Development

Research and development expenses increased by $0.98 million, or 51.8%, from $1.89 million in the year ended December 31, 2018 to $2.87 million for the year ended December 31, 2019. The increase was primarily due to an increase in activities related to development of two new batteries, one hybrid and one plug-in hybrid, as the previous battery supply for each type ended in 2019.

Selling, General and Administrative

Selling, general, and administrative expenses increased by $0.51 million, or 5.5%, from $9.33 million in the year ended December 31, 2018 to $9.84 million for the year ended December 31, 2019. The increase was primarily due to an increase in employee costs as key sales staff and some senior positions were added in 2019. In addition, significant increased expense was incurred for outside consultants related to the company restructuring and the recruiting costs for new employees.

Other Income (Expense), Net

Interest expense, net increased by $1.94 million, or 934.1%, from $0.21 million in the year ended December 31, 2018 to $2.15 million for the year ended December 31, 2019 primarily due to the company securing $10 million in convertible debt in June 2019 and a term loan with Silicon Valley Bank also secured in 2019.

Liquidity and Capital Resources

As of September 30, 2020, we had a working capital deficit of $27.6 million and an accumulated deficit of $87.6 million. We incurred a net loss of $20.0 million for the nine months ended September 30, 2020 and a net loss of $14.9 million for the year ended December 31, 2019.

In connection with the consummation of the Business Combination and the PIPE, on December 21, 2020, we raised net proceeds of approximately $340 million (net of transaction costs and expenses). As of September 30, 2020, we had cash and cash equivalents balance of $1.58 million. Based on the cash balance as of September 30, 2020 and proceeds from the Business Combination and the PIPE, we believe this will be sufficient to continue to execute our business strategy. We expect to continue to incur net losses in the short term, as we continue to execute on our strategic initiatives to optimize our production for scale, invest in the sales and channel teams, and expand our products and services. We expect that with the funds raised in connection with the Business Combination, no additional capital will be needed to execute our business plan over the next 12 months. Based on our current business plan, we expect to use approximately $25 million of the funds raised in connection with the Business Combination to scale for core profitability, approximately $50 million to develop new products and services, approximately $25 million to expand internationally, approximately $80 million for EaaS, including providing financing to customers, and approximately $170 million to pay down or prepay existing debt and for working capital and general corporate purposes.

Silicon Valley Bank Loan and Security Agreement

Effective December 10, 2018, and as amended on August 12, 2020 and December 1, 2020, we entered into a Loan and Security Agreement for a revolving line of credit and term loan with Silicon Valley Bank. The revolving line of credit features a maximum borrowing base equal to the lesser of the defined borrowing base less any outstanding principal or a minimum aggregate principal amount of $3 million, which may increase dependent upon certain revenue targets. In November 2019, we amended the Loan and Security Agreement to extend the maturity of the revolving line of credit to December 8, 2020. In December 2020, we amended the Loan and Security Agreement to extend the maturity of the revolving line of credit to January 18, 2021. The term loan was structured to be paid in two tranche periods of up to $1,000,000 in each period, or up to $2,000,000 in total. The revolving line of credit bears interest at a floating per annum rate equal to the greater of (i) the prime rate plus 4.50% or (ii) a fixed rate of 7.75%. The term loan has an interest rate equal to the greater of (i) the prime rate plus 2.00% or (ii) a fixed rate of 7.00%. The term loan matures in December 2021.

In connection with the November 2019 amendment to the Loan and Security Agreement, we secured access to an additional growth capital term loan, structured to be paid in two tranche periods of up to $1.5 million in the first period and up to $0.5 million in the second period, or up to $2 million in total. This growth capital term loan has an interest rate equal to the greater of (i) the prime rate plus 2.00% or (ii) a fixed rate of 7.00%. The growth capital loan matures in June 2022.

The term loan and growth capital loan and accrued interest thereon were repaid in full in December 2020 following consummation of the Business Combination.

Convertible Promissory Notes

In March 2019, we executed a subordinated convertible promissory note in the amount of $1 million which had an interest rate of 8.00% with a maturity date of the earlier of March 29, 2020 or the date of a Change of Control (as defined therein) (the “March 2019 Note”). In June 2019, we executed subordinated convertible promissory notes in the aggregate amount of $10 million, for $9 million in new proceeds and the exchange of the March 2019 Note (collectively, the “June 2019 Notes”). The June 2019 Notes had an interest rate of 8.00% and a maturity date of June 19, 2020.

In February 2020, we amended and restated the June 2019 Notes and entered into additional subordinated convertible promissory notes in the aggregate amount of $8,099,948 (such notes, the “February 2020 Notes” and, together with the June 2019 Notes, the “2020 Notes”). The 2020 Notes have an interest rate of 8.00% and a maturity date of December 31, 2020. As of September 30, 2020, the aggregate principal due under the 2020 Notes totaled $18,099,948.

With respect to each 2020 Note, immediately prior to the closing of the Merger, either (i) the entire principal of such note and accrued interest thereon will be converted into shares of our common stock at a conversion price equal to $5.2662 per share of our common stock (a “Full Note Conversion”), or (ii) (x) the entire principal amount of such note will be repaid in cash within three business days of the closing of the Business Combination, and (y) the value equal to (A) (I) the principal due under the notes plus any unpaid but accrued interest due under such note, divided by (II) 70%, minus (B) the principal due under the note, shall be converted into shares of our common stock at $7.5232 per share of our common stock (a “Partial Note Conversion”). Whether a note is converted in full or repaid in part and converted in part will depend on the election of the noteholder (or failure to make an election, in which case such noteholder will be deemed to have made the Full Note Conversion election) under the Omnibus Amendment to Convertible Promissory Notes and Note Purchase Agreement, effective as of September 17, 2020, by and among Legacy XL and the noteholders party thereto. As of September 30, 2020, Partial Note Conversion elections had been made with respect to $11,250,000 aggregate principal amount of notes and Full Note Conversion elections had been made with respect to $4,500,000 aggregate principal amount of notes. Full Note Conversion Elections with respect to $2,349,949 aggregate principal amount of were made prior to the closing of the Business Combination.

Cash Flows Summary

Presented below is a summary of our operating, investing and financing cash flows:

	Nine Months Ended September 30,		Years Ended December 31,
	2020	2019	2019	2018
Net cash provided by (used in)
Operating activities	$(13,087)	$(9,171)	$(11,551)	$(13,292)
Investing activities	$(162)	$(5)	$(28)	$(146)
Financing activities	$11,446	$8,064	$9,208	$6,515

Net change in cash and cash equivalents	$(1,803)	$(1,112)	$(2,371)	$(6,923)

Nine Months Ended September 30, 2020

For the Nine Months Ended September 30, 2020 and for the year ended December 31, 2019.

Cash Flows Used in Operating Activities

The net cash used in operating activities for the nine months ended September 30, 2020 was $13.09 million which consisted of a net loss of $20.0 million and increases of accounts receivable of $5.24 million and inventory, net of $2.31 million, offset by an increase in the fair value of derivative liability of $3.53 million, the loss on extinguishment of debt of $1.04 million, accounts payable of $3.42 million and accrued expenses and other current liabilities of $3.87 million. The net cash used in operating activities for the nine months ended September 30, 2019 was $9.17 million, which consisted of our net loss of $11.19 million plus increases in accounts payable of $0.27 million and accrued expenses and other liabilities of $0.66 million, offset by decreases in our accounts receivable of $1.08 million, fair value of derivative liability of $0.71 million and amortization of debt discount of $0.75 million. The period over period increase in cash used in operating activities was due to higher operating expenses in the 2020 period, due in part to merger expenses paid and to restructuring in early 2019, which resulted in lower headcount than in 2020.

The net cash used in operating activities for the year ended December 31, 2019 was $11.55 million which consisted of a net loss of $14.90 million, offset principally by an increase of $2.61 million in accounts receivable. The net cash used in operating activities for the year ended December 31, 2018 was $13.29 million which consisted of a net loss of $12.9 million. Cash used in operations decreased in 2019 versus 2018 by $1.74 million principally due to improved collections of accounts receivable of $2.60 million.

Cash Flows Used in Investing Activities

The net cash used in investing activities for the nine months ended September 30, 2020 was $0.16 million which consisted of the equipment and a truck to support research and development (“R&D”) operations. The net cash used in investing activities for the nine months ended September 30, 2019 was immaterial.

The net cash used in investing activities for the year ended December 31, 2019 was $0.03 million which consisted of the purchase of R&D equipment. The net cash used in investing activities for the year ended December 31, 2018 was $0.15 million which consisted of the purchase of trucks for R&D. The 2018 expenditure provided most of the necessary equipment and trucks needed to carry out the R&D efforts.

Cash Flows Provided by Financing Activities

The net cash provided by financing activities for the nine months ended September 30, 2020 was $11.45 million which consisted of proceeds of $8.10 million from the issuance of subordinated convertible promissory notes, proceeds of $1.10 million from the PPP and proceeds net of repayments from the revolving line of credit of $1.85 million. The net cash provided by financing activities for the nine months ended September 30, 2019 was $8.06 million which consisted of proceeds from the issuance of subordinated convertible promissory notes of $10.0 million offset by repayments against the revolving line of credit. Increase in year over year was principally on account of cash provided by the paycheck protection program and the revolving line of credit of $2.61 million.

The net cash provided by financing activities for the year ended December 31, 2019 was $9.21 million which consisted principally of proceeds from the issuance of subordinated convertible promissory notes of $10.0 million. The net cash provided by financing activities for the year ended December 31, 2018 was $6.52 million which consisted principally of proceeds from the issuance of subordinated convertible preferred stock of $3.03 million, proceeds from revolving line of credit of $2.61 million and proceeds of term loan of $1.0 million. The year over year increase in cash provided was principally to fund the company’s expanding operations.

Related Parties

We are party to a noncancelable lease agreement for office, research and development, and vehicle development and installation facilities with a holder of more than 5% of our common stock. The lease term extends through February 29, 2021. Pursuant to the terms of the lease agreement, we currently pay monthly rent installments of $17,780 for this property. The lease includes a rent escalation clause, and rent expense is being recorded on a straight-line basis. Rent expense under the operating lease for the years ended December 31, 2019 and 2018 was $0.29 million and $0.23 million, respectively. Rent expense under the operating lease for the nine months ended September 30, 2020 and 2019 was $0.16 million and $0.15 million, respectively. Future minimum lease payments under the lease agreement are $0.05 million and $0.04 million for the remaining three months of the year ending December 31, 2020 and the year ending December 31, 2021, respectively.

Off-Balance Sheet Arrangements

During the periods presented, we did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the consolidated balance sheet date, as well as the reported expenses incurred during the reporting periods. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to our consolidated financial statements.

While our significant accounting policies are described in the notes to our historical financial statements included elsewhere in this prospectus (see Note 3 in the accompanying audited consolidated financial statements of Legacy XL), we believe that the following accounting policies require a greater degree of judgment and complexity: revenue recognition, business combinations and convertible notes derivative accounting. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Business Combinations

We account for the acquisition of a business in accordance with the Financial Accounting Standards Board’s (“FASB”) Account Standards Codification (“ASC”) 805, Business Combinations (ASC 805). Amounts paid to acquire a business are allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition. We determine the fair value of purchase consideration, including contingent consideration, and acquired intangible assets based on detailed valuations that use certain information and assumptions provided by management. We allocate any excess purchase price over the fair value of the net tangible and intangible assets acquired to goodwill. The results of operations of acquired businesses are included in the financial statements from the date of acquisition forward. Acquisition-related costs are expensed in periods in which the costs are incurred.

We use the income approach to determine the fair value of developed technology acquired in a business combination. This approach determines fair value by estimating the after-tax cash flows attributable to the respective asset over its useful life and then discounting these after-tax cash flows back to a present value. We base our revenue assumptions on estimates of relevant market sizes, expected market growth rates, expected trends in technology and expected product introductions by competitors. Developed technology represents patented and unpatented technology and know-how.

Revenue Recognition: On January 1, 2019, we adopted Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. Our revenue is primarily derived from the sales of hybrid electric powertrain equipment. Our products are marketed and sold to end-user fleet customers and channel partners in the United States and Canada. Sales of products and services are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

Revenue is recognized upon transfer of control to the customer, which occurs when we have a present right to payment, legal title has passed to the customer, the customer has the significant risks and rewards of ownership, and where acceptance is not a formality, the customer has accepted the product or service. In general, transfer of control is upon shipment of the equipment as the terms are FOB shipping point, or equivalent and we have no other promised goods or services in our contracts with customers. In limited instances, we provide installation services to end-user fleet customers related to the purchased hybrid electric powertrain equipment. When provided, the installation services are not distinct within the context of the contract due to the fact that the end-use fleet customer is purchasing a completed modification to its vehicles and therefore, the installation services involve significant integration to integrate the hybrid electric powertrain equipment with the customer’s vehicle. As a result, the hybrid electric powertrain equipment and installation services represent a single performance obligation within these contracts with customers. We have elected to treat shipping and handling activities related to contracts with channel partner customers as costs to fulfill the promise to transfer the associated equipment and not as a separate performance obligation.

We provide limited-assurance-type warranties for our equipment and work performed under our contracts. The warranty period typically extends for 3 years following transfer of control of the equipment. The warranties solely relate to correction of product defects during the warranty period, which is consistent with similar warranties by offered by competitors. Therefore, we have determined that this warranty is outside the scope of ASC 606 and will continue to be accounted for under ASC 460, Guarantees. At the time of purchase of the equipment, customers may purchase from us an extended warranty for our equipment. The extended warranty commences upon the end of the assurance-based warranty period and is considered a separate performance obligation that represents a stand-ready obligation to perform warranty services after the assurance-type warranty expires. The transaction price allocated to the extended warranty is recognized ratably over the extended warranty period.

When our contracts with customers contain multiple performance obligations, the contract transaction price is allocated on a relative standalone selling price (SSP) basis to each performance obligation. We determine standalone selling prices based on observable selling prices for the sale of kits. For extended warranties, we determine SSP based on expected cost plus margin. We establish the margin based on review of market conditions and margins obtained by market participants for similar services. Any allocation of the transaction price required is determined at the contracts’ inception.

Convertible Note and Derivative Accounting: We assesses embedded features within our convertible notes in order to determine whether or not there are features which require accounting as a derivative liability. We evaluate the features to determine whether or not the features were considered clearly and closely related to the host notes, and meet the definition of a derivative. If a feature is a derivative, the embedded features would be required to be bifurcated from the notes and accounted for separately as a combined derivative liability. We would then be required to remeasure the combined derivative liability to its then fair value at each subsequent balance sheet date, through an adjustment to current earnings.

Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Emerging Growth Company Status

We are an “emerging growth company” under the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We may elect not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time we are no longer considered to be an emerging growth company. At times, we may elect to early adopt a new or revised standard . See Note 3 of the accompanying audited consolidated financial statements for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the years ending December 31, 2019 and 2018.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we will not be required to, among other things: (a) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2024 (the last day of the fiscal year following the fifth anniversary of the consummation of Pivotal’s initial public offering), (b) the last date of our fiscal year in which it has total annual gross revenue of at least $1.1 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

New and Recently Adopted Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are applicable to us as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations under adoption.

See Recent Accounting Pronouncements issued, not yet adopted under Note 3—Summary of Significant Accounting Policies in the notes to the 2019 audited consolidated financial statements included elsewhere in this prospectus for more information about the recent accounting pronouncements, the timing of their adoption and our assessment, to the extent we have made one, of their potential impact on our financial condition and results of operations. As an “emerging growth company”, we can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

BUSINESS

Overview

We are a leading provider of fleet electrification solutions for commercial vehicles in North America, with over 3,700 electrified powertrain systems sold and driven over 140 million miles by over 200 fleets. Our vision is to become the world leader in fleet electrification solutions, with a mission of accelerating the adoption of fleet electrification systems through cost effective, customer tailored and comprehensive solutions.

In over 10 years of operations, we have built one of the largest end-use customer bases of any Class 2-6 vehicle electrification company in North America. Our fleet electrification solutions for commercial vehicles provide the market with cost-effective hybrid and plug-in hybrid solutions with on-board telematics that are widely available for sale and deployment across a broad range of popular vehicle chassis from the world’s leading OEMs. We believe we are positioned to capitalize on our market leadership as we expand our product offering into additional propulsion technologies including full battery electric and hydrogen fuel cell systems, heavier vehicles such as Class 7-8 vehicles, additional vehicles models in Class 2-6 and comprehensive vehicle charging and energy solutions. We currently sell most of our systems through a network of commercial vehicle upfitters, which we estimate already produces over 100,000 commercial vehicles a year.

Our current electrified drive systems are comprised of an electric motor that is mounted onto the vehicle’s drive shaft, an inverter motor controller, and a lithium-ion battery pack to store energy to be used for propulsion. We deploy our electrified drive systems (XLH™ and XLP™) onto the chassis of vans, pickups, shuttle buses, delivery trucks, and many other commercial vehicles produced by OEMs such as Ford, GMC, Chevrolet and Isuzu. This technology can be installed as the vehicles are being manufactured by industry standard second stage manufacturers known as upfitters in less than one day, with no negative impact on the vehicles’ operational performance, maintenance schedules or factory warranties. Our electrified powertrain systems capture and store energy during regenerative braking and subsequently deploy that energy into the driveline during acceleration, operating in parallel with the existing OEM drive train. In addition, our plug-in hybrid system offers the ability to supplement this energy via a connection with an AC electricity source, including a level 1 or level 2 charger. Our systems enable vehicles to burn less fuel and emit less carbon dioxide (CO2), resulting in increases of up to a 25-50% miles per gallon (MPG) improvement and up to a 20-33% reduction in GHG emissions. To date, vehicles deploying our electrification solutions have driven over 140 million miles.

We are making fleet electrification affordable, accessible, and easy-to-adopt for end-use customers. Our current drive systems enable commercial vehicle fleet operators to make immediate progress toward sustainability goals while the industry moves toward the production of full electric propulsion vehicles that are available, affordable and viable for commercial applications.

We are developing additional offerings to extend our range of electrification options with plans to include full battery electric propulsion (XL ELECTRIC™) and, hydrogen fuel cell electric systems. We further intend to deliver our systems on a broader range of vehicle applications (including Class 7-8 tractor chassis and electrified refuse vehicles, among other applications). In addition, we plan to offer comprehensive charging solutions (XL GRID™) and EaaS which would finance and manage vehicles, powertrains, charging systems, on-site power and energy storage systems while charging customers on a usage and time basis.

Class 2-6 includes vehicles generally classified as light duty (less than 10,000 pounds) and medium duty (between 10,000 pounds and 60,000 pounds) under the gross vehicle weight rating system. Historically, Class 2-6 has consisted of 600,000 to 650,000 new vehicles manufactured and sold in North America each year.

Market Opportunity

We estimate that the total addressable market for our products and services is over $1 trillion, when considering the current global market for commercial vehicles, fuel consumption, charging equipment and other operating expenses. We intend to offer a wide array of electrified drive systems including hybrid, plug-in hybrid, pure-electric and hydrogen fuel-cell electric systems to cover the full range of Class 2-8 commercial vehicles; and an eventual expansion into the EaaS market, which includes leveraging our cloud-based data and strong industry relationships to offer a comprehensive, all-in-one solution that includes electrified vehicles, charging infrastructure and data-based fleet management and energy services.

There are estimated to be over 29 million commercial trucks in use in the U.S. alone, with roughly one million new commercial vehicles sold each year in North America (aside from the below normal market conditions driven by COVID-19). While commercial trucks serve a wide range of critical business and societal functions, the vast majority are powered by gasoline and diesel fuel. Transportation is now the leading source of GHG emissions in the U.S., and many fleets are motivated (and increasingly mandated) to curb those emissions in their daily operations.

In their attempts to curb emissions, commercial and municipal fleets are increasingly adopting electrification as their alternative propulsion technology of choice. Demand for these vehicles has increased significantly in recent years, at the same time, broad adoption of electric vehicles is unlikely to occur for a number of years in the fleet market, due to challenges including, but not limited to, the extreme drive cycle and energy requirements of larger fleet vehicles, the high capital cost of BEVs, the lack of available charging infrastructure to power the vehicles for frequent use cycles, and the dearth of commercially viable electric vehicles available for purchase which meet the operating requirements of fleets. We believe all electric solutions will make sense for certain segments of the commercial fleet market and intend to develop all electric solutions for appropriate market segments.

We have built one of the largest end-use customer bases of any Class 2-6 vehicle electrification company in North America. Our fleet electrification solutions provide the market with cost-effective, affordable hybrid and plug-in hybrid solutions with on-board telematics that are widely available for sale and deployment across a broad range of popular vehicle chassis from the world’s leading OEMs. As a result, we believe we are well-positioned to capitalize on our market leadership as we expand our product offering into additional propulsion technologies including full battery electric and hydrogen fuel cell systems, heavier vehicles such as Class 7-8 vehicles, additional vehicles models in Class 2-6 and comprehensive vehicle charging and energy solutions.

We believe that the opportunity for expansion is even greater outside North America, particularly throughout Europe and Asia, which are adopting electrified vehicles and deploying charging infrastructure more aggressively than in the Americas. These continents have also historically been more progressive in incentivizing and mandating CO2 emissions reductions, further accelerating the demand for these vehicles. As we expand our operations, we intend to capitalize on the increasing global market demand. We are exploring specific opportunities for international sales in Asia, Europe, and South America and intend to commence sales in one or more of these regions by the end of 2022. Our management team has past experience selling hybrid systems in Asia, Europe and South America and we intend to grow our organizational capability further to facilitate international expansion. At this point in time, we have not yet determined a specific timeline for expansion in any particular international market.

Our Technology and Products

Since our founding, we have developed an extensive technology library and know-how that has enabled us to create proprietary commercial fleet electrification solutions which are reliable and cost effective. We have been producing and shipping our hybrid electric drive systems to customers since 2012, and have deployed thousands of units for hundreds of fleets over that time period. In 2017, we introduced our plug-in hybrid electric drive system, which offers a more significant MPG and emissions improvement than the hybrid system, while enabling customers to plug in their vehicles to a level 1 or level 2 charging station. Combined, vehicles deploying our electrification solutions have driven over 140 million total miles while realizing significant gains in MPG and substantial reductions in CO2 emissions.

Our hybrid or plug-in hybrid system is installed onto a traditional factory OEM chassis as it is manufactured at the industry standard second stage manufacturer and transforms that vehicle into a more fuel-efficient hybrid/plug-in hybrid unit. This is accomplished by adding an electric motor, an advanced lithium-ion battery pack, and control software. No other significant modifications to the vehicle are required, and no changes are made to the internal combustion engine or transmission.

Our hybrid systems (branded as “XLH™”) have been proven to improve MPG by up to 25% over standard gas-powered vehicles, while reducing CO2 emissions by up to 20%. Our plug-in hybrid system, branded as “XL Plug-In™” or “XLP™”, was named one of TIME magazine’s The 100 Best Inventions of 2019. The XLP offers an even more significant improvement in these metrics, demonstrating up to a 50% MPG improvement and up to a 33% reduction in emissions.

Both systems allow the vehicle to continue leveraging its internal combustion engine, while an electric motor mounted on the driveshaft provides an electric assist during acceleration that reduces strain on the engine and lowers the amount of gas consumed. During deceleration, that motor serves as a generator that captures energy through a process called regenerative braking, which stores that energy in the system’s battery pack. When the vehicle accelerates, that power is transferred into the driveline once again, and the process repeats. This allows our systems to operate in parallel with the OEM drivetrain, maintain factory vehicle warranties, and regenerate energy automatically to help power the vehicle.

Both the XLH and XLP system feature certain standard individual components, although the specific specifications and mounting locations differ depending on the vehicle chassis and electrification system used. Our systems are custom designed, with components configured and mounted uniquely for each compatible vehicle on which we operate. While an XL system includes over 100 different parts in its bill of materials, the four major components are illustrated and summarized below.

1)

Electric traction motor. The electric motor mounts onto the vehicle’s driveshaft, which has been modified to accommodate this component. During deceleration, it leverages regenerative braking to capture energy normally wasted in braking and help slow the vehicle, reducing wear on the brakes. During acceleration, it uses the recaptured energy to provide up to an additional 220 ft./lbs. of torque into the driveline, reducing the load on the engine and thereby reducing fuel consumption.

2)

Motor drive. This inverter controls and conditions the back and forth flow of power to and from the battery pack, depending on whether the system is expelling energy (during acceleration) or capturing energy (during deceleration).

3)

Control Module and Data Analytics Platform. We install a control module and telematics unit (which is branded as “XL Link”). The control module is the “brains” of the electric powertrain and determines how to operate the powertrain based on driver demands and vehicle and powertrain conditions. The telematics unit enables remote commissioning, remote software updates, remote service assessments, and transmits data to a proprietary cloud-based software system which can analyze various vehicle and systems metrics. The XL Link platform also provides a useful tool for R&D and we intend to expand this tool to facilitate fleet electrification planning (vehicle/powertrain selection and charging infrastructure planning).

4)

Battery pack. Both the XLH and XLP systems feature a lithium ion battery pack of varying capacities (depending on whether it is a hybrid or plug-in hybrid system). This battery pack can be mounted under the chassis or in the bed of a pickup truck depending on the system design and the configuration of the chassis on which it is mounted.

In the future, we intend to leverage our strong OEM and upfitter partnerships, internal engineering expertise and broad customer base to bring new electrification solutions to market. These include a wider array of available chassis options, deeper relationships with current and future OEM partners, and an expansion of our electrification suite to include EV and potentially hydrogen fuel cell enabled systems. We expect to develop proof-of-concept prototypes of these new systems in 2021 and introduce such systems for sale between late 2021 and late 2022.

We plan to offer charging and power management solutions. Such solutions are expected to include charging stations, onsite energy storage and power generation as well as system management. This offering will be branded as XL GRID, and we expect to work with a range of partners to provide a consolidated and comprehensive offering. We formally launched XL GRID as an offering available for sale in December 2020.

Further, we have a unique opportunity to leverage our hardware, software and energy industry partnerships to potentially launch an EaaS offering. Such an offering bundles vehicles, xEV powertrains, charging infrastructure, power and energy supply and other services for customers to provide an easy and low risk transition to fleet electrification and emissions reductions. Such an offering has the potential to increase our product sales and leverage the data in XL Link. We expect that this offering will also create pools of fleet electrification assets which are attractive to infrastructure and other investors, especially those with sustainability targets and focus. We anticipate to offer EaaS to select customers beginning in 2021.

Industry and Competition

When we were founded in 2009, the commercial vehicle electrification market was in the early stages and featured limited competition. In recent years, however, the vehicle electrification market has significantly expanded. In the consumer (non-commercial) market, companies such as Tesla have helped push electrification for passenger vehicles to the forefront, and many other startups have entered the space to capitalize on the increased interest. Nearly all traditional OEMs have accelerated and expanded their own electric vehicle lineups.

While we expect the trend toward increased competition to continue, our management believes we are well-positioned to compete favorably. Unlike the majority of companies in the vehicle electrification industry, which produce light duty passenger vehicles targeted for the consumer (non-commercial) market, we have historically focused exclusively on the commercial market. In the commercial space, vehicles are heavily customized with bodies that are built to suit the application for which they are purchased. We have established relationships with a large network of companies that perform this work who are certified to sell, install and service our electrification systems. We credit this go to market strategy for our recent growth and ability to remain customer-focused and responsive to market demand for our products. As a result, we believe that we have built the largest and broadest customer base for Class 2-6 hybrid and plug-in hybrid electric vehicles in North America.

There are few companies that we consider to be direct competitors. Companies such as Workhorse operate in the Class 2-6 market and others like Lordstown are focused on bringing Class 2 EVs to market. As we expand into the Class 7 and 8 markets, we will face new competitors, such as Hyliion, which are focused on the Class 8/heavy truck market.

Several new and established OEMs are currently building battery electric, or all electric, vehicles for the commercial market, but our management believes that these OEMs are likely to focus where there is the most crossover with the consumer market (primarily small pickup trucks and vans). Throughout our history, we have worked closely with traditional OEMs such as Ford, GM and Isuzu to provide electrification solutions for their standard gas-powered vehicles, so we consider our relationship to such companies to be that of a market partner as opposed to a competitor. However, with the continued interest being shown in EVs, we may experience competition from OEMs that release all electric versions of the same vehicles being deployed with our systems. We expect to continue to produce hybrid and plug-in hybrid versions of those vehicles due to the operational advantages and customer preferences those products offer. We further expect to expand our product line into the larger medium and heavy duty EV applications.

As we expand our product line to include EV applications, as well as Class 7-8 vehicle types, we will potentially begin competing with several other current and future EV developers who are looking to serve those markets. This could include current manufacturers such as Lion Electric Company, Hyliion, Green Power Motor Company, Nikola Motor Company and Proterra, Inc. If we expand into a full EaaS suite, in which we could offer bundled packages of vehicles, charging infrastructure, energy and fleet management consulting on an as-needed basis, we would also begin competing with several other companies who are considering entering the emerging EaaS space such as Nikola and their “bundled pricing”.

Customers and Backlog

In our 10-year existence, we have served over 200 end-use customers deploying more than 3,700 systems. These systems have combined use in real world applications in excess of 140 million miles. Our end-use customers most often purchase our systems from upfitters, OEM dealerships or other participants in our sales channels, who are our direct customers. Our end-use customer base is comprised of Fortune 500 corporate enterprises, public utilities, and municipalities of all sizes, a group that we estimate to operate over one million vehicles globally. We continue to develop these relationships with new products while growing the base with new customers seeking sustainability options in the Class 2-6 commercial vehicle market. We expect to continue to develop opportunities that lead to additional product offerings into the Class 7-8 commercial vehicle market.

For the fiscal year ended December 31, 2019, we had two customers that each individually accounted for over 10% of our revenue. Sales to Farmbro Inc., an upfitter, accounted for 59% of our total revenue in fiscal 2019, while sales to Sutton Ford—Chicago, an OEM dealership, accounted for an additional 10% of our total revenue. Our customer concentration has historically varied based on the receipt of large fleet orders, a trend that we expect to continue in the near term.

As of September 30, 2020, we had a backlog of 961 firm purchase orders representing $12.3 million in revenue. This backlog reflects the manner in which we believe our customers currently purchase commercial vehicles, with a typical 3 to 6 month lead time. All our orders are designed to meet a specified OEM vehicle chassis (VIN level), with production and shipment coordinated to meet simultaneously via the industry standard ship-thru process. Our systems are sourced and built to exacting specifications in line with OEM production timelines and customer installation preferences, and supply is sourced to meet these timelines. Our sales and marketing team uses a software tool to track all sales opportunities to existing and potential customers, identifying specific vehicles and our systems for such vehicles. This is used by our management to create projections about future aggregate sales pipeline opportunities for our existing products. Our management reviews our sales opportunity pipeline data and applies our historic conversion rates of sales pipeline and historical experience with respect to lead time to create revenue projections. Our management believes that our revenue estimates and committed backlog are important indicators of expected future performance.

Partnerships and Suppliers

Sales Upfit Channel Partnerships

We rely on an established upfitter partner network with locations throughout the U.S. and Canada to support the installation of our product via the industry standard ship-thru and upfit processes. Our upfitter partners are trained by our staff to use our Installation Process Platform and are certified to install our full line of products. Training is supported by our online step-by-step instruction manual for each kit, along with remote commissioning designed to ensure a successful installation and customer satisfaction. These same partners are also authorized to act as resellers of our full product line to their respective customers using their own sales organizations.

Sales FMC Channel Partnerships

We market our systems in conjunction with several major fleet management companies (“FMCs”) in North America and partner with their sales, consulting, and vehicle engineering teams to support customer demand. This channel allows us to expand our reach to over two million leased vehicles with our portfolios.

OEM Channel Partnerships

We collaborate with vehicle manufacturers to design, build, and deliver our systems in targeted fleet applications. We anticipate that this segment will continue to grow as the larger vehicle OEMs focus on electrification solutions based on consumer demand.

Production/Supply Chain Partnerships

We rely on third-party suppliers for the provision and development of many of the key components and materials used in our electrified powertrain solutions. While we obtain components from multiple, redundant suppliers whenever possible, some of the components used in our vehicles are purchased from a single source or a limited number of sources. We are reliant upon a single source, Parker Hannifin Corporation, for the supply of motor components operating under a three-year non-exclusive supply agreement with volume and pricing commitments.

In the first half of 2020 as result of the COVID-19 pandemic, we experienced multiple supply and service disruptions impacting our hybrid electric vehicle (“HEV”) product line. Our primary battery test facility halted testing of our HEV battery, preventing the validation of a newly designed battery. After several weeks, we were able to find an alternate test facility to restart the battery validation. This required sourcing, contracts, test plan development, training, and movement of essential hardware and equipment from the original location in New York to California resulting in a several month delay. Both test facility service providers are procured under a purchase order service arrangement.

Further, a battery supply partner, operating under a multi-year non-exclusive supply agreement with volume and pricing commitments, had significant supply disruptions in the April-May timeframe due to sub-supplier impacts on the Indiana and Michigan labor forces. In addition, Ford Component Sales (FCS), with whom we procure battery components under a month to month purchase order, had battery supply disruptions with a temporary closure of our manufacturing plant in Rawsonville, Michigan. This closure impacted the supply of HEV batteries to us by several weeks.

Strategy

As a leading provider of hybrid and plug-in hybrid electrification systems for Class 2-6 commercial fleet vehicles, and with more than 140 million customer miles driven on our electrification systems, we believe that we are in a unique position to expand our product offering and capitalize on the increasing demand for vehicle electrification. We are one of only a few companies that have deployed thousands of xEV powertrains in the Class 2-6 commercial fleet market in the U.S. and Canada, so we have established significant experience, data and relationships enabling scalable production, supply chain and service compared to competitors with relatively few systems in operation. We also have established global customers and suppliers. Our objective is to be a world leader in fleet electrification solutions, and our mission is to accelerate the adoption of fleet electrification systems through cost effective, customer tailored and comprehensive solutions. We have developed a strategy for delivering additional value and expanding market share moving forward, with plans to:

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Expand our xEV platform to include battery electric options. We believe that our customer base is among the early adopters of commercial electrification, and that many customers are currently or may soon be interested in expanding into all-electric options. Our position in the hybrid and plug-in hybrid electric market has enabled the development of strong relationships with existing customers and prospective customers, who may be prime candidates for adopting all electric versions of our systems in the future. Furthermore, we believe that we have the potential to become the first major commercial fleet electrification provider to include a full suite of commercial xEV offerings (hybrid, plug-in hybrid, battery electric) in our offerings.

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Expand offerings into new vehicle classes (7-8), chassis configurations and applications. We are a leading provider of electrification systems for Class 2-6 commercial vehicles, with applications available for pickup trucks, cargo/passenger vans, buses, box trucks, step vans, ambulances, stripped chassis and more. By expanding our lineup into Class 7 and 8 vehicles, we plan to add more medium- and heavy-duty options to our lineup, for applications such as refuse vehicles, city transit buses, tractor trailers, bucket trucks and more. We believe that this expansion has the potential to create opportunities within a new market segment historically consisting of hundreds of thousands of vehicles sold each year in North America alone.

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Expand offerings to include comprehensive charging solutions and power management through an offering branded as XL GRID™. We have hundreds of fleet customers, which, in the aggregate, operate thousands of facilities across the U.S. and Canada. Most of these facilities do not have sufficient vehicle charging infrastructure, and we expect to leverage our customer relationships and fleet operational data to effectively deploy and manage charging systems. These facilities typically have dozens and, in some cases, even hundreds of vehicles onsite, such that integrating charging with the existing building power system can create challenges. We expect to offer onsite power and energy storage solutions to customers to help manage these challenges. We also expect to offer services to help manage vehicle charging in order to reduce costs and increase the value of the fleet vehicle charging. We may work with partners to offer certain aspects of this comprehensive offering.

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Grow business globally to capitalize on worldwide demand for vehicle electrification. Global markets, particularly Europe, Asia and India, are also adopting vehicle electrification. By growing our commercial reach into these markets, we believe that we can build significant share and revenue opportunities within an untapped community of customers. We currently work with many fleets in the U.S. and Canada that operate vehicles globally, providing an opportunity to quickly expand worldwide within those fleets.

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Build upon an established leadership position in fleet electrification as well as energy industry and infrastructure finance relationships to establish a fleet EaaS offering. With our established and expanding product line of xEV solutions (XLH™, XLP™ and XL ELECTRIC™), a robust fleet electrification analytics platform (XL Link), and our future offering of comprehensive charging and power solutions (XL GRID™), We believe we are well positioned to offer fleet EaaS. In this offering, we aim to aggregate and package vehicles, electric powertrains, charging infrastructure, energy management and other services into an integrated offering to help customers rapidly reduce transportation related emissions. We expect to work with infrastructure investors to provide non-dilutive capital to finance these assets. We believe that such an offering can reduce the barriers to adopting fleet electrification on a broader scale.

Value Proposition

We were founded on the principal of delivering electrification solutions to customers in ways that were affordable, offered clear and immediate economic advantages and which were easily adoptable. We began by developing hybrid electric drive systems, which are far less expensive than battery electric options and require no additional charging infrastructure to operate. As battery prices have decreased, the infrastructure has slowly matured, and companies have become more capable of adopting plug-in vehicles, we have expanded our lineup to include plug-in hybrid options to meet this need.

Though trends toward battery electric vehicles continue to develop, we expect that the demanding drive cycles of many commercial fleet applications will limit the rate of EV adoption in many market segments. There are significant challenges preventing fleets from moving forward with large numbers of EVs, including high capital cost and lack of reliable and proven fleet-capable product options. As a result, demand for HEV and plug-in hybrid electric vehicle (“PHEV”) fleet options remains strong, and we believe our focus on hybrid and plug-in hybrid options aligns with current market demand for reliable and proven fleet options that are currently available for deployment. These readily available solutions provide immediate fuel economy and sustainability value while overcoming the most pressing challenges of their all-electric counterparts. While we plan to introduce EV options that align with our customers’ ability to purchase, deploy and operate these vehicles in certain segments, we believe that our hybrid and plug-in hybrid electric drive solutions offer a number of strong value propositions for fleets today:

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No charging infrastructure is required. Our hybrid and plug-in hybrid electric systems are self-charging, using regenerative braking to supplement the power of the internal combustion engine, which burns less fuel due to the hybrid assist. While the plug-in hybrid systems are able to leverage external power sources, they are not dependent upon those sources to operate the vehicle when there is a chance to supplement with an external power source, such that standard level 1 or level 2 chargers, which are more widely available and less expensive to install, are sufficient for providing their additional power.

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Less expensive to purchase and operate. Our HEV and PHEV solutions can be purchased at a fraction of the cost of currently available battery-powered all electric commercial fleet vehicles, delivering immediate value and lowering operating expenses over time. Our systems qualify for a wide range of state incentives throughout the country, but even without utilizing those programs, we believe that our systems represent the most cost effective solution available for commercial fleet vehicles.

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Readily available for fleet vehicles and applications. Because our systems are compatible with existing OEM chassis that are already in use for fleet applications, they can be quickly installed onto a wide range of popular fleet vehicles from multiple vehicle manufacturers. This creates continuity for fleets and familiarity for drivers. In addition, these vehicles continue to leverage an internal combustion engine, so there is no “range anxiety” to consider.

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Immediate fuel savings and sustainability value. Because they are readily deployable, our hybrid and plug-in hybrid systems can provide immediate value on fuel economy and sustainability targets. The systems can help fleets make up to 25-50% MPG improvements while reducing emissions by as much as one third.

While our hybrid and plug-in hybrid electric drive systems currently offer many immediate benefits over full electric propulsion, they also help to accelerate the transition to full electric propulsion vehicles as those technologies and supporting infrastructures continue to develop. In the meantime, we are leveraging our electric powertrain supply chain and technology to develop all-electric system options, which we expects to introduce in 2022.

We believe the high cost of more sustainable drive systems, such as all electric, are a significant barrier to adoption for commercial fleets, especially in market segments with demanding end use applications not suitable for current EV technology. We are uniquely positioned to reach a very broad market with our hybrid and plug-in hybrid offering, including drive cycle and end use applications that are currently not viable for all electric solutions. We believe we will have an advantage with respect to the introduction of all electric solutions in certain market segments, as we expect to be able to leverage the real world operating data, various customer and operational relationships, and charging infrastructure it establishes with our hybrid and plug-in hybrid offering.

We believe that we are also uniquely positioned to leverage our significant installed base of customers, fleet vehicles and telematics data to expand into new lines of business. This may include new electrification categories, new vehicle classes and application possibilities (such as Class 7-8 refuse trucks and semi-trailer trucks), and new business models (such as EaaS).

Manufacturing and Production

We produce our hybrid and plug-in hybrid electrification systems from components manufactured by third party suppliers. We also rely on system installation support from certified upfitters as required to meet demand volume. Our production team resides at an approximately 10,000 square foot leased facility in Quincy, IL. The site capabilities include receiving, warehousing, production/kitting, delivery, install/upfit training and system/component level troubleshooting. Our support functions, including supply chain, quality, and engineering operate remotely with daily contact with the production team.

Sales and Marketing

We maintain a sales and marketing team designed to promote, sell and communicate to our core target customers throughout the U.S. and Canada. The sales team is organized to cover both direct sales to customers and indirect sales through our two largest channels: sales and installation partners (vehicle upfitters) and fleet management companies (leasing and consulting organizations). This structure has enabled our expansion into established networks of fleet customers throughout the U.S. and Canada. The marketing team is organized to execute across external and internal go to market functions across the business, from strategy and message development to full scale program and campaign management. The marketing team is responsible for managing and executing against all aspects of our digital and offline market presence. This includes maintenance of the XL brand identity, website, digital and social media properties, online and offline advertising and demand generation, events, public relations, customer communications and more.

We expect to expand our sales and marketing capabilities and presence as we continue to grow.

Research and Development

We conduct research and development for product development at our headquarters located in Boston, MA, and also at our Southern California Technical Center in Foothill Ranch, CA. Both facilities are equipped with prototyping and testing capabilities to support product development. As needed, we supplement testing with outside test facilities to support product development along with ensuring compliance to applicable standards and regulations such as Federal Motor Vehicle Safety Standards (“FMVSS”). To support development, both facilities have engineering and support staff.

We develop both hybrid electric and plug-in electric solutions that are designed to integrate into OEM vehicles without voiding OEM warranties. A product development process is followed to ensure the products meet quality and timing targets while taking concepts through to production. We integrates a mixture of commercially available components and proprietary developed products to create electrified powertrain solutions. The XL developed hybrid controller that provides supervisory function and control over all subsystems of the electrified solution utilizes a modular software architecture. This approach facilitates a quicker adaption of the software updates required for different components used in the development of an electrified powertrain solution.

A key feature of our hybrid and plug-in hybrid controller is the ability to remotely monitor the performance and status of the powertrain solution including diagnostics and faults. If required, we can remotely push software updates to the controller to implement updated software or address certain issues without having to bring the vehicle into a service center for such an update. Additionally, if required, the system can be remotely disabled should there be a safety concern with how the vehicle is operating.

Our R&D organization leadership and team have extensive experience in the commercial vehicle industry, including drive systems for the full range of Class 2-8 commercial vehicles. Our team has established concept and prototype designs for all electric range plug-in hybrid electric vehicle systems and controls, pure electric drive systems and controls, and hydrogen fuel cell electric drive systems, including heavy duty Class 7-8 applications in addition to the currently available hybrid and plug-in hybrid drive systems already available.

Intellectual Property

Our success depends in part upon our ability to protect our core technology and intellectual property, and we rely on a combination of patents, know-how, copyrights, trademarks, trade secrets and non-disclosure agreements to establish and protect our intellectual property. As of December 31, 2020, we had 25 issued patents, including one international patent from China. In addition, as of December 31, 2020, we had 16 patent applications that were published (or awaiting publication) and are under examination at the U.S. Patent Office. We also have one provisional patent application that has been filed with the U.S. Patent Office. In addition to the above, eleven trademarks have been assigned to us.

Our intellectual property portfolio largely relates to mechanical systems, software, vehicle data analysis, vehicle control strategies, and data processing/management, and the utilization of data to optimize vehicle functions. Intellectual property is generated organically as part of our product development efforts. Concepts, ideas and solutions that are generated are reviewed to determine if they are patentable, and we hold regular executive level reviews to determine if disclosures are to be further processed for filing as a patent application.

We cannot conclusively state that any pending applications, existing patents or future patents will be definitively useful in protecting or promoting our business and growth plans. Please see the section entitled “Risk Factors” for additional information on the risks associated with our intellectual property strategy and portfolio.

Facilities

We currently operate three separate leased facilities across the U.S., strategically positioned across the East coast, Midwest and West coast in order to best leverage proximity to customers, partners and employee talent pools.

Our headquarters are located in Brighton, MA, an immediate suburb of Boston. This flagship facility houses the majority of the executive leadership team, along with engineering, sales & marketing, finance, human resources, service and supply chain functions. The facility includes a mixture of upper floor offices and lower floor automotive engineering equipment, including vehicle lifts and a dynamometer which enables the team to conduct extensive system and emissions testing on-site. Our lease expires in February 2021.

Our production team resides at an approximately 10,000 square foot leased facility in Quincy, IL. It is strategically located near OEM and key upfitter partner headquarters facilities. This facility is predominantly responsible for receiving material inventory and completing and shipping finished kits to customers. Site capabilities include receiving, warehousing, production/kitting, delivery, install/upfit training and basic system/component level troubleshooting. Our lease expires on December 31, 2021.

We also operate a facility in Foothill Ranch, CA which houses members of the engineering team that were brought into the business through the 2019 acquisition of Quantum Fuel’s electrification division. This team includes expertise in electrical, mechanical and systems engineering and is responsible for new product development, testing and component integration. Our lease expires in February 2025, with the option to extend for an additional 60-month term.

In addition, roughly 10 percent of our employees work remotely on a regular basis across a range of functions for whom frequent travel is required, including sales & marketing, service and quality. Throughout the COVID-19 pandemic, the majority of our employees have worked remotely unless required to be at a facility to perform their core functions.

Employees

As of December 31, 2020, we had 59 full time employees. We have not experienced any work stoppages, do not include any labor unions and consider our relationship with employees to be very good.

Government Regulations

We operate in an industry that is subject to extensive regulation. Regulatory compliance and product safety are our key areas of focus. As part of product development cycles, regulatory compliance is assessed early on in the development program and plans are implemented to assure compliance when a product is released to customers.

We also operate in an industry that is subject to extensive environmental regulation, which has become more stringent over time. The environmental laws and regulations to which we are subject govern, among others, water use, air emissions, use of recycled materials, energy sources, the storage, handling, treatment, transportation and disposal of hazardous materials, the protection of the environment, natural resources and endangered species and the remediation of environmental contamination. We may be required to obtain and comply with the terms and conditions of multiple environmental permits, many of which are difficult and costly to obtain and could be subject to legal challenges. Compliance with such laws and regulations at an international, regional, national, provincial and local level is an important aspect of our ability to continue our operations.

Environmental standards applicable to us are established by the laws and regulations of the countries in which it operates, standards adopted by regulatory agencies and the permits and licenses that it holds. Each of these sources is subject to periodic modifications and increasingly stringent requirements. Violations of these laws, regulations or permits and licenses may result in substantial civil and criminal fines, penalties, orders to cease the violating operations or to conduct or pay for corrective works. In some instances, violations may also result in the suspension or revocation of permits and licenses.

Vehicle Safety and Testing Regulation

The vehicles containing our systems are subject to, and required to comply with, numerous regulatory requirements established by the National Highway Traffic Safety Administration (“NHTSA”), including applicable FMVSS. The OEMs must self-certify that its vehicles meet or are exempt from all applicable FMVSSs before a vehicle can be imported into or sold in the U.S.

There are numerous FMVSSs that apply to our systems that are included in our customers’ vehicles. Examples of these requirements include:

•	Electric Vehicle Safety—limitations on electrolyte spillage, battery retention, and avoidance of electric shock following specified crash tests;

•	Flammability of Interior Materials—burn resistance requirements for materials used in the occupant compartment; and

•	Crash Tests for High-Voltage System Integrity—preventing electric shock from high voltage systems.

We are also required to comply with other NHTSA requirements and federal laws administered by NHTSA, including early warning reporting requirements regarding warranty claims, field reports, death and injury reports, foreign recalls, and owner’s manual requirements.

CARB Emissions Compliance and Certification

Our hybrid and plug-in hybrid systems are fitted to vehicles that have been certified to meet the requirements of U.S. Environmental Protection Agency (the “EPA”) and California Air Resources Board (“CARB”). The OEMs are responsible for ensuring compliance with the appropriate regulations for the base vehicle for emissions, fuel economy and on board diagnostics.

CARB classifies the XL system as an aftermarket fit system / device. As such, CARB requires that an Executive Order (“EO”) is obtained for the sale of the system intended for use on a vehicle to be operated in the state of California. In order to obtain the EO, we are required to submit an application to CARB for each vehicle group or family, which is required for each model year. The vehicle models included in a group or family are determined by the level of commonality of vehicle systems on both the base vehicle and the hybrid or plug in hybrid systems that are fitted.

CARB will then issue a test order that details the required testing and the specification of the vehicle to be used to demonstrate compliance. The essence of the testing is not to confirm the performance of the hybrid or plug-in hybrid system fitted to the vehicle, but to demonstrate that addition of the system does not negatively impact the emissions or diagnostic monitoring performance of the vehicle.

We have obtained a number of EOs for prior model years and are in the process of conducting testing against CARB issued test orders for future products to be introduced into the California market. EOs issued by CARB to XL are public record and are available to view on the CARB database for aftermarket, performance, and add-on parts. EOs also include requirements to collect data from vehicles in the field (in use data).

Future XL products may include battery electric vehicles, which would require a different certification process and would be subject to both CARB and EPA testing in order to demonstrate electric range and qualify for credits if appropriate. For light duty vehicles, a zero emission vehicle certification would be required. Heavy duty electric vehicles are subject to the CARB Zero-Emission Powertrain Certification Program.

Battery Safety and Testing Regulation

Our electrified powertrain solutions are intended to meet the International Organization for Standardization’s standards for electrically propelled vehicles in vehicle operational safety specifications and connecting to an external power supply. Additionally, we may incorporate other battery system standards of the International Organization for Standardization in our electrified powertrain solutions.

Our battery portfolio has leveraged three commercially available Li-ion batteries. Further, we have developed a hybrid battery and a plug-in hybrid pack with industry partners. The commercially available batteries were designed and tested by the suppliers, while the developed packs went under stringent testing to comply with Society of Automotive Engineers International J2929 Standard, “Safety Standard for Electric and Hybrid Vehicle Propulsion Battery Systems Utilizing Lithium Based Rechargeable Cells”.

We have developed and instituted the recommended practice for conductive charging systems to the SAE International Surface Vehicle Standard J1722 SAE Electric Vehicle and Plug in Hybrid Electric Vehicle Conductive Charge Coupler.

We have designed systems in accordance to SAE J2344 Guidelines for Electric Vehicle Safety mandating use of Hazardous Voltage Interlock Loop, charge interlocks, access cover interlocks, grounding practices and safety labeling for Electrical Energy Storage devices following the recommended practice of SAE J2936.

All XL developed batteries have been tested and meet the requirements for USDOT Federal Regulations Title 49 Part 173.185 General Requirements for Shipments and Packaging; Lithium Cells and Batteries issued by the Pipeline and Hazardous Materials Safety Administration. Testing was performed following the UN Recommendations on the Transport of Dangerous Goods; Manual of Tests and Criteria Section 38.3.

Our battery packs and modules have met the compliance requirements of the UN Manual of Tests and Criteria demonstrating our ability to ship the battery packs with completion of the following tests:

•	Altitude Simulation

•	Thermal Test

•	Vibration

•	Shock

•	External Short Circuit

•	Overcharge

•	Forced Discharge (Module)

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not currently a party to any material legal proceedings. Regardless of outcome, such proceedings or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources and other factors and there can be no assurances that favorable outcomes will be obtained.

MANAGEMENT

Executive Officers and Directors

Our directors and executive officers and their ages as of December 31, 2020 are as follows:

Name	Age	Position
Executive Officers
Dimitri N. Kazarinoff	56	Chief Executive Officer and Director
Thomas J. Hynes, III	41	President and Director
Non-Employee Directors
Debora M. Frodl(1)(3)	55	Chair of the Board
Declan P. Flanagan(2)(3)	46	Director
Kevin Griffin	44	Director
Christopher Hayes(2)(3)	47	Director
Jonathan J. Ledecky	62	Director
Niharika Ramdev(1)(2)	51	Director
Sarah Sclarsic(1)	37	Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Executive Officers

Dimitri N. Kazarinoff has served as our Chief Executive Officer and a member of our Board since the closing of the Business Combination. Mr. Kazarinoff has served as Chief Executive Officer and President and as a member of the board of directors of Legacy XL since October 2019. Mr. Kazarinoff has many years of experience as a transportation industry executive. Prior to his service with XL, from September 2011 through July 2019, he served as President of AVL Powertrain Engineering, Inc. and from January 2008 through April 2011, he served as the V.P. & GM of Eaton’s Hybrid Power Systems Division. Mr. Kazarinoff holds a BS ME from the Massachusetts Institute of Technology and a Masters of Management degree from the Kellogg Graduate School of Northwestern University.

Thomas J. Hynes, III, founded Legacy XL in 2009 and has served as our President and a member of our Board since the closing of the Business Combination. Mr. Hynes has served as Chief Strategy Officer and Treasurer and as a member of the board of directors of Legacy XL since October 2019. He previously served as Chief Executive Officer of XL from July 2009 through October 2019. Mr. Hynes has over 17 years of experience in energy innovation and fleet electrification. He currently serves as Senior Lecturer at the Sloane School of Management at the Massachusetts Institute of Technology, a position he has held since July 2008. Mr. Hynes has served on the board of directors of Woodwell Climate Research Center, a non-profit organization committed to conducting climate change research, since June 2018. Mr. Hynes holds a B.S. in management science from the Massachusetts Institute of Technology.

Non-Employee Directors

Debora M. Frodl has served as a member of our Board and the chair of our Board since the closing of the Business Combination. From May 24, 2018 until the closing of the Business Combination, Ms. Frodl served as a member of the board of directors of Legacy XL and was chair of the Legacy XL board of directors from July 1, 2019 until the closing of the Business Combination. Ms. Frodl has served as a member of the board of directors for Renewable Energy Group, Inc., a public company focused on biofuels, since March 2018 and ITC Holdings Corporation, a private company focused on electricity transmission, since September 2020. Ms. Frodl served as the Global Executive Director for Ecomagination at General Electric Company (“GE”) from December 2012 through December 2017, where she expanded GE’s clean technology strategy. From 2010 to 2012, Ms. Frodl served as Chief Strategy Officer & Global Alternative Fuels Leader for GE, leading the company to decarbonize its commercial fleet through deployment of alternative fuel vehicles. Prior to this position, Ms. Frodl gained over twenty years of senior executive experience at GE Capital, serving in roles including Senior Vice President and CEO and President. Since 2014, Ms. Frodl has served as an ambassador for the Clean Energy, Education & Empowerment for Women Initiative, a collaboration between U.S. Department of Energy, MIT and Stanford. She also served on the Advisory Board for the National Renewable Energy Lab, Joint Institute of Strategic Energy Analysis and the University of Minnesota, Institute on the Environment. Ms. Frodl is a certified Governance Fellow for the National Association of Corporate Directors since 2018. Ms. Frodl completed executive programs, Making Corporate Boards Most Effective, at Harvard Business School and Director’s Consortium, at Stanford Graduate School of Business. She holds an M.B.A. from the University of St. Thomas and B.S.B.A. from Minnesota State University.

Declan P. Flanagan has served as a member of our Board and the chair of our nominating and corporate governance committee since the closing of the Business Combination. Mr. Flanagan currently serves as the Executive Vice President and Chief Executive Officer of the Onshore Business Unit of Ørsted A/S, a position he has held since October 2018. From July 2009 until its acquisition by Ørsted in September 2018, Mr. Flanagan served as Chief Executive Officer of Lincoln Clean Energy (f/k/a Lincoln Renewable Energy). From December 2007 to July 2009, Mr. Flanagan served as Chief Executive Officer of E.On Climate and Renewables North America. From April 2003 through December 2007, Mr. Flanagan served as Chief Executive Officer of Airtricity North America LLC. Mr. Flanagan is a former member of the boards of both the American Wind Energy Association and the Solar Energy Industries Association. Mr. Flanagan holds a B.Sc in environmental science from National University of Ireland, a M.Sc in environmental management from University of Ulster and an MBA in accounting and finance from Northwestern University.

Kevin Griffin has served as a member of our Board since April 2019. He also served as a member of the board of directors of Pivotal Acquisition Corp. (“Pivotal I”) from September 2018 until it consummated its initial business combination with KLDiscovery in December 2019 and has continued to serve on the board of directors of KLDiscovery since such time. During Mr. Griffin’s 20-year career, Mr. Griffin has originated and invested over $4 billion across the capital structure of middle market businesses and has also sat on numerous boards of directors. Mr. Griffin founded MGG Investment Group in October 2014 and has served as its Chief Executive Officer and Chief Investment Officer since such time. Prior to launching MGG Investment Group, Mr. Griffin was a Managing Director with Highbridge Principal Strategies from January 2010 to June 2014, where he was a senior member of the Specialty Lending Platform and a Member of the Highbridge Credit Committee. Prior to this, Mr. Griffin was the Head of Private Investing for Octavian Funds, a hedge fund focused on global investing across debt and equity structures, from 2007 to 2009. From 2003 to 2007, Mr. Griffin was part of Fortress Investment Group in charge of originating and underwriting investment opportunities for the Drawbridge Special Opportunities Fund. Prior to Fortress, Mr. Griffin was an investor with one of the first publicly traded business development companies, American Capital, where he was involved in numerous equity buyout and subordinated debt investments. Mr. Griffin began his career with Houlihan Lokey Howard & Zukin’s Investment Banking Division, focusing primarily on distressed M&A and financial restructurings. The M&A Advisor in May 2015 named Mr. Griffin a winner of its 40 Under 40 Emerging Leaders Award. The Hedge Fund Journal, in association with Ernst & Young, in December 2016 named Mr. Griffin one of 50 “Tomorrow’s Titans”. Mr. Griffin received a BSBA in Finance from Georgetown University.

Christopher Hayes has served as a member of our Board and the chair of our compensation committee since the closing of the Business Combination. From August 30, 2019 until the closing of the Business Combination, Mr. Hayes served as a member of the board of directors of Legacy XL and was a member of Legacy XL’s Finance Committee. Mr. Hayes currently serves as managing partner of Alturus, a sustainable infrastructure investment company he founded in January 1, 2017. From January 1, 2016 to January 1, 2017, Mr. Hayes served as the Senior Vice President of Corporate Development at Edison International, a publically traded energy and power markets company. From June 2011 to December 2015, Mr. Hayes served as the managing partner of

Altenex LLC, a company he founded that provided an energy management network used by companies, universities and municipalities to source clean power for their portfolios. Mr. Hayes holds a B.S. in business administration from the University of Denver.

Jonathan J. Ledecky has served as a member of our Board since our inception. From our inception until the closing of the Business Combination, Mr. Ledecky served as our Chairman and Chief Executive Officer. Mr. Ledecky has been a co-owner of the National Hockey League’s New York Islanders franchise since October 2014. He also serves as an Alternate Governor on the Board of Governors of the NHL and as President of NY Hockey Holdings LLC. Mr. Ledecky has served as chairman of Ironbound Partners Fund LLC, a private investment management fund, since March 1999. Mr. Ledecky has also served as President and a director of Newtown Lane Holdings, Incorporated, a blank check company, since October 2015. Mr. Ledecky served as Chairman and Chief Executive Officer of Pivotal I, blank check company similar to our company, from its inception in August 2018 until it consummated its initial business combination with KLDiscovery in December 2019. Mr. Ledecky has continued to serve the board of directors of our since such time. Mr. Ledecky also served as a member of the board of directors of Propel Media, Inc., a digital media holding company, from January 2015 to January 2019. From July 2005 to December 2007, Mr. Ledecky served as president, secretary and a director of Endeavor Acquisition Corp., a blank check company that completed its initial business combination with American Apparel, Inc. From January 2007 to May 2009, he served as president, secretary and a director of Victory Acquisition Corp., a blank check company that was unable to consummate an initial business combination. He also served as president, secretary and a director of Triplecrown Acquisition Corp., a blank check company, from June 2007 until it completed its initial business combination with Cullen Agricultural Technologies, Inc. in October 2009. During 2007, he also served as president, secretary and director of Grand Slam Acquisition Corp., Performance Acquisition Corp. and Endeavour International Acquisition Corp., three similarly structured blank check companies that never completed their initial public offerings due to market conditions at the time. Mr. Ledecky founded U.S. Office Products in October 1994 and served as its chief executive officer until November 1997 and as its chairman until its sale in June 1998. U.S. Office Products was one of the fastest start-up entrants in the history of the Fortune 500 with sales in excess of $3 billion within its first three years of operation. From 1999 to 2001, Mr. Ledecky was vice chairman of Lincoln Holdings, owners of the Washington sports franchises in the NBA, NHL and WNBA. In addition to the foregoing, Mr. Ledecky served as chairman of the board and chief executive officer of Consolidation Capital Corporation from its formation in February 1997 until March 2000 when it merged with Group Maintenance America Corporation. Mr. Ledecky also has served as a trustee of George Washington University, a director of the U.S. Chamber of Commerce and a commissioner on the National Commission on Entrepreneurship and currently serves as a trustee of the U.S. Olympic Foundation and the U.S. Paralympic Foundation. In 2004, Mr. Ledecky was elected the Chief Marshal of the 2004 Harvard University Commencement, an honor bestowed by his alumni peers for a 25th reunion graduate deemed to have made exceptional contributions to Harvard and the greater society while achieving outstanding professional success. Mr. Ledecky received a B.A. (cum laude) from Harvard University in 1979 and a M.B.A. from the Harvard Business School in 1983.

Niharika Taskar Ramdev has served as a member of our Board and the chairperson of our audit committee since the closing of the Business Combination. From August 1996 to April 2019, Ms. Ramdev served in numerous positions with General Motors (“GM”), including several senior management positions beginning in 2011. From August 2011 to March 2014, Ms. Ramdev served as the Chief Financial Officer for Global Purchasing and Supply Chain for GM. From April 2014 to June 2015, Ms. Ramdev served as the Vice President of Finance and Treasurer for GM. From July 2015 to January 2018, Ms. Ramdev served as the Chief Financial Officer for General Motors International, a division of GM. From January 2018 to April 2019, Ms. Ramdev served as the Chief Financial Officer for Cadillac Global, a division of GM. Ms. Ramdev received her M.B.A. from Harvard Business School.

Sarah Sclarsic has served as a member of our Board since June 2019. Ms. Sclarsic is a technology entrepreneur and advisor, consulting for companies in a wide range of areas, from drone delivery to financial software to gene therapy, advising them on fundraising, business strategy, key hires and communications. Since September 2018,

Ms. Sclarsic has been conducting research at the MIT Media Lab, an interdisciplinary research laboratory at the Massachusetts Institute of Technology that encourages the unconventional mixing and matching of seemingly disparate research areas. From July 2016 to September 2018, Ms. Sclarsic served as Vice President of Operations of Sentieo, Inc., a producer of software for investors to research and analyze information on public companies. From 2013 to May 2016, she was the founding Business Director at Modern Meadow, Inc., a biotechnology company which developed methods to grow leather without animals. From 2011 to 2013, she was an independent consultant. In 2009, she co-founded Getaround, Inc., a carsharing company, and served as its Director of Operations until 2010. Ms. Sclarsic received a B.A. in bioethics from Harvard University.

Board Composition

Our business and affairs are organized under the direction of the Board which consists of nine members. Debora M. Frodl serves as chair of the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. The Board will meet on a regular basis and additionally as required.

The Board is divided into three classes, Class A, Class B and Class C, with members of each class serving staggered three-year terms. The Board is divided into the following classes:

•	Class A, which consists of Sarah Sclarsic, Declan P. Flanagan and Debora M. Frodl, whose terms will expire at our 2021 annual meeting of stockholders;

•	Class B, which consists of Kevin Griffin, Niharika Ramdev and Christopher Hayes, whose terms will expire at our 2022 annual meeting of stockholders; and

•	Class C, which consists of Jonathan J. Ledecky, Thomas J. Hynes III and Dimitri N. Kazarinoff, whose terms will expire at our 2023 annual meeting of stockholders.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Board may have the effect of delaying or preventing changes in control or management of the Company.

Director Independence

The Board has determined that each of the directors on the Board other than Dimitri N. Kazarinoff and Thomas J. Hynes III qualifies as an independent director, as defined under the listing rules of the NYSE, and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and NYSE listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and the NYSE relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee monitors compliance with legal and regulatory requirements. Our compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

The Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The Board adopted a charter for each of these committees, which comply with the applicable requirements of current NYSE rules. We intend to comply with future requirements to the extent they will be applicable to us. Copies of the charters for each committee are available on the investor relations portion of our website.

Audit Committee

Our audit committee consists of Niharika Ramdev, Sarah Sclarsic and Debora M. Frodl. The Board has determined that each of the members of the audit committee satisfies the independence requirements of the NYSE and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with NYSE audit committee requirements. In arriving at this determination, the Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Niharika Ramdev serves as the chair of the audit committee. The Board has determined that Niharika Ramdev qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE listing rules. In making this determination, the Board considered Ms. Ramdev’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.

The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing our financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of our internal audit function;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practice we use;

•

obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints we receive regarding financial controls, accounting, auditing or other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The composition and function of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. We will to comply with future requirements to the extent they become applicable to us.

Compensation Committee

Our compensation committee consists of Christopher Hayes, Declan P. Flanagan and Niharika Ramdev. Christopher Hayes serves as the chair of the compensation committee. The Board has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of the NYSE. The functions of the committee include, among other things:

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•	reviewing and approving the compensation and other terms of employment of our executive officers;

•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•	making recommendations to our Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our Board;

•	reviewing and making recommendations to our Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans, to the extent such authority is delegated by our Board;

•

reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for our executive officers;

•

reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with our Board.

The composition and function of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE rules and regulations. We will comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Declan P. Flanagan, Christopher Hayes and Debora M. Frodl. Declan P. Flanagan serves as the chair of the nominating and corporate governance committee. The Board has determined that each of the members of our nominating and corporate governance committee satisfies the independence requirements of the NYSE. The functions of this committee include, among other things:

•	identifying, reviewing and making recommendations of candidates to serve on our Board;

•	evaluating the performance of our Board, its committees and individual directors and determining whether continued service on our Board is appropriate;

•	evaluating nominations by stockholders of candidates for election to our Board;

•	evaluating the current size, composition and organization of our Board and its committees and making recommendations to our Board for approvals;

•	developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles;

•	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our Board current and emerging corporate governance trends; and

•

reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to our Board, including undertaking an annual review of its own performance.

The composition and function of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE rules and regulations. We will comply with future requirements to the extent they become applicable to us.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our amended and restated bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Certificate of Incorporation, our amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

The Board has adopted a Corporate Code of Conduct and Ethics and Whistleblower Policy (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.xlfleet.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. The nominating and corporate governance committee of the Board will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website or by any other means permitted under applicable SEC rules.

Non-Employee Director Compensation

In 2019 and 2020, no director received cash, equity or other non-equity compensation for service on our Board. Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending Board and committee meetings or performing other services in their capacities as directors.

The Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. We intend to develop a board of directors’ compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

In 2019 and 2020, Debora M. Frodl received $12,500 and $30,000, respectively, for her service as chair of the Legacy XL board of directors.

EXECUTIVE COMPENSATION

Executive Compensation

Our named executive officers for the year ended December 31, 2020, consisting of our current principal executive officer and our other most highly compensated executive officer, were:

•	Dimitri N. Kazarinoff, Chief Executive Officer; and

•	Thomas J. Hynes, III, President.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during 2019 and 2020.

	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Dimitri N. Kazarinoff	2020	292,500		33,935					326,435
Chief Executive Officer	2019	74,048	(2)	17,325	(3)	633,710	57,241	(4)	782,324

Thomas J. Hynes, III	2020	225,000		52,860					277,860
President	2019	250,000		40,000					290,000

(1)

The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with FASB’s ASC Topic 718. See Note 10 to our audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by XL in determining the grant-date fair value of our equity awards.

(2)	Mr. Kazarinoff joined Legacy XL in October 2019 and the salary amount included in the table represents the prorated portion of his $325,000 annual salary received in 2019.
(3)	Reflects the prorated portion of the bonus payment made to Mr. Kazarinoff on March 15, 2020 in connection with services provided in fiscal 2019.
(4)	Consists of (i) $50,000 paid to Mr. Kazarinoff in connection with relocation expenses and (ii) $7,241 paid to Mr. Kazarinoff in connection with temporary living expenses.

Narrative Disclosure to Summary Compensation Table

For 2020 and 2019, the compensation program for XL’s named executive officers consisted of base salary/incentive compensation delivered in the form of cash bonuses and stock option awards.

Annual Base Salary

Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

Bonus Compensation

From time to time, the Board or its compensation committee, in its discretion, may approve bonuses for our named executive officers based on individual performance, company performance or as otherwise determined to be appropriate. Bonuses are set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. With respect to Mr. Kazarinoff, we have entered into an offer letter agreement, described below, which sets forth his cash bonus.

Health and Welfare Benefits and Perquisites

We provide benefits to our named executive officers on the same basis as provided to all of our employees, including: health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; and short-and long-term disability insurance. We do not maintain any executive-specific benefit or perquisite programs.

Retirement Benefits

We provide a tax-qualified Section 401(k) plan for all employees, including the named executive officers. We do not provide a match for participants’ elective contributions to the 401(k) plan, nor do we provide to employees, including our named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Employment Agreements with Named Executive Officers

We currently maintain an offer letter with Mr. Kazarinoff, as summarized below.

Offer Letter with Dimitri N. Kazarinoff

We entered into an offer letter with Mr. Kazarinoff on September 30, 2019. Pursuant to the terms of the offer letter, Mr. Kazarinoff received a base salary at an annual rate of $325,000 for fiscal 2019, which base salary is to be reviewed on a periodic basis in accordance with our practices. Mr. Kazarinoff is eligible to receive an annual bonus, which bonus is based on established performance variables. The target bonus is equal to 30% of base salary and is expected to typically be earned at between 70% and 130% of that amount based on the performance variables. Mr. Kazarinoff also received payment of temporary living expenses through December 31, 2019 and, after 60 days of employment, $50,000 in relocation assistance. Pursuant to the terms of the offer letter, Mr. Kazarinoff also received an option to purchase 5,030,400 shares of our common stock. Such option vests in equal monthly installments over a 48 month period from the date of grant. In the event of a change of control (as defined in the 2010 Plan), provided that Mr. Kazarinoff has been employed by us for at least two years, the vesting of the option will be accelerated such that the greater of (i) 50% of the remaining unvested portion of the option, or (ii) the portion of the option that would have vested during the one-year period following the change of control, shall become immediately vested.

Agreements with Thomas J. Hynes, III

Previously, on July 13, 2009, we entered into an offer with Mr. Hynes in connection with his appointment as President and Chief Executive Officer, which does not provide for potential payments upon a termination or change of control. We have not provided subsequent written offers of employment or entered into an employment agreement with Mr. Hynes. Mr. Hynes is eligible to receive an annual bonus, which bonus is based on established performance variables. The target bonus for 2020 is equal to $80,000. Mr. Hynes has entered onto an Employee Covenants Agreement containing customary restrictive covenants. Mr. Hynes was granted an option in May 2018 to purchase 785,948 shares of our common stock.

Potential Payments and Benefits upon Termination or Change in Control

Pursuant to the terms of Mr. Kazarinoff’s offer letter, if we terminate Mr. Kazarinoff’s employment without “Cause,” we will provide Mr. Kazarinoff with severance benefits equal to six months of his then current base salary, subject to the execution and nonrevocation of a release of claims in a form satisfactory to the Company. “Cause” is defined in the offer letter as conduct by Mr. Kazarinoff which harms or would reasonably be expected to harm us, including the commission of fraud, misappropriation of funds, misconduct in the performance of duties, material breach of any of our policy’s, failure to perform the duties of the position, commission of a felony, or any criminal act involving dishonesty or theft, or material non-compliance with applicable business and legal standards, including with respect to workplace discrimination or harassment. On September 20, 2019, Mr. Kazarinoff entered into our standard Employee Covenants Agreement, which contains certain customary restrictive covenants.

Pursuant to the terms of Mr. Hynes’ agreement with the Company, in the event of a change of control (as defined in the 2010 Plan), the vesting of the option granted to Mr. Hynes will be accelerated such that the greater of (i) 50% of the remaining unvested portion of the option, or (ii) the portion of the option that would have vested during the one-year period following the change of control, shall become immediately vested.

Outstanding Equity Awards at 2020 Year End

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2020.

Name	Grant Date(1)	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Dimitri Kazarinoff, Chief Executive Officer	12/5/2019	10/7/2019	1,110,948	2,698,018	(2)	0.24	12/5/2029
Thomas J. Hynes, III, President	11/21/2013	07/13/2013	595,111	—	(3)	0.22	11/21/2023
Thomas J. Hynes, III, President	5/24/2018	07/01/2017	483,527	111,584		0.24	05/24/2028

(1)

Each option was granted under the 2010 Plan, the terms of which are described below under “Equity Benefit Plans—Legacy XL 2010 Equity Incentive Plan and Stock Options Assumed in Connection with the Business Combination.” In addition, each option originally covered shares of Legacy XL common stock, and in connection with the Business Combination, was assumed by XL and converted into an option to purchase shares of Common Stock on the same terms applicable to the option immediately prior to being assumed, except adjustments to the number of shares subject to and the exercise price of the option were made in order to reflect the Business Combination and to preserve the value of the option, as described in more detail below under “Equity Benefit Plans—Legacy XL 2010 Equity Incentive Plan and Stock Options Assumed in Connection with the Business Combination.”

(2)	Options vest over four years in equal monthly installments subject to continued service with us through each applicable vesting date.

(3)

Options vest over four years, with 25% vesting on the first anniversary of the vesting commencement date, and 6.25% vesting each quarter thereafter, subject to continued service with us through each applicable vesting date.

Equity Benefit Plans

XL 2020 Equity Incentive Plan

In December 2020, our Board adopted, and our stockholders approved, the 2020 Plan. The 2020 Plan became effective immediately upon the Closing.

Eligibility. The 2020 Plan allows for grants, under the direction of the Board or compensation committee, as the plan administrator, of stock options, stock appreciation rights, restricted and unrestricted stock awards, restricted stock units and other stock or cash-based awards to employees, consultants and directors who, in the opinion of the plan administrator, are in a position to make a significant contribution to our long-term success. All our and our affiliates employees, directors and consultants are eligible to participate in the 2020 Plan.

Shares Available for Issuance. The Plan provides for the future issuance of up to 12,800,000 shares of Common Stock, plus (i) a number of additional shares to be issued if awards outstanding under the 2010 Plan are cancelled or expire on or after the date of the annual meeting, and (ii) an annual increase on the first day of each fiscal year during the period beginning with the fiscal year immediately following the fiscal year during which the 2020 Plan is first approved by our stockholders, and ending on the second day of fiscal year 2030, equal to the lesser of: (a) 5% of the number of outstanding shares of Common Stock on such date; and (b) an amount determined by the plan administrator. Generally, shares of Common Stock reserved for awards under the 2020 Plan that lapse or are forfeited will be added back to the share reserve available for future awards, and shares of Common Stock tendered in payment for an award or shares of common stock withheld for taxes are available again for future awards.

The aggregate grant date fair value of shares granted to any non-employee director under the 2020 Plan and any other cash compensation paid to any non-employee director in any calendar year may not exceed $750,000; increased to $1,000,000 in the year in which such non-employee director initially joins the Board.

Stock Options. Stock options granted under the 2020 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to our and our affiliates employees. A maximum of 260,000,000 shares may be granted as incentive stock options under the 2020 Plan.

Non-qualified options may be granted to our and our affiliates employees, directors and consultants and the term of the option may not be longer than ten years. The exercise price of a stock option may not be less than 100% of the fair market value of Pivotal common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for one year after termination of service on account of death or total and permanent disability, but will not be exercisable if the termination of service was due to cause.

Restricted Stock. Restricted stock is Common Stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited. During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that generally dividend equivalents may accrue but shall not be paid during the restricted period, and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote the restricted shares, but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards. The plan administrator may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment through a specified restricted period or achievement of one or more performance goals.

Restricted Stock Units. Restricted stock units are phantom shares that vest in accordance with terms and conditions established by the plan administrator and when the applicable restrictions lapse, the grantee shall be entitled to receive a payout in cash, shares or a combination thereof based on the number of restricted stock units as specified in the award agreement. Dividend equivalents may accrue but shall not be paid prior to and only to the extent that, the restricted stock unit award vests.

Plan Administration. In accordance with the terms of the 2020 Plan, the Board may authorize our compensation committee to administer the 2020 Plan. The compensation committee may delegate part of its authority and powers under the 2020 Plan to one or more of our directors and/or officers, but only the compensation committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934. In accordance with the provisions of the 2020 Plan, the plan administrator determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the 2020 Plan.

In addition, the plan administrator may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2020 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Stock Dividends and Stock Splits. If our Common Stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of Common Stock as a stock dividend, the number of shares of Common Stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share of stock options or purchase price, if any, and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, the board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2020 Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•

in the event of a merger pursuant to which holders of Common Stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of the Common Stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•

provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•

with respect to stock grants and in lieu of any of the foregoing, the board of directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of Common Stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Board or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendment and Termination. The Plan may be amended by our stockholders. It may also be amended by the Board or the compensation committee, provided that any amendment which is of a scope that requires stockholder approval as required by (i) the rules of the NYSE or (ii) in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Duration of Plan. The Plan will expire by its terms on December 20, 2030.

Legacy XL 2010 Equity Incentive Plan and Stock Options Assumed in Connection with the Business Combination

Legacy XL’s board of directors adopted, and Legacy XL’s stockholders approved, the 2010 Plan in 2010. The 2010 Plan has been periodically amended, most recently in 2020 in order to increase the number of shares of Legacy XL’s common stock available for issuance pursuant to the 2010 Plan. The 2010 Plan permitted the grant of incentive stock options, non-qualified stock options and restricted stock awards. Incentive stock options may have been granted only to Legacy XL’s employees and to any of Legacy XL’s parent or subsidiary corporation’s employees. All other awards may have been be granted to employees, directors and consultants of Legacy XL and to any of Legacy XL’s parent or subsidiary corporation’s employees or consultants.

As of September 30, 2020, stock options to purchase 15,900,812 shares of XL’s common stock with a weighted-average exercise price of $0.32 per share were outstanding. A total of 792,632 shares remain reserved for grant under the 2010 Plan. There are no outstanding awards other than these options pursuant to the 2010 Plan as of September 30, 2020.

Administration. Legacy XL’s board of directors or a committee delegated by the board of directors administered the 2010 Plan. Subject to the terms of the 2010 Plan, the administrator had the power to, among other things, determine the eligible persons to whom, and the times at which, awards were granted, to determine the terms and conditions of each award (including the number of shares subject to the award, the exercise price of the award, if any, and when the award will vest and, as applicable, become exercisable), to modify or amend outstanding awards, or accept the surrender of outstanding awards and substitute new awards, to accelerate the time(s) at which an award may vest or be exercised, and to construe and interpret the terms of the 2010 Plan and awards granted thereunder.

Options. Legacy XL’s employees and service providers historically received stock options pursuant to the 2010 Plan. With respect to the options granted to Mr. Kazarinoff, the awards were granted in the form of ISOs. The exercise price per share of options granted under the 2010 Plan must have been at least 100% of the fair market value per share of Legacy XL’s common stock on the grant date. Subject to the provisions of the 2010 Plan, the administrator determined the other terms of options, including any vesting and exercisability requirements, the method of payment of the option exercise price, the option expiration date, and the period following termination of service during which options may remain exercisable.

Changes to Capital Structure. In the event of certain changes to Legacy XL’s capital structure, such as a stock dividends, stock splits or reverse stock splits, appropriate adjustments were made to (a) the number of shares available for issuance under the 2010 Plan, and (b) the number of shares covered by and, as applicable, the exercise price and the kind of underlying security of each outstanding award granted under the 2010 Plan. In the event of a change of control of XL (as defined in the 2010 Plan), the board of directors or committee administering the 2010 Plan could take one or more of the following actions to provide for: (i) the purchase of outstanding options for an amount equal to the amount that could have been obtained upon the exercise of the option and sale of the underlying stock had such option been currently exercisable, or the replacement of options with other rights or property, (ii) the accelerated vesting of options prior to the change of control, (iii) the assumption of options by the successor or surviving corporation, or (iv) the termination of options prior to the change of control.

Plan Amendment or Termination. Legacy XL’s board of directors had the power to amend, modify, or terminate the 2010 Plan at any time. The board of directors must obtain stockholder approval of any plan amendment to the extent required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Lock-Up Agreement

In connection with the consummation of the Business Combination, certain of Legacy XL’s stockholders and each initial stockholder of Pivotal entered into a Lock-Up Agreement dated September 17, 2020 (“Lock-Up Agreement”) with Pivotal which provides that the Common Stock issued to such holders in the Business Combination is subject to a 12-month lock-up period during which the holders have agreed, subject to certain restrictions, not to, directly or indirectly, sell, transfer or otherwise dispose of their shares to be issued in the Business Combination, which period may be earlier terminated if the reported closing sale price of the Common Stock equals or exceeds $15.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations or other similar transactions) for a period of 20 trading days during any 30-trading day period commencing at least 150 days following the consummation of the Business Combination, subject to certain exceptions.

Additionally, in connection with the Business Combination, the insider letter between such initial stockholders of Pivotal and Pivotal terminated pursuant to its terms, such that, in lieu of the transfer restrictions contained in the insider letter, the terms of the Lock-Up Agreement will govern.

Registration Rights Agreement

In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, certain stockholders of Legacy XL and certain stockholders of Pivotal, including the holders of the Pivotal Class B Common Stock (such Pivotal Class B Common Stock was reclassified on the Closing Date as Common Stock) entered into a Registration Rights Agreement with us, dated September 17, 2020 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed that, no later than 45 calendar days after the Closing, we would file with the SEC (at our sole cost and expense) a registration statement registering the resale of the registrable securities, and we will use our reasonable best efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. Such stockholders were also granted certain demand registration rights and piggyback registration rights. The Registration Rights Agreement does not provide for the payment of any cash penalties by us if we fail to satisfy any of our obligations under the Registration Rights Agreement. This prospectus is related to the filing of such registration statement registering the resale of the registrable securities.

Indemnification Agreements

On December 21, 2020, in connection with the consummation of the Business Combination, and as contemplated by the Merger Agreement, we entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to indemnify such directors and executive officers for certain expenses, including reasonable attorneys’ fees, judgments (including any pre and post-judgment interest) penalties, fines, liabilities, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

Pivotal Related Agreements

In March 2019, Pivotal issued 5,750,000 shares of Class B common stock to Pivotal Investment Holdings II LLC (the “Sponsor”) for $25,000 in cash, at a purchase price of approximately $0.004 per share, in connection with Pivotal’s organization. The Sponsor transferred 50,000 sponsor shares to each Pivotal independent director and 100,000 sponsor shares to Pivotal’s chief financial officer in April 2019, in each case at the same per-share purchase price paid by the Sponsor.

The Sponsor shares were automatically reclassified as shares of Common Stock following the Closing of the Business Combination on a one-for-one basis.

The Sponsor purchased an aggregate of 4,233,333 Private Placement Warrants at a price of $1.50 per warrant (for a total purchase price of $6,350,000) from Pivotal on a private placement basis simultaneously with the consummation of Pivotal’s initial public offering. The Private Placement Warrants are identical to the warrants included in the units sold in Pivotal’s initial public offering except that the Private Placement Warrants: (i) are not redeemable by Pivotal and (ii) may be exercised for cash or on a cashless basis, as described in the prospectus for Pivotal’s initial public offering, so long as they are held by the initial purchasers or any of their permitted transferees. If the Private Placement Warrants are held by holders other than the initial purchasers or any of their permitted transferees, they will be redeemable by Pivotal and exercisable by the holders on the same basis as the warrants included in the units being sold in its initial public offering. The initial purchasers of the Private Placement Warrants have agreed not to transfer, assign or sell any of the warrants, including the common stock issuable upon exercise of the warrants (except to certain permitted transferees), until 30 days after the Closing.

On April 9, 2019, an affiliate of the Sponsor loaned Pivotal an aggregate of $125,000 to cover expenses related to the initial public offering pursuant to a promissory note. The promissory note was non-interest bearing and payable on the earlier of February 28, 2020, the date on which the initial public offering was completed or the date on which we determined not to proceed with the initial public offering. The promissory note was repaid upon the consummation of Pivotal’s initial public offering on July 16, 2019.

Other than as described above, no compensation of any kind was paid by Pivotal to its Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on Pivotal’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

On July 11, 2019, a managing member of the Sponsor entered into a forward purchase contract with Pivotal to purchase, in a private placement to occur concurrently with the consummation of the Pivotal’s initial business combination, up to $150,000,000 of the Pivotal’s securities. The Sponsor did not purchase any securities from Pivotal pursuant to the forward purchase contract in connection with the Business Combination.

The holders of Pivotal’s Sponsor shares, as well as the holders of the Private Placement Warrants and any warrants the Sponsor or its affiliates issued in payment of working capital loans made to Pivotal (and all underlying securities), were entitled to registration rights pursuant to an agreement signed on the effective date of Pivotal’s initial public offering. Pursuant to such agreement, the holders of a majority of these securities were entitled to make up to two demands that Pivotal register such securities. Pursuant to such agreement, the holders of a majority of the Private Placement Warrants or warrants issued in payment of working capital loans made to Pivotal (or underlying securities) could elect to exercise these registration rights at any time after Pivotal consummates a business combination. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to Pivotal’s consummation of a business combination. Pivotal would bear the expenses incurred in connection with the filing of any such registration statements. Such arrangement was terminated in connection with the closing of the Business Combination and was replaced by a registration rights agreement.

Concurrently with the execution of the Merger Agreement, Pivotal entered into a subscription agreement with MGG, pursuant to which MGG purchased 630,000 shares of Common Stock for an aggregate purchase price of $6.3 million. Kevin Griffin, the Chief Executive Officer and Chief Investment Officer of MGG, is a member of our Board. The PIPE was consummated substantially concurrently with the closing of the Business Combination.

Legacy XL Related Agreements

Lease Agreement

On March 16, 2012, Legacy XL entered into a Lease Agreement with Red Line Limit, LLC, as landlord, in connection with Legacy XL’s lease of certain property at which its headquarters is located in Brighton, Massachusetts. The property is owned by James Davis, a holder of more than 5% of Legacy XL’s common stock. The lease agreement was subsequently amended on each of January 27, 2016, November 1, 2017 and November 15, 2019. Pursuant to the terms of the lease agreement, Legacy XL currently pays monthly rent installments of $17,780 for this property. Legacy XL made payments of approximately $210,000 in 2019 and approximately $160,000 in 2020 (through September 30, 2020) in connection with the lease agreement.

Stockholder Support Agreements

In connection with the execution of the Merger Agreement, certain of Legacy XL’s officers, directors, founders and their family members and 5% or greater holders of Legacy XL’s stock (the “Supporting Holders”), comprised of certain of Legacy XL’s officers, directors, founders and their family members and 5% or greater holders of Legacy XL’s stock, who collectively hold approximately 47% of the issued and outstanding shares of Legacy XL’s common stock on an as-converted basis, have entered into Support Agreements with Pivotal pursuant to which the Supporting Holders agreed, among other things, (i) to vote all of their respective shares of Legacy XL’s stock in favor of the Merger at a meeting called to approve the Merger by Legacy XL’s stockholders (or in an action by written consent approving the Merger) and (ii) to the extent such stockholders are holders of Legacy XL’s Series D preferred stock, to deliver a signature to the request for conversion required to effect the conversion of Legacy XL’s preferred stock into Legacy XL’s common stock immediately prior to the effective time of the Merger.

Employment Agreements

XL has entered into employment agreements and offer letter agreements with certain of its executive officers. See the section entitled “Executive Compensation—Employment Agreements with Named Executive Officers.”

Series D Financing

On September 29, 2017 and January 15, 2018, Legacy XL issued an aggregate of 42,897,246 shares of Series D-1 preferred stock at a purchase price of $0.5775 per share for an aggregate purchase price of $24,773,159.57, 1,465,110 shares of Series D-2 preferred stock at a purchase price of $0.5053 per share for an aggregate purchase price of $740,320.08, 223,254 shares of Series D-3 preferred stock at a purchase price of $0.4620 per share for an aggregate purchase price of $103,143.35 and 5,522,960 shares of Series D-4 preferred stock at a purchase price of $0.4043 per share for an aggregate purchase price of $2,232,932.73 (collectively, the “Series D Financing”). The following table summarizes purchases of Legacy XL Series D preferred stock by related persons and their affiliates, including purchases by James Davis, Constellation New Energy, Inc. and Ingka Investments Ventures, B.V., each of whom are holders of more than 5% of Legacy XL’s common stock, and by Thomas J. Hynes, III, and his affiliate Thomas J. Hynes, Jr.

Stockholder	Shares of Series D Preferred Stock	Total Purchase Price
James Davis	10,939,170	$6,087,226
Constellation New Energy, Inc.	8,658,008	$5,000,000
Ingka Investments Ventures B.V.	8,658,008	$5,000,000
Thomas J. Hynes, III	150,877	$63,999
Thomas J. Hynes, Jr.	109,357	$51,711

Related Person Transactions

The Board adopted a written related person transactions policy that sets forth policies and procedures regarding the identification, review, consideration and oversight of related person transactions. For purposes of this policy only, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of its subsidiaries, are participants involving an amount that exceeds $120,000, in which any related person has a material interest.

Transactions involving compensation for services provided to us or any of our subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including its common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the related person transaction policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to our audit committee (or to another independent body of our board of directors) for review. To identify related person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

Our audit committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of the Common Stock as of January 8, 2021, after giving effect to the Closing, by:

•	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock;

•	each current named executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on approximately 131,365,170 shares of Common Stock issued and outstanding as of January 8, 2021 and do not take into account the issuance of any shares of Common Stock upon the exercise of Warrants to purchase up to approximately 12,149,117 shares of Common Stock that remain outstanding.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:
Jonathan J. Ledecky(1)	9,733,333	7.2%
Dimitri N. Kazarinoff(2)	1,364,355	1.0%
Thomas J. Hynes III(3)	7,297,294	5.5%
Kevin Griffin(1)(4)	10,363,333	7.6%
Sarah Sclarsic(5)	50,000	* %
Christopher Hayes(6)	381,873	* %
Debora M. Frodl(7)	338,326	* %
Niharika Ramdev	0	0
Declan P. Flanagan	0	0
Directors and Executive Officers as a Group (9 Individuals)	19,795,181	14.3%

Five Percent Holders:
James Davis(8)	12,500,803	9.5%
Constellation New Energy, Inc.(9)	6,871,051	5.2%
Ingka Investments Ventures B.V.(10)	6,630,234	5.0%

*	Less than one percent.
(1)

Includes 5,500,000 shares held by the Sponsor, Pivotal Investment Holdings II LLC, of which each of Ironbound Partners Fund, LLC, an affiliate of Mr. Ledecky, and Pivotal SPAC Funding II LLC, an affiliate of Mr. Griffin, is a managing member. Also includes 4,233,333 shares issuable to Pivotal Investment Holdings II LLC upon the exercise of the Private Placement Warrants. Notwithstanding their dispositive and voting control over such shares, each of Messrs. Griffin and Ledecky disclaims beneficial ownership of the shares of Common Stock held by Pivotal Investment Holdings II LLC, except to the extent of his respective proportionate pecuniary interest therein. The business address of each of the individuals is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

(2)

Includes 15,346 shares received in connection with the conversion of Legacy XL notes and options to purchase an additional 1,349,009 shares (which will have vested within 60 days of January 8, 2021). The business address of the stockholder is c/o XL Fleet Corp., 145 Newton Street, Boston, Massachusetts 02135.

(3)

Includes 6,181,461 shares and options to purchase an additional 1,115,833 shares (which will have vested within 60 days of January 8, 2021). The business address of the stockholder is c/o XL Fleet Corp., 145 Newton Street, Boston, Massachusetts 02135.

(4)

Includes 630,000 shares held by MGG, of which Mr. Griffin is the Chief Executive Officer and Chief Investment Officer. Notwithstanding his dispositive and voting control over such shares, Mr. Griffin disclaims beneficial ownership of the shares of Common Stock held by MGG, except to the extent of his proportionate pecuniary interest therein. The business address of each of the individuals is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

(5)	Includes 50,000 shares held of record by Ms. Sclarsic the business address of the stockholder is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.
(6)

Includes options to purchase 381,873 shares (which will have vested within 60 days of January 8, 2021). The business address of the stockholder is c/o XL Fleet Corp., 145 Newton Street, Boston, Massachusetts 02135.

(7)

Includes options to purchase 338,326 shares (which will have vested within 60 days of January 8, 2021). The business address of the stockholder is c/o XL Fleet Corp., 145 Newton Street, Boston, Massachusetts 02135.

(8)

Includes 12,500,803 shares held of record by Mr. Davis (which number includes 100,000 shares purchased by Mr. Davis in connection with the PIPE Offering). The business address of the stockholder is 100 Guest Street, Boston, Massachusetts 02135.

(9)

Includes 6,871,051 shares held of record by Constellation NewEnergy, Inc. The business address of the stockholder is Constellation New Energy, Inc. (“CNE”), 1310 Point Street, 8th Floor, Baltimore, Maryland 21231.

(10)

Includes 6,630,234 shares held of record by Ingka Investments Ventures US B.V. Ingka Investments Ventures US B.V. is represented by its jointly authorized managing directors, Juvencio Pablo Maetzu Herrera and Bertil Krister Mattsson, who may be deemed the beneficial owners of all shares. The business address of each of the individuals is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

SELLING SECURITYHOLDERS

Certain of the Selling Securityholders acquired the Private Placement Warrants from us in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act in connection with the initial public offering of our predecessor, Pivotal. Certain of the Selling Securityholders acquired shares of our Common Stock from us in the private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act in connection with a private placement in connection with the Business Combination. Certain of the Selling Securityholders acquired shares of our Common Stock in connection the exchange of their shares of Legacy XL in connection with the Business Combination. Certain of the Selling Securityholders acquired the Legacy XL Warrants in connection with their service to Legacy XL, which we acquired in the Business Combination. Pursuant to agreements with certain of the Selling Securityholders and the Business Combination, we agreed to file a registration statement with the SEC for the purposes of registering for resale (i) the Private Placement Warrants (and the shares of Common Stock that may be issued upon exercise of the Private Placement Warrants), and (ii) the shares of our Common Stock otherwise listed above.

Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of January 8, 2021 regarding the beneficial ownership of our Common Stock by the Selling Securityholders and the shares of Common Stock being offered by the Selling Securityholders. The applicable percentage ownership of Common Stock is based on approximately 131,365,170 shares of Common Stock outstanding as of January 8, 2021. Information with respect to shares of Common Stock owned beneficially after the offering assumes the sale of all of the shares of Common Stock offered and no other purchases or sales of our Common Stock. The Selling Securityholders may offer and sell some, all or none of their shares of Common Stock, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants, as applicable, that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.

Of the shares of Common Stock being registered for resale by the Selling Securityholders, 32,834,378 of such shares are subject to lock-up agreements which provide that the shares of Common Stock held by such securityholders are subject to a 12-month lock-up period during which the holders have agreed, subject to certain restrictions, not to, directly or indirectly, sell, transfer or otherwise dispose of their shares, which period may be earlier terminated if the reported closing sale price of the common stock equals or exceeds $15.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations or other similar transactions) for a period of 20 trading days during any 30-trading day period commencing at least 150 days following the consummation of the Business Combination, subject to certain exceptions.

					Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
Selling Securityholders	Shares of Common Stock Beneficially Owned Prior to this Offering	Warrants Beneficially Owned Prior to this Offering	Number of Shares of Common Stock Being Offered	Number of Warrants Being Offered	Number	Perce- ntage	Number	Perce- ntage
SFL SPV I LLC(2)	76,424	0	76,424	—	0	*	0	*
Bespoke Alpha MAC MIM LP(2)	56,269	0	56,269	—	0	*	0	*
Monashee Pure Alpha SPV I LP(2)	263,294	0	263,294	—	0	*	0	*
Monashee Solitario Fund LP(2)	305,468	0	305,468	—	0	*	0	*
BEMAP Master Fund Ltd(2)	498,545	0	498,545	—	0	*	0	*
CVI Investments, Inc.(3)	500,000	0	500,000	—	0	*	0	*
BEMAP Master Fund Ltd(4)	191,159	0	191,159	—	0	*	0	*
Encompass Capital Master Fund LP(5)	1,037,774	0	1,037,774	—	0	*	0	*
Encompass Capital E&P Master Fund LP(6)	271,067	0	271,067	—	0	*	0	*
Perry Creek Capital Fund II LP(7)	330,282	0	330,282	—	0	*	0	*
Perry Creek Capital Partners LP(8)	169,718	0	169,718	—	0	*	0	*
Tech Opportunities LLC(9)	1,500,000	0	1,500,000	—	0	*	0	*
D. E. Shaw Valence Portfolios, L.L.C.(10)(11)	2,250,000	0	2,250,000	—	0	*	0	*
D. E. Shaw Oculus Portfolios, L.L.C.(10)(11)	750,000	0	750,000	—	0	*	0	*
CDK Associates, L.L.C.(12)	1,500,000	0	1,500,000	—	0	*	0	*
Third Street Holdings, LLC(13)	300,000	0	300,000	—	0	*	0	*
G. Richard Wagoner, Jr. and affiliated entities (14)	882,650	0	20,000	—	862,650	*	0	*
Arosa Opportunistic Fund LP(15)	300,000	0	300,000	—	0	*	0	*

					Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
Selling Securityholders	Shares of Common Stock Beneficially Owned Prior to this Offering	Warrants Beneficially Owned Prior to this Offering	Number of Shares of Common Stock Being Offered	Number of Warrants Being Offered	Number	Perce- ntage	Number	Perce- ntage
Empery Asset Master, LTD(16)	129,190	0	129,190	—	0	*	0	*
Empery Tax Efficient III, LP(17)	70,810	0	70,810	—	0	*	0	*
Kepos Alpha Master Fund L.P.(18)	750,000	0	750,000	—	0	*	0	*
BlackRock, Inc.(19)	1,000,000	0	1,000,000	—	0	*	0	*
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B(20)	300,000	0	300,000	—	0	*	0	*
Integrated Core Strategies (US) LLC(21)	1,815,951	7,732	1,700,000	—	115,951	*	7,732	*
James S. Davis(22)	12,500,803	0	12,500,803	—	0	*	0	*
Pivotal Investment Holdings II, LLC (23)(24)	9,733,333	4,233,333	9,733,333	4,233,333	0	*	0	*
James H.R. Brady(23)	100,000	0	100,000	—	0	*	0	*
MGG Investment Group LP (25)	630,000	0	630,000	—	0	*	0	*
Sarah Sclarsic(23)	50,000	0	50,000	—	0	*	0	*
Efrat Epstein(23)	50,000	0	50,000	—	0	*	0	*
Katrina Adams(23)	50,000	0	50,000	—	0	*	0	*
WindSail Credit Fund(26)	1,008,200	0	1,008,200	—	0	*	0	*
SVB Financial Group(27)	338,223	0	338,223	—	0	*	0	*
MOTIV Partners LLC(28)	0	249,117	249,117	—	0	*	249,117	*
Thomas J. Hynes III(29)(30)	7,297,295	0	6,181,461	—	1,115,834	*	0	*
Clayton W. Siegert(29)	1,022,206	0	1,022,206	—	0	*	0	*
Dimitri N. Kazarinoff(29)(31)	1,364,355	0	15,346	—	1,349,009	1.0%	0	*
Nicole Hynes(29)	70,991	0	70,991	—	0	*	0	*
Thomas J. Hynes Jr.(29)	1,277,554	0	1,277,554	—	0	*	0	*
Richard Canny(29)	223,166	0	223,166	—	0	*	0	*
John B. Hynes III(29)	313,095	0	313,095	—	0	*	0	*

*	Less than one percent.
(1)

The amounts set forth in this column are the number of shares of Common Stock that may be offered by each Selling Securityholder using this prospectus. These amounts do not represent any other shares of our Common Stock that the Selling Securityholder may own beneficially or otherwise.

(2)

Jeff Muller, CCO of Monashee Investment Management LLC, is deemed to have power to vote or dispose of the reported securities offered hereby. The address of Monashee Investment Management, LLC is c/o Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02110.

(3)

Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA members. CVI purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares. The address of the principal business office of CVI Investments, Inc. is c/o Heights Capital Management, Inc. 101 California Street, Suite 3250, San Francisco, CA 94111.
(4)

Encompass Capital Advisors LLC (“Encompass Capital Advisors”), as the sub-manager for BEMAP Master Fund Ltd., may be deemed to beneficially own the shares of our common stock held by BEMAP Master Fund LP. Todd Kantor, as the managing member of Encompass Capital Advisors, may also be deemed to beneficially own the shares of our common stock held by BEMAP Master Fund Ltd. Mr. Kantor disclaims beneficial ownership of such shares of common stock except to the extent of his economic interests in BEMAP Master Fund Ltd., if any. The address of the principal business office of BEMAP Master Fund Ltd. is 200 Park Avenue, 11th Floor, New York, NY 10166.

(5)

Encompass Capital Advisors, as the investment adviser for Encompass Capital Master Fund L.P., may be deemed to beneficially own the shares of our common stock held by Encompass Capital Master Fund L.P. Todd Kantor, as the managing member of Encompass Capital Advisors, may also be deemed to beneficially own the shares of our common stock held by Encompass Capital Master Fund L.P. Mr. Kantor disclaims beneficial ownership of such shares of common stock except to the extent of his economic interests in Encompass Capital Master Fund L.P., if any. The address of the principal business office of Encompass Capital Master Fund LP is 200 Park Avenue, 11th Floor, New York, NY 10166.

(6)

Encompass Capital Advisors, as the investment adviser for Encompass Capital E&P Master Fund L.P., may be deemed to beneficially own the shares of our common stock held by Encompass Capital E&P Master Fund L.P. Todd Kantor, as the managing member of Encompass Capital Advisors, may also be deemed to beneficially own the shares of our common stock held by Encompass Capital E&P Master Fund L.P. Mr. Kantor disclaims beneficial ownership of such shares of common stock except to the extent of his economic interests in Encompass Capital E&P Master Fund L.P., if any. The address of the principal business office of Encompass Capital Master Fund LP is 200 Park Avenue, 11th Floor, New York, NY 10166.

(7)

Perry Creek Capital GP II LLC (“Perry Creek GP”) is the general partner of Perry Creek Capital Fund II LP (the “Fund”) and, accordingly, exercises investment discretion with respect to the shares of common stock directly owned by the Fund. Adeel Qalbani is the controlling person of Perry Creek GP and may be deemed to beneficially own the shares of common stock directly owned by the Fund. Each of Mr. Qalbani and Perry Creek GP disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its economic interest in the Fund, if any. The principal business address of each of Perry Creek GP, the Fund and Mr. Qalbani is 150 East 58th Street, 17th Floor, New York, NY 10155.

(8)

Perry Creek Capital Partners GP LLC (“Perry Creek Partners GP”) is the general partner of Perry Creek Capital Partners LP (“PCCP”) and, accordingly, exercises investment discretion with respect to the shares of common stock directly owned by PCCP. Adeel Qalbani is the controlling person of Perry Creek Partners GP and may be deemed to beneficially own the shares of common stock directly owned by PCCP. Each of Mr. Qalbani and Perry Creek GP disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its economic interest in PCCP, if any. The principal business address of each of Perry Creek Partners GP, PCCP and Mr. Qalbani is 150 East 58th Street, 17th Floor, New York, NY 10155.

(9)

Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of Tech Opportunities LLC is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017.

(10)

D. E. Shaw Oculus Portfolios, L.L.C. (“Oculus”) and D. E. Shaw Valence Portfolios, L.L.C. (“Valence”) may be deemed affiliated. Each of Valence and Oculus has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Common Stock. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of Valence and Oculus, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Common Stock. D. E. Shaw &

Co., L.L.C. (“DESCO LLC”), as the manager of Valence and Oculus, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Common Stock. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Common Stock on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Common Stock. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Common Stock. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Common Stock. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Common Stock and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Common Stock. David E. Shaw disclaims beneficial ownership of the Common Stock.
(11)

Oculus and Valence may be deemed affiliated. Each of Valence and Oculus has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Common Stock. DESCO LP, as the investment adviser of Valence and Oculus, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Common Stock. DESCO LLC, as the manager of Valence and Oculus, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Common Stock. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Common Stock on DESCO LP’s and DESCO LLC’s behalf. DESCO Inc., as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Common Stock. DESCO II Inc., as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Common Stock. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Common Stock. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Common Stock and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Common Stock. David E. Shaw disclaims beneficial ownership of the Common Stock. The principal business address of each of Oculus, Valence and Mr. Shaw is c/o D.E. Shaw & Co., L.P. 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.

(12)

These shares are held by CDK Associates, L.L.C. and may be deemed to be beneficially owned by (i) Caxton Corporation, the manager of CDK Associates, LLC and (ii) Bruce Kovner, the chairman and sole shareholder of Caxton Corporation. Each of Caxton Corporation and Bruce Kovner disclaims beneficial ownership of these shares except to the extent of its or his pecuniary interest, if any, therein. The selling stockholder’s address is 731 Alexander Road, Building 2, Suite 500, Princeton, NJ 08540.

(13)

These shares are held by Third Street Holdings, LLC and may be deemed to be beneficially owned by (i) Caxton Corporation, the general partner of the investment manager of Third Street Holdings, LLC, (ii) Bruce Kovner, the chairman and sole shareholder of Caxton Corporation and (iii) Peter P. D’Angelo, the managing member of and a greater than 10% owner of Third Street Holdings, LLC. Caxton Corporation, Bruce Kovner and Peter P. D’Angelo each disclaim beneficial ownership of these shares except to the extent of its or his pecuniary interest, if any, therein. The address for Third Street is 731 Alexander Road, Building 2, Suite 500, Princeton, NJ 08540.

(14)

Consists of (i) 484,056 shares of Common Stock held by the G. Richard Wagoner Jr. Revocable Trust acquired in the Business Combination, (ii) 378,594 shares issuable upon the exercise of options within 60 days of the date of the Business Combination and (iii) 20,000 shares of Common Stock. The business address of the stockholder is c/o XL Fleet Corp., 145 Newton Street, Boston, MA 02135.
(15)

Arosa Capital Management Opportunistic GP II LLC is the general partner of Arosa Opportunistic Fund LP and Arosa Capital Management LP is its investment manager. The members of Arosa Capital Management Opportunistic GP II LLC and the limited partners of Arosa Capital Management LP are Till Bechtolsheimer and Abraham Joseph. The business address of each person and entity named in this footnote is c/o Arosa Capital Management LP, 550 West 34th Street, Suite 2800, New York, NY 10001.

(16)

Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The selling stockholder’s address is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(17)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by Empery Tax Efficient III, LP and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The selling stockholder’s address is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(18)

Kepos Capital LP is the investment manager of the Selling Securityholder and Kepos Partners LLC is the General Partner of the Selling Securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Partners LP is Kepos Capital GP LLC (the “Kepos GP”) and the managing member of Kepos Capital LP is Kepos Capital MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this Selling Securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the Selling Securityholder. The selling stockholder’s address is c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York, NY 10036.

(19)

The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; Master Total Return Portfolio of Master Bond LLC and BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, The applicable portfolio managers, as managing directors (or in other capacities) of these entities, and/or the applicable investment committee members of these funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc.

(20)

Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC—Segregated Master Portfolio B (“Alto”), has discretionary authority to vote and dispose of the shares held by Alto and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(21)

Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), is the investment manager to ICS Opportunities LTD (“ICS Opportunities”) and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Management LLC, a Delaware limited liability company (“Millennium

Management”), is the general partner of the managing member of Integrated Core Strategies (US) LLC (“Integrated Core Strategies”) and Riverview Group LLC (“Riverview Group”) and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen, currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Riverview Group and ICS Opportunities. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, Riverview Group or ICS Opportunities, as the case may be. Consists of (i) 115,951 shares of Common Stock and warrants for 7,732 shares of Common Stock each pledged as collateral to secure margin loans and (ii) 1,700,000 shares of Common Stock. The address of all entities listed in this footnote is c/o Millennium Management LLC, 666 Fifth Avenue, 8th Floor, New York, NY 10103.
(22)	The business address of the stockholder is 100 Guest Street, Boston, MA 02135.
(23)	Unless otherwise indicated, the business address of each of the individuals is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, NY 10174.
(24)

Also includes 4,233,333 shares issuable upon the exercise of Private Placement Warrants. Notwithstanding their dispositive and voting control over such shares, each of Ironbound Partners Fund, LLC, an affiliate of Jonathan Ledecky, and Pivotal SPAC Funding II LLC, an affiliate of Kevin Griffin, may also be deemed to have investment discretion and voting power over these shares held by Pivotal. Messrs. Griffin and Ledecky disclaim beneficial ownership of the shares of Common Stock held by Pivotal Investment Holdings II LLC, except to the extent of his respective proportionate pecuniary interest therein.

(25)

Includes the following shares: (i) 136,847 shares held by MGG SF Evergreen Fund LP, (ii) 13,643 shares held by MGG Canada Fund LP, (iii) 675 shares held by MGG Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P. (iv) 35,517 shares held by MGG SF Evergreen Unlevered Fund LP, (v) 81,118 shares held by MGG SF Evergreen Unlevered Fund 2020 LP, (vi) 8,965 shares held by MGG SF Drawdown Unlevered Fund II LP, (vii) 26,550 shares held by MGG SF Drawdown Unlevered Fund III LP, (viii) 11,685 shares held by MGG SF Drawdown Unlevered Fund II (Luxembourg) SCSp, and (ix) 315,000 shares held by MGG Special Opportunities Fund LP (the “MGG Funds”). MGG Investment Group LP (“MGG”) is the investment adviser to the MGG Funds. Kevin Griffin (“Mr. Griffin”) is the Chief Executive Officer and Chief Investment Officer of MGG. Gregory Racz (“Mr. Racz” and together with Mr. Griffin, the “Principals”) is the President and Chief Legal Officer of MGG. The address of the MGG Funds, MGG and the Principals is c/o MGG Investment Group LP, One Penn Plaza, Suite 5320, New York, NY 10119. Each of the MGG Funds and the Principals disclaims beneficial ownership of the shares listed above.

(26)	The business address of the stockholder is 133 Federal Street, Suite 702, Boston, MA 02110.
(27)	The business address of the stockholder is 80 E Rio Salado Pkwy, Suite 600, Tempe, AZ 85281.
(28)	The business address of the stockholder is 3023 7th Street, #235, Boulder, CO 80304.
(29)	Unless otherwise indicated, the business address of each of the individuals is c/o XL Fleet Corp., 145 Newton Street, Boston, MA 02135.
(30)	Consists of (i) 6,181,461 shares of Common Stock and (ii) 1,115,834 shares of Common Stock issuable upon the exercise of options within 60 days of January 8, 2021.
(31)	Consists of (i) 15,346 shares of Common Stock and (ii) 1,349,009 shares of Common Stock issuable upon the exercise of options within 60 days of January 8, 2021.

DESCRIPTION OF OUR SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our Bylaws and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 351,000,000 shares of Common Stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value per share. As of January 8, 2021, there were approximately 131,365,170 shares of Common Stock and no shares of preferred stock outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Voting Power

Except as otherwise required by law, the Certificate of Incorporation or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock will possess all voting power for the election of we directors and all other matters requiring stockholder action. Holders of Common Stock will be entitled to one vote per share on matters to be voted on by stockholders. There is no cumulative voting.

Dividends

Subject to the rights of any holders of any shares of preferred stock which may from time to time come into existence and be outstanding, the holders of Common Stock shall be entitled to the payment of dividends when and as declared by the we Board in accordance with applicable law and to receive other distributions from us.

Preemptive or Other Rights

Holders of Common Stock have no conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Common Stock.

Election of Directors

Under the Certificate of Incorporation, the Board will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.

Supermajority Voting Provisions

Under the Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, Articles Sixth, Seventh, Eighth, Ninth and Tenth of the Certificate of Incorporation, which articles generally govern the appointment of directors, the amendment of our bylaws, limitation of liability and indemnification, forum selection, and amendments to the certificate of incorporation, respectively.

Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock entitled to vote at an election of directors, voting together as a single class

Preferred Stock

If we issue preferred stock, such preferred stock would have priority over common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation. Our certificate of incorporation grants the Board the authority, without further stockholder authorization, to issue from time to time up to 1,000,000 shares of preferred stock in one or more series and to fix the terms, limitations, voting rights, relative rights and preferences and variations of each series. Although we have no present plans to issue any other shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of Common Stock, could adversely affect the rights and powers, including voting rights, of the Common Stock and could have the effect of delaying, deterring or preventing a change of control of we or an unsolicited acquisition proposal.

Warrants

Each outstanding warrant will enable the holder to purchase one share of common stock at a price of $11.50 per share, beginning 30 days from the completion of the Business Combination, subject to adjustment as discussed below. The warrants will expire at 5:00 p.m., New York City time, five years after the consummation of the Business Combination or earlier upon redemption or liquidation.

We may call the warrants for redemption (excluding the Private Placement Warrants), in whole and not in part, at a price of $0.01 per warrant,

•	at any time while the warrants are exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•

if, and only if, the reported last sale price of the our Common Stock equals or exceeds $18.00 per share, for any 20 trading days within any 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and

•

if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of shares of our Common Stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Common Stock at a price below the respective exercise prices of the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of our Common Stock or any voting rights unless and until they exercise their warrants and receive shares of common stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of our Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a share dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, which are dividends of $0.50 or less in any fiscal year (subject to adjustments), then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock. We will not be required to make adjustments to the exercise price for any other events including the issuance of additional shares of Common Stock other than dividends paid in Common Stock as described above.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In the case of any reclassification or reorganization of the outstanding Common Stock (other than those described above or that solely affects the par value of such Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of ours as an entirety or substantially as an entirety in connection with which we is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrantholder for the loss of the option value portion of the warrant due to the requirement that the warrantholder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

No fractional shares of Common Stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, we will, upon exercise, follow the requirements of the DGCL.

The Private Placement Warrants are identical to the warrants included in the units sold in Pivotal’s initial public offering except that the Private Placement Warrants: (i) are not redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in the prospectus related to Pivotal’s initial public offering, in each case, so long as they are held by the initial purchasers or any of their permitted transferees. If the Private Placement Warrants are held by holders other than the initial purchasers or any of their permitted transferees, they will be redeemable by we and exercisable by the holders on the same basis as the warrants included in the units sold in Pivotal’s initial public offering. The initial purchasers of the Private Placement Warrants have agreed not to transfer, assign or sell any of the warrants, including the Common Stock issuable upon exercise of such warrants (except to certain permitted transferees), until 30 days after the Closing.

Certain Anti-Takeover Provisions of Delaware Law

Staggered Board

Our Certificate of Incorporation provides that our Board be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual or special meetings. Furthermore, because the Board is classified, directors may be removed only with cause by a majority of our outstanding shares.

Special meeting of stockholders

Our bylaws provide that special meetings of stockholders may be called only by a majority vote of our Board.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders of record seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder action by written consent

Our Certificate of Incorporation and bylaws provide that any action required or permitted to be a taken by stockholders must be effected at an annual or special meeting, and may not be taken by written consent (subject to the rights of any preferred stock then outstanding).

Exclusive forum selection

Our Certificate of Incorporation requires that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of we, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of we to we or its stockholders, (iii) any action asserting a claim against we arising pursuant to any provision of the DGCL or our charter or bylaws (as either may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of our charter or bylaws (including any right, obligation, or remedy thereunder) or (v) any action asserting a claim against we governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws, a court could find the choice of forum provisions contained in Our Certificate of Incorporation to be inapplicable or unenforceable. If that were the case, because stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder, it would allow stockholders to bring claims for breach of these provisions in any appropriate forum. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Section 203 of the Delaware General Corporation Law

We have not opted out of Section 203 of the DGCL under the Certificate of Incorporation. As a result, pursuant to Section 203 of the DGCL, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock (the “acquisition”), except if:

•	the Board approved the acquisition prior to its consummation;

•	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•	the business combination is approved by the Board of we, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

The Certificate of Incorporation limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our amended and restated bylaws provide that, in certain circumstances and subject to certain limitations, we will indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We currently maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

We believe these provisions in the Certificate of Incorporation and in our amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing, the Company ceased to be a shell company.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, Warrant Agent and registrar for our Common Stock and Warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Common Stock and Public Warrants are listed on the NYSE under the symbols “XL” and “XL WS,” respectively.

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) up to 7,666,667 shares of Common Stock that are issuable upon the exercise of the Public Warrants by the holders thereof and (ii) up to 4,233,333 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants by the holders thereof. We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of (A) up to 48,083,495 shares of Common Stock, including (i) 15,000,000 shares of Common Stock originally issued in a private placement at the closing of the Business Combination, (ii) 21,504,622 shares of Common Stock issued to directors, officers and affiliates of Legacy XL pursuant to the Merger Agreement in connection with the Business Combination, (iii) 5,750,000 shares of Common Stock issued upon conversion of shares held by the Sponsor and certain affiliates of Pivotal in connection with the Business Combination, (iv) up to 4,233,333 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants, and (v) up to 1,595,540 shares issued or issuable upon the exercise of Legacy XL Warrants assumed by us in connection with the Business Combination, and (B) up to 4,233,333 Private Placement Warrants. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from the Warrants and the Legacy XL Warrants in the event that such Warrants and Legacy XL Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders. The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock or Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. If applicable through securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with that certain Warrant Agreement, dated as of July 11, 2019, by and between Continental Stock Transfer & Trust Company and the other parties thereto (the “Warrant Agreement”), on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent (as defined in the Warrant Agreement), Continental Stock Transfer & Trust Company, the certificate evidencing such Public Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of a Public Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The consolidated financial statements of Legacy XL at December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Pivotal for the period from March 20, 2019 (inception) through December 31, 2019 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.xlfleet.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3,4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

XL HYBRIDS, INC.

UNAUDITED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

AUDITED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

PIVOTAL INVESTMENT CORPORATION II

UNAUDITED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

AUDITED FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM INCEPTION TO DECEMBER 31, 2019

XL Hybrids, Inc.

Unaudited Condensed Consolidated Balance Sheets

September 30, 2020 and December 31, 2019

(In thousands, except share and per share amounts)	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$1,583	$3,386
Restricted cash	150	150
Accounts receivable, net	6,399	1,159
Inventory, net	4,553	2,240
Prepaid expenses and other current assets	145	146

Total current assets	12,830	7,081
Property and equipment, net	678	840
Intangible assets, net	659	809
Goodwill	489	489
Other assets	182	30

Total assets	$14,838	$9,249

Liabilities, redeemable, convertible preferred stock and stockholders’ deficit
Current liabilities:
Current portion of long-term debt, net of debt discount and issuance costs	$2,801	$1,435
Subordinated convertible promissory notes	19,219	9,102
Convertible debt derivative liability	5,914	1,349
Revolving line of credit	1,854	—
Accounts payable	3,965	549
Accrued expenses and other current liabilities	6,721	3,054

Total current liabilities	40,474	15,489
Long-term debt, net of current portion	1,128	1,849
Deferred revenue	133	133
Contingent consideration	866	1,101
New market tax credit obligation(1)	4,396	4,377

Total liabilities	46,997	22,949

(Continued)

XL Hybrids, Inc.

Unaudited Condensed Consolidated Balance Sheets (Continued)

June 30, 2020 and December 31, 2019

(In thousands, except share and per share amounts)	September 30, 2020	December 31, 2019
Redeemable, convertible preferred stock
Series D-1 convertible preferred stock, $0.0001 par value; 43,382,845 shares authorized at September 30, 2020 and December 31, 2019, 42,897,247 issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation value of $37,159,740)	$24,388	$24,388
Series D-2 convertible preferred stock, $0.0001 par value; 1,465,110 shares authorized, issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation value of $1,110,480)	740	740
Series D-3 convertible preferred stock, $0.0001 par value; 223,254 shares authorized, issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation value of $154,715)	103	103
Series D-4 convertible preferred stock, $0.0001 par value; 5,522,960 shares authorized, issued, and outstanding at September 30, 2020 and December 31, 2019 (liquidation value of $3,349,399)	2,233	2,233
Series C convertible preferred stock, $0.0001 par value; 23,092,403 shares authorized at September 30, 2020 and December 31, 2019, 23,092,403 and 21,686,515 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively (liquidation value of $13,961,667 and $13,111,667, respectively)	13,904	13,054
Series B convertible preferred stock, $0.0001 par value; 11,168,788 shares authorized, issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation value of $5,956,333)	5,956	5,956
Series B-1 convertible preferred stock, $0.0001 par value; 3,413,461 shares authorized, issued and outstanding at September 30, 2020 (liquidation value of $3,549,953)	34	—
Series A convertible preferred stock, $0.0001 par value; 11,697,818 shares authorized, issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation value of $4,530,574)	4,531	4,531

Total redeemable, convertible preferred stock	51,889	51,005

Commitments and contingencies (Note 10)
Stockholders’ deficit
Common stock, $0.0001 par value; 130,000,000 shares authorized at
September 30, 2020 and December 31, 2019; 11,639,966 and 11,519,778 issued and outstanding at
September 30, 2019 and December 31, 2019, respectively	1	1
Additional paid-in capital	3,573	2,889
Accumulated deficit	(87,622)	(67,595)

Total stockholders’ deficit	(84,048)	(64,705)

Total liabilities, redeemable, convertible preferred stock, and stockholders’ deficit	$14,838	$9,249

(1)	Held by variable interest entity

See notes to unaudited condensed consolidated financial statements.

XL Hybrids, Inc.

Unaudited Condensed Consolidated Statements of Operations

For the Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended September 30,
(In thousands, except per share and share amounts)	2020	2019
Revenues	$9,472	$6,934
Cost of revenues	8,713	7,191

Gross profit	759	(257)
Operating expenses:
Research and Development	3,297	1,743
Selling, general, and administrative expenses	10,798	7,690

Loss from operations	(13,336)	(9,690)
Other (income) expense:
Interest expense, net	2,121	791
Loss on extinguishment of debt	1,038	—
Change in fair value of convertible notes payable derivative liabilities	3,532	705

Net loss	$(20,027)	$(11,186)

Cumulative dividends on convertible preferred stock	—	—

Net loss attributable to common stockholder	$(20,027)	$(11,186)

Net loss per share, basic and diluted	$(1.73)	$(1.06)

Weighted-average shares outstanding, basic and diluted	11,555,159	10,508,012

See notes to unaudited condensed consolidated financial statements.

XL Hybrids, Inc.

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Deficit

For the Nine Months Ended September 30, 2020 and 2019

(In thousands, except share amounts)

	Redeembable, Convertible Preferred Stock																	Stockholders’ (Deficit) Equity
	Series D-1		Series D-2		Series D-3		Series D-4		Series C		Series B		Series B-1		Series A		Redeemable, Convertible Preferred Stock
	Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock			Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount
Balance at December 31, 2019	42,897,247	$24,388	1,465,110	$740	223,254	$103	5,522,960	$2,233	21,686,515	$13,054	11,168,788	$5,956	—	$—	11,697,818	$4,531	$51,005	11,519,778	$1	$2,889	$(67,595)	$(64,705)
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	120,188	—	21	—	21
Exercise of series C preferred warrants	—	—	—	—	—	—	—	—	1,405,888	850	—	—	—	—	—	—	850	—	—	—	—	—
Exercise of series B-1 preferred warrants	—	—	—	—	—	—	—	—	—	—	—	—	3,413,461	34	—	—	34	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	663	—	663
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(20,027)	(20,027)

Balance at September 30, 2020	42,897,247	$24,388	1,465,110	$740	223,254	$103	5,522,960	$2,233	23,092,403	$13,904	11,168,788	$5,956	3,413,461	$34	11,697,818	$4,531	$51,889	11,639,966	$1	$3,573	$(87,622)	$(84,048)

	Redeembable, Convertible Preferred Stock																	Stockholders’ (Deficit) Equity
	Series D-1		Series D-2		Series D-3		Series D-4		Series C		Series B		Series B-1		Series A		Redeemable, Convertible Preferred Stock			Additional Paid-in
	Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock			Common Stock			Accumulated Deficit	Stockholders’ (Deficit) Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount	Capital
Balance at December 31, 2018	42,897,247	$24,388	1,465,110	$740	223,254	$103	5,522,960	$2,233	21,686,515	$13,054	11,168,788	$5,956	—	$—	11,697,818	$4,531	$51,005	10,265,945	$1	$2,524	$(52,684)	$(50,159)
Issuance of restricted common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	589,460	—	—	—	—
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	10,000	—	2	—	2
Issuance of common stock warrants	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	15	—	15
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	218	—	218
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(11,186)	(11,186)

Balance at September 30, 2019	42,897,247	$24,388	1,465,110	$740	223,254	$103	5,522,960	$2,233	21,686,515	$13,054	11,168,788	$5,956	—	$—	11,697,818	$4,531	$51,005	10,865,405	$1	$2,759	$(63,870)	$(61,110)

See notes to unaudited condensed consolidated financial statements.

XL Hybrids, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2020 and 2019

(In thousands)	2020	2019
Operating activities:
Net loss	$(20,027)	$(11,186)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	663	218
Bad debt expense	—	(11)
Depreciation and amortization expense	474	190
Contingent consideration	679	—
Fair value change of derivative liability	3,532	705
Loss on extinguishment of debt	1,038	—
Debt discount	973	748
Changes in operating assets and liabilities:
Accounts receivable	(5,240)	1,084
Inventory, net	(2,313)	281
Prepaid expenses and other current assets	1	(112)
Other assets	(152)	313
Accounts payable	3,416	(867)
Accrued expenses and other current liabilities	3,869	(655)
Deferred revenue	—	121

Net cash used in operating activities	(13,087)	(9,171)
Investing activities:
Purchases of property and equipment	(162)	(5)

Net cash used in investing activities	(162)	(5)
Financing activities:
Proceeds from the issuance of subordinated convertible promissory notes	8,100	10,000
Proceeds from paycheck protection program	1,100	—
Proceeds from debt	—	673
Repayments of debt	(513)	—
Repayments of revolving line of credit	(646)	(2,611)
Proceeds from revolving line of credit	2,500	—
Proceeds from exercise of common stock options	21	2
Proceeds from exercise of warrants to purchase convertible preferred stock	884	—

Net cash provided by financing activities	11,446	8,064

Net increase in cash and cash equivalents:	(1,803)	(1,112)
Cash and cash equivalents, beginning of period	3,536	5,907

Cash, cash equivalents, and restricted cash at end of year	$1,733	$4,795

Supplemental disclosure of cash flow information:
Cash paid for interest	$156	$117

Supplemental disclosures of noncash investing and financing information:
Issuance of common stock warrants	$—	$15

Reduce derivative liability for extinguishment of convertible notes payable	$(1,349)	$—

Increase derivative liability for issuance of convertible notes payable	$2,382	$2,167

See notes to unaudited condensed consolidated financial statements.

XL Hybrids, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

(Unaudited)

Note 1. Description of Business, Basis of Presentation and Subsequent Event

XL Hybrids, Inc. (the “Company”) was founded on July 1, 2009 and was incorporated under the laws of the state of Delaware. The Company is headquartered in Boston, MA, and is engaged in the development and deployment of hybrid electric solutions for the commercial and municipal vehicle market (specifically commercial vans and trucks). The Company’s products include hybrid electric drive systems (powertrains), and data-analytic systems that measure key automotive performance indicators (such as MPG performance and carbon dioxide emissions) in hybrid-electric fleet vehicles for both new and in-use vehicles.

On September 16, 2020, the Company entered into an agreement to be acquired by Pivotal Investment Corporation II (“Pivotal”). The Company would be the accounting acquired in this transaction and upon the consummation of the merger, the Company would become a public business entity.

Going concern: These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities in the normal course of business. The Company is an early stage growth company, has incurred negative cash flows from operations since inception and has funded its net capital requirements with proceeds from private equity financings, debt financing and a New Market Tax Credit. The Company requires additional capital investment or will need to pursue other strategic alternatives in the near term in order to pursue its business plan and continue as a going concern. Upon the consummation of the merger with Pivotal, as discussed above, the Company will have converted all of its redeemable convertible preferred stock and its convertible debt to common stock, and expects to have cash of at least $133 million to fund the growth of its operations.

The Company has been successful in raising cash through debt and equity offerings in the past and has financing efforts in place to continue to raise cash through debt and equity offerings. In early 2020, the Company executed additional convertible notes in the amount of $8,100 (Note 7). During September 2020, warrants were exercised for 1,405,888 shares of Series C Preferred Stock at an exercise price per share of $0.6046.

Additional equity financing may not be available on favorable terms and could be dilutive to current stockholders. Debt financing, if available, may involve restrictive covenants and dilutive financing instruments.

The Company’s ability to access capital when needed is not assured and, if capital is not available to the Company when, and in the amounts needed, the Company could be required to delay, scale back, or abandon some or all of its development programs and other operations, which could materially harm the Company’s business, financial condition and results of operations. Because of this uncertainty, there is substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date that these financial statements are issued, and therefore, whether we realize our assets and settle our liabilities in the normal course of business and at the amounts stated in the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty, nor do they include adjustments to reflect the future effects of the recoverability or classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Summary of Significant Accounting Policies

The significant accounting policies followed by the Company are set forth in Note 2 to the Company’s audited consolidated financial statements for the year ended December 31, 2019, included elsewhere in this proxy statement/prospectus. For the nine months ended September 30, 2020, there were no significant changes in the Company’s estimates and significant accounting policies.

XL Hybrids, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

(Unaudited)

Basis of condensed consolidated financial statement presentation: The unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding interim financial reporting. Accordingly, certain information and footnote disclosures required by generally accepted accounting principles in the United States of America (“U.S. GAAP”) for complete financial statements have been condensed or omitted in accordance with such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the unaudited condensed consolidated financial statements have been included. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2019, included elsewhere in this proxy statement/prospectus.

The accompanying consolidated balance sheet and related disclosures as of December 31, 2019 have been derived from the Company’s audited financial statements included elsewhere in this proxy statement/prospectus. The Company’s financial condition as of September 30, 2020, and operating results for the nine months ended September 30, 2020 are not necessarily indicative of the financial conditions and results of operations that may be expected for any future interim period or for the year ended December 31, 2020.

Use of estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date, as well as reported amounts of expenses during the reporting period. The Company’s most significant estimates and judgments involve deferred income taxes, valuation of share-based compensation, including the fair value of common stock, the valuation of the convertible notes payable derivative liability, and the valuation of business combinations, including the fair values and useful lives of acquired assets and assumed liabilities and the fair value of purchase consideration. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to the Company’s financial statements.

Concentrations: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash on deposit with financial institutions and accounts receivable. At times, the Company’s cash in banks is in excess of the FDIC insurance limit. The Company has not experienced any loss as a result of these cash deposits. These cash balances are maintained with two banks.

Major Customers

For the nine months ended September 30, 2020, two customers generated 60% and 9%, respectively, or 69% in the aggregate, of the Company’s revenue.

For the nine months ended September 30, 2019, two customers generated 56% and 10%, respectively, or 66% in aggregate, of the Company’s revenue.

Two customers accounted for 69% and 13%, respectively, or 82% in the aggregate, of accounts receivable, net, as of September 30, 2020.

These concentrations make the Company vulnerable to a near-term severe impact should these relationships be terminated. To limit such risks, the Company performs ongoing credit evaluations of its customers’ financial condition.

XL Hybrids, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

(Unaudited)

Business combinations: The Company accounts for the acquisition of a business in accordance with ASC 805, Business Combinations (ASC 805). Amounts paid to acquire a business are allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition. The Company determines the fair value of acquired intangible assets based on detailed valuations that use certain information and assumptions provided by management. The Company allocates any excess purchase price over the fair value of the net tangible and intangible assets acquired to goodwill. The results of operations of acquired businesses are included in the financial statements from the date of acquisition forward. Acquisition-related costs are expensed in periods in which the costs are incurred

The Company uses the income approach to determine the fair value of developed technology acquired in a business combination. This approach determines fair value by estimating the after-tax cash flows attributable to the respective asset over its useful life and then discounting these after-tax cash flows back to a present value. The Company bases its revenue assumptions on estimates of relevant market sizes, expected market growth rates, expected trends in technology and expected product introductions by competitors. Developed technology represents patented and unpatented technology and know-how.

Refer to Note 3 for discussion of the Company’s 2019 business combination.

Recent accounting pronouncements issued, not yet adopted: See the recent accounting pronouncements issued not yet adopted as set forth in Note 2 to the Company’s audited consolidated financial statements for the year ended December 31, 2019, included elsewhere herein. There were no new recent accounting pronouncements issued during the nine months ended September 30, 2020 that were applicable to the Company.

Note 3. Business Combination

On October 4, 2019, pursuant to the terms of an asset purchase agreement, the Company acquired certain assets of Quantum Fuel Systems, LLC (“Quantum” or the “Seller”), which will be used to accelerate the Company’s product development timelines at a lower cost and rapidly expand and improve the Company’s engineering capabilities (the “Acquisition”). The Acquisition provided the Company access to intellectual property and an assembled workforce that is the foundation for future technologies to be developed for the Company by the assembled workforce applying its skills, knowledge and experience to utilize the acquired intellectual property.

The following table summarizes the fair value of consideration transferred and the estimated fair values of the assets acquired as of the date of acquisition:

Deferred consideration	$229
Contingent consideration	1,421
Share consideration-606,060 shares of XL Common Stock	109

Total consideration	$1,759

Software	$256
Equipment and hardware	151
Intangible asset—developed technology	863
Goodwill	489

Fair value of assets acquired	$1,759

XL Hybrids, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

(Unaudited)

Note 4. Revenue

The following table represents the Company’s revenues disaggregated, by sales channel.

	Nine Months Ended
	September 30, 2020	September 30, 2019
Revenue direct to customers	$1,729	$652
Revenue through channel partners	7,743	6,282

Total revenue	$9,472	$6,934

The Company did not recognize any revenue related to extended warranties in 2019 and thus all revenue recognized was recognized at a point in time.

Remaining performance obligations: At September 30, 2020 and December 31, 2019, there was approximately $133 in deferred revenue related to unsatisfied extended warranty performance obligations that will be recognized in 2021 through 2026.

Contract Balances: The timing of revenue recognition, billings and cash collections results in billed trade accounts receivable, and deferred revenue (contract liabilities) on the Consolidated Balance Sheets. In addition, the Company defers certain costs incurred to obtain a contract (contract costs).

Costs to obtain a contract: Sales commissions paid to internal sales personnel, as well as associated payroll taxes and retirement plan contributions (together, sales commissions and associated costs) that are incremental to the acquisition of customer contracts, are capitalized as capitalized contract acquisition cost on the balance sheet when the period of benefit is determined to be greater than one year. In instances where an extended warranty is sold, the period of benefit would extend beyond 12 months and therefore, the practical expedient would not be met for those contracts and require capitalization of the related costs to obtain those contracts. The Company has elected to allocate the capitalized commissions to performance obligations on a relative basis (i.e., in proportion to the transaction price allocated to each performance obligation) to determine the period of amortization. As a result, substantially all of the commission is allocated to the combined equipment and installation performance obligation and is amortized upon transfer of control of this performance obligation, which typically occurs in same period in which commission liability is incurred. Total commission expense recognized during the nine months ended September 30, 2020 and 2019 was $142 and $45, respectively. The amount of capitalized commissions as of September 30, 2020 and as of December 31, 2019 was not material.

Note 5. Inventory

Inventories are measured at the lower of cost or net realizable value. The cost of inventories includes expenditures incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition. In the case of manufactured inventories and work in progress, costs include an appropriate share of production overhead based on normal operating capacity.

XL Hybrids, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

(Unaudited)

Inventories consist of the following:

	September 30, 2020	December 31, 2019
Raw Materials	$4,438	$2,297
Work-in-process	40	120
Finished Goods	205	72
Reserve for Obsolescence	(130)	(249)

	$4,553	$2,240

Note 6. Revolving Line of Credit

Effective December 10, 2018, and as amended on November 19, 2019 and on August 12, 2020, XL entered into a Loan and Security Agreement for a revolving line of credit with Silicon Valley Bank. The revolving line of credit features a maximum borrowing base equal to the lesser of the defined borrowing base less any outstanding principal or a minimum aggregate principal amount of $3 million, which may increase dependent upon certain revenue targets. The revolving line of credit matures on December 8, 2020. The revolving line of credit bears interest at a floating per annum rate equal to the greater of (i) the prime rate plus 4.50% or (ii) a fixed rate of 7.75%.

Note 7. Term Debt

At September 30, 2020 and December 31, 2019, the carrying value of term debt was as follows:

	September 30, 2020	December 31, 2019
Subordinated convertible promissory notes:
Face value of notes	$18,099	$10,000
Accrued interest	1,464	—
Unamortized deferred financing costs	(344)	(898)

Subordinated convertible promissory notes, net	19,219	9,102

Term Loan	2,633	3,100
Unamortized deferred financing costs	(43)	(87)
PPP Loan	1,100	—
Vehicle financing agreements	239	271

Total debt obligations, net of deferred financing costs	3,929	3,284

Less: current portion of debt	2,801	1,435

Debt – net of current portion	1,128	1,849

Convertible notes payable: In January 2020, the Company’s Board of Directors approved the issuance of subordinated convertible promissory notes up to an additional $13,000 and the amendment to the existing

XL Hybrids, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

(Unaudited)

subordinated convertible promissory notes such that they contain the same terms as the 2020 notes. During the nine months ended September 30, 2020, the Company signed subordinated convertible promissory notes in the amount of $8,100. The notes mature at the earlier of (i) February 6, 2021 or (ii) the date of a change of control as defined in the note agreements. Upon a change of control, the Company is required to repay all outstanding principal and interest and a 100% premium on the outstanding principal balance of each note. Under the terms of the agreements, if a qualifying financing event occurs before maturity, the convertible promissory notes and accrued interest are convertible at 80% of the price per share paid generally by cash investors in such qualifying financing.

Extinguishment Loss

During the nine months ended September 30, 2020, the Company incurred a loss on extinguishment of $1,038,000 in connection with the amendment of $10,000,000 in face value of convertible notes. Specifically, during February of 2020, the Company entered into amendments of the convertible loan agreements with these note holders to extend the maturities to February 2021. The Company computed the discounted cash flows from these convertible notes as of the date of the amendment, both before and after the amendment. The Company determined that there was a greater than 10% change in the present value of these cash flows, and as such, the amendment qualified as an extinguishment. Pursuant to the relevant accounting guidance, the Company recorded a loss on extinguishment of debt of $1,038,000.

Payroll Protection Program loan (“PPP): During May 2020, the Company received loan proceeds in the amount of $1,100 under the PPP. The PPP was established as part of Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the business, subject to certain limitations. The loans and accrued interest are forgivable after eight weeks so long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and so long as the borrower maintains its pre-funding employment and wage levels.

Note 8. Fair Value Measurements

Contingent consideration liability: The contingent consideration liability is considered a Level 3 measurement due to significant unobservable inputs in its valuation, which was based on the income approach using a Monte Carlo Simulation. The Monte Carlo Simulation evaluated the probability of occurrence of certain events which impacted the mode and amount of payments to be made. In addition, the payments were discounted based on current market expectations about those future amounts. The company utilized a third party to assist in calculating the fair value of the contingent consideration liability.

The key inputs to the valuation model that was utilized to estimate the fair value of the contingent consideration liability included volatility, risk free rate and probability of a subsequent round of funding.

Convertible notes payable derivative liabilities: The convertible notes payable derivative liabilities are considered a Level 3 measurement due to the utilization of significant unobservable inputs in the valuation, which were based on ‘with and without’ valuation models.

2019 Notes: Based on the terms and provisions of the 2019 Notes, the Company utilized a probability-weighted expected return model (“PWERM”) to estimate the fair value of the embedded derivative features requiring bifurcation as of the respective issuance dates and as of the December 31, 2019 reporting date. The PWERM is designed to utilize the Company’s best estimates of the timing and likelihood of the settlement events that are related to the embedded derivative features in order to estimate the fair value of the respective convertible notes with these embedded derivative features.

The fair value of the convertible notes with the derivative features is compared to the fair value of a plain vanilla note (excluding the derivative features), which is calculated based on the present value of the future cash flows. The difference between the two values represents the fair value of the bifurcated derivative features as of each respective valuation date.

XL Hybrids, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

(Unaudited)

The Company notes that the key inputs to the valuation models that were utilized to estimate the fair value of the 2019 Notes convertible debt derivative liabilities included:

•

The probability-weighted conversion discount is based on the contractual terms of the convertible note agreement and the expectation of the pre-money valuation of the Company as of the estimated date that the next equity financing event occurs.

•	The remaining term was determined based on the remaining time period to maturity of the related convertible note with embedded features subject to valuation (as of the respective valuation date).

•

The Company’s equity volatility estimate was based on the re-levered historical equity volatility of a selection of the Company’s comparable guideline public companies, based on the remaining term of the respective convertible notes.

•	The risk rate was the discount rate utilized in the valuation and was determined based on reference to market yields for debt instruments with similar credit ratings and terms.

•	The probabilities and timing of the next financing event and default even are based on management’s best estimate of the future settlement of the respective convertible notes.

The following table sets forth the Company’s assets and liabilities which are measured at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measurements as of September 30, 2020
	Level I	Level II	Level III	Total
Liabilities:
Derivatives	$—	$—	$5,914	$5,914
Contingent consideration	—	—	2,182	2,182

Total liabilities	$—	$—	$8,096	$8,096

	Fair Value Measurements as of December 31, 2019
	Level I	Level II	Level III	Total
Liabilities:
Derivatives	$—	$—	$1,349	$1,349
Contingent consideration	—	—	1,503	1,503

Total liabilities	$—	$—	$2,852	$2,852

The following is a roll forward of the Company’s Level 3 instruments:

Balance, December 31, 2019	$2,852
Reduce derivative liability for extinguishment of convertible notes payable	(1,349)
Increase derivative liability for issuance of convertible notes payable	2,382
Fair value adjustments- Derivatives	3,532
Fair value adjustments- Contingent consideration	679

Balance, September 30, 2020	$8,096

XL Hybrids, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

(Unaudited)

Note 9. Share-Based Compensation

During the nine months ended September 30, 2020, the Company issued 3,349,414 options to certain employees which will vest over a period of one to four years. The weighted-average fair value of stock options granted during the nine months ended September 30, 2020 and 2019, as determined by the Black-Scholes option pricing model, was $0.63 and $0.13, respectively.

Share-based compensation expense for the nine months ended September 30, 2020 and 2019 was $663 and $218, respectively. As of September 30, 2020, there was $2,566 of unrecognized compensation cost related to share-based payments, which is expected to be recognized over the remaining vesting periods, with a weighted-average period of 1.8 years.

As of September 30, 2020, 589,460 shares of restricted stock were issued and are outstanding and are subject to forfeiture.

Note 10. Commitments and Contingencies

Legal proceedings: The Company is periodically involved in legal proceedings, legal actions and claims arising in the normal course of business, including proceedings relating to product liability, intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions and claims will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

Operating leases: Rent expense totaled $470,053 and $197,133 for the nine months ended September 30, 2020 and 2019, respectively. The following is a schedule of approximate future minimum rental payments required under the Company’s lease agreements:

For Years Ending December 31,	Operating lease
2020 (excluding the nine months ended September 30, 2020)	$165,708
2021	412,894
2022	415,255
2023	425,595
2024	436,244
Thereafter	74,535

Future minimum lease payments	$1,930,231

XL Hybrids, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

(Unaudited)

Note 11. Net Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share for the nine months ended September 30, 2020 and 2019:

	Nine Months Ended September 30,
	2020	2019
Numerator:
Net loss	$(20,027)	$(11,186)
Denominator:
Weighted average shares outstanding, basic and diluted	11,555,159	10,508,012
Net loss per share, basic and diluted	$(1.73)	$(1.06)

The Company’s contingently convertible notes payable did not meet the condition to be converted into common stock as of September 30, 2020 and 2019. Additionally, the Company’s contingently issuable unvested Restricted Stock did not meet the performance based vesting condition as of September 30, 2020 and 2019.

Potential dilutive securities, which include stock options, convertible preferred stock and warrants have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same.

The number of shares underlying outstanding stock options, warrants, convertible debt (based upon a stock price fair value of $4.75 and $0.18 during the nine months ended September 30, 2020 and 2019, respectively) and convertible preferred shares for the nine months ended September 30, 2020 and 2019:

	Nine Months Ended September 30,
	2020	2019
Stock options	15,900,812	8,263,186
Convertible preferred stock	99,481,041	94,661,692
Convertible debt	2,073,128	25,692,194
Warrants	2,138,007	6,574,835

Total	119,592,988	135,191,907

Note 12. Subsequent Event

On December 21, 2020, the Company consummated its business combination with Pivotal pursuant to the merger agreement dated September 17, 2020. In connection with the closing of the business combination, Pivotal changed its name to XL Fleet Corp. The Company was deemed to be the accounting acquirer in the merger. The historical financial statements of the Company became the historical financial statements of the combined company upon the consumation of the merger.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

XL Hybrids, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of XL Hybrids, Inc. and Subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, redeemable, convertible preferred stock, and stockholders’ (deficit) equity and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph—Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2020.

Melville, NY

October 1, 2020

XL Hybrids, Inc.

Consolidated Balance Sheets

December 31, 2019 and 2018

(In thousands, except share and per share amounts)	2019	2018
Assets
Current assets:
Cash and cash equivalents	$3,386	$5,681
Restricted cash	150	226
Accounts receivable, net	1,159	3,791
Inventory, net	2,240	2,455
Prepaid expenses and other current assets	146	406

Total current assets	7,081	12,559
Property and equipment, net	840	670
Intangible assets, net	809	—
Goodwill	489	—
Other assets	30	313

Total assets	$9,249	$13,542

Liabilities, redeemable, convertible preferred stock and stockholders’ deficit
Current liabilities:
Revolving line of credit	$—	$2,587
Current portion of long-term debt, net of debt discount and issuance costs	1,435	277
Subordinated convertible promissory notes	9,102	—
Convertible debt derivative liability	1,349	—
Accounts payable	549	1,638
Accrued expenses and other current liabilities	3,054	2,850

Total current liabilities	15,489	7,352
Long-term debt, net of current portion and debt discount and issuance costs	1,849	1,025
Deferred revenue	133	20
Contingent consideration	1,101	—
New market tax credit obligation(1)	4,377	4,299

Total liabilities	22,949	12,696

(Continued)

XL Hybrids, Inc.

Consolidated Balance Sheets (Continued)

December 31, 2019 and 2018

(In thousands, except share and per share amounts)	2019	2018
Redeemable, convertible preferred stock
Series D-1 convertible preferred stock, $0.0001 par value; 43,382,845 shares authorized at December 31, 2019 and 2018, 42,897,247 issued and outstanding at December 31, 2019 and 2018 (liquidation value of $37,159,740)	24,388	24,388
Series D-2 convertible preferred stock, $0.0001 par value; 1,465,110 shares authorized, issued and outstanding at December 31, 2019 and 2019 (liquidation value of $1,110,480)	740	740
Series D-3 convertible preferred stock, $0.0001 par value; 223,254 shares authorized, issued and outstanding at December 31, 2019 and 2018 (liquidation value of $154,715)	103	103
Series D-4 convertible preferred stock, $0.0001 par value; 5,522,960 shares authorized, issued, and outstanding and outstanding at December 31, 2019 and 2018 (liquidation value of $3,349,399)	2,233	2,233
Series C convertible preferred stock, $0.0001 par value; 23,092,403 shares authorized at December 31, 2019 and 2018, 21,686,515 shares issued and outstanding at December 31, 2019 and 2018 (liquidation value of $13,111,667)	13,054	13,054
Series B convertible preferred stock, $0.0001 par value; 11,168,788 shares authorized, issued and outstanding at December 31, 2019 and 2018 (liquidation value of $5,956,333)	5,956	5,956
Series A convertible preferred stock, $0.0001 par value; 11,697,818 shares authorized, issued and outstanding at December 31, 2019 and 2018 (liquidation value of $4,530,574)	4,531	4,531

Total redeemable, convertible preferred stock	51,005	51,005

Commitments and contingencies (Note 16)
Stockholders’ deficit
Common stock, $0.0001 par value; 130,000,000 shares authorized at December 31, 2019 and 2018; 11,519,778 issued and outstanding at December 31, 2019; 10,265,945 issued and outstanding at December 31, 2018	1	1
Additional paid-in capital	2,889	2,524
Accumulated deficit	(67,595)	(52,684)

Total stockholders’ deficit	(64,705)	(50,159)

Total liabilities, redeemable, convertible preferred stock, and stockholders’ deficit	$9,249	$13,542

(1)	Held by variable interest entity (Note 5)

See notes to consolidated financial statements.

XL Hybrids, Inc.

Consolidated Statements of Operations

Years Ended December 31, 2019 and 2018

(In thousands, except per share and share amounts)	2019	2018
Revenues	$7,215	$9,545
Cost of revenues	8,075	11,014

Gross profit	(860)	(1,469)
Operating expenses:
Research and development	2,874	1,893
Selling, general and administrative expenses	9,835	9,333

Loss from operations	(13,569)	(12,695)
Other (income) expense:
Interest expense, net	2,151	208
Change in fair value of convertible notes payable derivative liabilities	(819)	—

Net loss	(14,901)	(12,903)

Cumulative dividends on convertible preferred stock	—	—

Net loss attributable to common stockholder	$(14,901)	$(12,903)

Net loss per share, basic and diluted	$(1.39)	$(1.26)

Weighted-average shares outstanding, basic and diluted	10,752,940	10,253,822

See notes to consolidated financial statements.

XL Hybrids, Inc.

Consolidated Statements of Redeemable, Convertible Preferred Stock and Stockholders’ (Deficit) Equity

Years Ended December 31, 2019 and 2018

(In thousands, except share amounts)

	Redeemable, Convertible Preferred Stock															Stockholders’ (Deficit) Equity
	Series D-1 Convertible Preferred Stock		Series D-2 Convertible Preferred Stock		Series D-3 Convertible Preferred Stock		Series D-4 Convertible Preferred Stock		Series C Convertible Preferred Stock		Series B Convertible Preferred Stock		Series A Convertible Preferred Stock		Redeemable, Convertible Preferred Stock	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ (Deficit) Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount
Balance at December 31, 2018	42,897,247	$24,388	1,465,110	$740	223,254	$103	5,522,960	$2,233	21,686,515	$13,054	11,168,788	$5,956	11,697,818	$4,531	$51,005	10,265,945	$1	$2,524	$(52,684)	$(50,159)
Issuance of restricted common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	589,460	—	—	—	—
Issuance of common stock in asset acquisition	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	606,060	—	109	—	109
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	58,313	—	10	—	10
Issuance of common stock warrants	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	38	—	38
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	208	—	208
Stockholder distribution	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(10)	(10)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(14,901)	(14,901)

Balance at December 31, 2019	42,897,247	$24,388	1,465,110	$740	223,254	$103	5,522,960	$2,233	21,686,515	$13,054	11,168,788	$5,956	11,697,818	$4,531	$51,005	11,519,778	$1	$2,889	$(67,595)	$(64,705)

	Redeemable, Convertible Preferred Stock															Stockholders’ (Deficit) Equity
	Series D-1 Convertible Preferred Stock		Series D-2 Convertible Preferred Stock		Series D-3 Convertible Preferred Stock		Series D-4 Convertible Preferred Stock		Series C Convertible Preferred Stock		Series B Convertible Preferred Stock		Series A Convertible Preferred Stock		Redeemable, Convertible Preferred Stock	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ (Deficit) Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount
Balance at December 31, 2017	33,199,736	$18,788	1,465,110	$740	223,254	$103	5,522,960	$2,233	21,686,515	$13,054	11,168,788	$5,956	11,697,818	$4,531	$45,405	10,253,445	$1	$2,186	$(39,781)	$(37,594)
Issuance of Series D convertible preferred stock	5,368,506	3,100	—	—	—	—	—	—	—	—	—	—	—	—	3,100	—	—	—	—	—
Issuance of Series D convertible preferred stock upon conversion of notes	4,329,005	2,500	—	—	—	—	—	—	—	—	—	—	—	—	2,500	—	—	—	—	—
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	12,500	—	2	—	2
Issuance of common stock warrants	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	30	—	30
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	306	—	306
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(12,903)	(12,903)

Balance at December 31, 2018	42,897,247	$24,388	1,465,110	$740	223,254	$103	5,522,960	$2,233	21,686,515	$13,054	11,168,788	$5,956	11,697,818	$4,531	$51,005	10,265,945	$1	$2,524	$(52,684)	$(50,159)

See notes to consolidated financial statements.

XL Hybrids, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2019 and 2018

(In thousands)	2019	2018
Cash flows from operating activities:
Net loss	$(14,901)	$(12,903)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	208	305
Bad debt expense	22	132
Depreciation and amortization expense	319	260
Loss on disposal of property and equipment	—	74
Contingent consideration	80	—
Fair value change of derivative liability	(819)	—
Debt discount	1,598	306
Changes in operating assets and liabilities:
Accounts receivable	2,610	(2,097)
Inventory	215	(525)
Prepaid expenses and other current assets	260	(293)
Other assets	283	(313)
Accounts payable	(1,089)	552
Accrued expenses and other current liabilities	(450)	1,415
Deferred revenue	113	(205)

Net cash used in operating activities	(11,551)	(13,292)
Cash flows from investing activities:
Purchases of property and equipment	(28)	(146)

Net cash used in investing activities	(28)	(146)
Cash flows from financing activities:
Proceeds from the issuance of convertible preferred stock	—	3,034
Proceeds from the issuance of subordinated convertible promissory notes	10,000	—
(Repayments of) proceeds from revolving line of credit	(2,612)	2,612
Proceeds from term loans	2,500	1,000
Payment of issuance costs in connection with term loans and revolving line of credit	(184)	(61)
Proceeds from exercise of common stock options	10	2
Payments on long-term debt	(496)	(72)
Shareholder distribution	(10)	—

Net cash provided by financing activities	9,208	6,515

Net decrease in cash and cash equivalents:	(2,371)	(6,923)
Cash and cash equivalents, beginning of period	5,907	12,830

Cash, cash equivalents, and restricted cash at end of year	$3,536	$5,907

(Continued)

XL Hybrids, Inc.

Consolidated Statements of Cash Flows (Continued)

Years Ended December 31, 2019 and 2018

(In thousands)	2019	2018
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$31

Supplemental disclosures of noncash investing and financing information:
Property and equipment acquired pursuant to long-term debt obligations	$—	$265

Repayments on long-term debt obligations through vehicle trade-ins	$—	$28

Conversion of convertible promissory notes and interest into convertible preferred stock	$—	$2,500

Issuance of common stock warrants	$38	$30

Issuance of convertible preferred stock in exchange for services rendered	$—	$67

Contingent and deferred consideration issued in connection with business combination	$1,650	$—

Common stock issued in connection with business combination	$109	$—

Issuance costs in accrued expenses	$25	$—

See notes to consolidated financial statements.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Note 1. Description of Business and Basis of Presentation

XL Hybrids, Inc. (the Company) was founded on July 1, 2009 and was incorporated under the laws of the state of Delaware. The Company is headquartered in Boston, MA, and is engaged in the development and deployment of hybrid electric solutions for the commercial and municipal vehicle market (specifically commercial vans and trucks). The Company’s products include hybrid electric drive systems (powertrains), and data-analytic systems that measure key automotive performance indicators (such as MPG performance and carbon dioxide emissions) in hybrid-electric fleet vehicles for both new and in-use vehicles.

On September 16, 2020, the Company entered into an agreement to be acquired by Pivotal Investment Corporation II (Pivotal). The Company would be the accounting acquired in this transaction and upon the consummation of the merger, the Company would become a public business entity.

Going concern: These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities in the normal course of business. The Company is an early stage growth company, has incurred negative cash flows from operations since inception and has funded its net capital requirements with proceeds from private equity financings, debt financing and a New Market Tax Credit. The Company requires additional capital investment or will need to pursue other strategic alternatives in the near term in order to pursue its business plan and continue as a going concern. Upon the consummation of the merger with Pivotal, as discussed above, the Company will have converted all of its redeemable convertible preferred stock and its convertible debt to common stock, and expects to have cash of at least $144 million to fund the growth of its operations.

The Company has been successful in raising cash through debt and equity offerings in the past and has financing efforts in place to continue to raise cash through debt and equity offerings. In early 2020, the Company executed additional convertible notes in the amount of $8,010 (Note 8).

Additional equity financing may not be available on favorable terms and could be dilutive to current stockholders. Debt financing, if available, may involve restrictive covenants and dilutive financing instruments.

The Company’s ability to access capital when needed is not assured and, if capital is not available to the Company when, and in the amounts needed, the Company could be required to delay, scale back, or abandon some or all of its development programs and other operations, which could materially harm the Company’s business, financial condition and results of operations. Because of this uncertainty, there is substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date that these financial statements are issued, and therefore, whether we realize our assets and settle our liabilities in the normal course of business and at the amounts stated in the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty, nor do they include adjustments to reflect the future effects of the recoverability or classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Summary of Significant Accounting Policies

Basis of consolidated financial statement presentation: The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying consolidated financial statements of the Company include the accounts of its wholly owned

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

subsidiaries and variable interest entities, for which the Company is the primary beneficiary. Because the company holds certain rights that provide the power to direct the activities of variable interests that most significantly impact the VIE economic performance, as well as to potentially receive benefits or the obligation to absorb potentially significant losses, the Company has a controlling interest in such VIEs. See Note 5, “New Markets Tax Credit,” for the discussion of financing arrangements involving certain entities that are variable interest entities that are included in these consolidated financial statements. All significant intercompany transactions have been eliminated in consolidation.

Emerging Growth Company: Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or revised standard.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America “(U.S. GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date, as well as reported amounts of expenses during the reporting period. The Company’s most significant estimates and judgments involve deferred income taxes, valuation of share-based compensation, including the fair value of common stock, the valuation of the convertible notes payable derivative liability, and the valuation of business combinations, including the fair values and useful lives of acquired assets and assumed liabilities and the fair value of purchase consideration. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to the Company’s financial statements.

Segment information: ASC 280, Segment Reporting, defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. XL operates a single integrated business operation for the purpose of providing electrification kits to the owners of vehicles. XL’s Chief Executive Officer (“CEO”) is the CODM of the Company. The CODM is provided financial and operating information for the integrated business as a whole. Upon receipt of such information, the CODM evaluates and manages the operations based upon such integrated information, and the CODM utilizes this integrated information for purposes of allocating resources and evaluating XL’s financial performance. The CODM uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making. Based upon this information, the Company has concluded that it should report its operations as a single segment.

Concentration of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. At times, such cash may be in excess of the FDIC limit. At

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

December 31, 2019 and 2018, the Company had cash in excess of the $250 federally insured limit. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited. As of December 31, 2019 and 2018, two customers accounted for approximately 64% and 46% of accounts receivable, respectively. For the years ended December 31, 2019 and 2018, two customers and one customer accounted for approximately 65% and 15% of revenues, respectively.

Cash and cash equivalents: The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents include cash held in banks and money market accounts. Cash equivalents are carried at cost, which approximates fair value due to their short-term nature. The Company’s cash and cash equivalents are placed with high-credit quality financial institutions and issuers, and at times exceed federally insured limits. To date, the Company has not experienced any credit loss relating to its cash and cash equivalents.

Restricted cash: Restricted cash held at December 31, 2019 consists of bank deposits required for a letter of credit which is reserved for the Company’s California lease. As of December 31, 2018 the restricted cash balance represents bank deposits required to cover interest payable in connection with Company’s qualified New Markets Tax Credit program (Note 5) and a balance held as collateral on the Company’s credit card.

Accounts receivable: Accounts receivable are stated at the gross invoice amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is maintained at a level considered adequate to provide for potential account losses on the balance based on management’s evaluation of the anticipated impact of current economic conditions, changes in the character and size of the balance, past and expected future loss experience, among other pertinent factors. As of December 31, 2019 and 2018, the Company recorded an allowance of doubtful accounts of $0 and $70, respectively.

Inventory: Inventory is comprised of raw materials. Inventory is stated at the lower of cost (determined using the weighted-average cost method) or net realizable value. Cost of raw material inventories include the purchase and related costs incurred in bringing the products to their present location and condition. The Company uses consistent methodologies to evaluate inventory for net realizable value and periodically reviews inventories for obsolescence and any inventories identified as obsolete are reserved or written-off. As of December 31, 2019 and 2018, the Company recorded an inventory reserve of $248 and $433, respectively.

Fair value measurements: ASC 820, Fair Value Measurements and Disclosures, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Company can access at the measurement date.

Level 2: Significant other observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Level 3: Significant unobservable inputs that reflect the Company’s judgment about the assumptions that market participants would use in pricing an asset or liability.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of the following three valuation techniques noted in ASC 820:

•	Market approach: Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

•	Cost approach: Amount that would be required to replace the service capacity of an asset (replacement cost).

•	Income approach: Techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option pricing and excess earnings models).

The Company believes its valuation methods are appropriate and consistent with other market participants, however the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, contingent consideration liability, term loan and revolver debt, convertible notes payable derivative liability, and convertible notes payable. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximates fair value because of the short-term nature of those instruments. The fair value of the Company’s revolving line of credit and term loan are based on current lending rates for similar borrowings, assuming the debt is outstanding through maturity, and considering the collateral and as a result approximate their fair values. We estimate the fair value of our convertible notes payable using level two and level three inputs by discounting the future cash flows using current interest rates at which we could obtain similar borrowings in consideration of the estimated enterprise value of the Company.

Prepaid expenses and other current assets: Prepaid expenses and other current assets include prepaid insurance, prepaid rent, and supplies, which are expected to be recognized or realized within the next 12 months.

Property and equipment, net: Property and equipment, net is stated at cost less accumulated depreciation, or if acquired in a business combination, at fair value as of the date of acquisition. Depreciation is calculated using the straight-line method, based upon the following estimated useful lives:

Equipment	5 years
Furniture and fixtures	5 years
Computers and related equipment	3 years
Software	3 years
Vehicles	4 years
Leasehold improvements	Lesser of useful life of the asset or remaining life of the lease

Improvements are capitalized while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed as incurred. When property and equipment is retired or otherwise

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on the disposition is recorded in the statement of operations as a component of other (expense) income, net.

Business combinations: The Company accounts for the acquisition of a business in accordance with ASC 805, Business Combinations (ASC 805). Amounts paid to acquire a business are allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition. The Company determines the fair value of purchase consideration, including contingent consideration, and acquired intangible assets based on detailed valuations that use certain information and assumptions provided by management. The Company allocates any excess purchase price over the fair value of the net tangible and intangible assets acquired to goodwill. The results of operations of acquired businesses are included in the financial statements from the date of acquisition forward. Acquisition-related costs are expensed in periods in which the costs are incurred

The Company uses the income approach to determine the fair value of developed technology acquired in a business combination. This approach determines fair value by estimating the after-tax cash flows attributable to the respective asset over its useful life and then discounting these after-tax cash flows back to a present value. The Company bases its revenue assumptions on estimates of relevant market sizes, expected market growth rates, expected trends in technology and expected product introductions by competitors. Developed technology represents patented and unpatented technology and know-how.

Refer to Note 3 for discussion of the Company’s 2019 business combination.

Intangible assets, net: Intangible assets are initially recorded at fair value and stated net of accumulated amortization and impairments. The Company amortizes its intangible assets that have finite lives using either the straight-line method, or if reliably determinable, based on the pattern in which the economic benefit of the asset is expected to be utilized. Amortization is recorded over the estimated useful lives, which for developed technology is 4 years. The Company evaluates the recoverability of its definite lived intangible assets whenever events or changes in circumstances or business conditions indicate that the carrying value of these assets may not be recoverable based on expectations of future undiscounted cash flows for each asset group. If the carrying value of an asset or asset group exceeds its undiscounted cash flows, the Company estimates the fair value of the assets, generally utilizing a discounted cash flow analysis based on the present value of estimated future cash flows to be generated by the assets using a risk-adjusted discount rate. To estimate the fair value of the assets, the Company uses market participant assumptions pursuant to ASC 820, Fair Value Measurements.

Impairment of long-lived assets: The Company reviews long-lived assets, including property and equipment and, intangible assets with definite lives, for impairment whenever events or changes in circumstances indicate that an asset group’s carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analysis in accordance with ASC 360-10, Impairment or Disposal of Long-Lived Assets, which requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset group is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value. During the years ended December 31, 2019 and 2018, no impairment indicators were identified.

Impairment of goodwill: Goodwill represents the excess of cost over the fair market value of net tangible and identifiable intangible assets of acquired businesses. Goodwill is not amortized but instead is annually tested for impairment, or more frequently if events or circumstances indicate that the carrying amount of goodwill may be impaired. The Company has recorded goodwill in connection with its historical acquisition of a business.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

The Company performs its annual goodwill impairment assessment at October 1 each fiscal year, or more frequently if events or circumstances arise which indicate that goodwill may be impaired. An assessment can be performed by first completing a qualitative assessment on the Company’s single reporting unit. The Company can also bypass the qualitative assessment in any period and proceed directly to the quantitative impairment test, and then resume the qualitative assessment in any subsequent period. Qualitative indicators that may trigger the need for annual or interim quantitative impairment testing include, among other things, deterioration in macroeconomic conditions, declining financial performance, deterioration in the operational environment, or an expectation of selling or disposing of a portion of the reporting unit. Additionally, a significant change in business climate, a loss of a significant customer, increased competition, a sustained decrease in share price, or a decrease in estimated fair value below book value may trigger the need for interim impairment testing of goodwill.

If the Company believes that, as a result of its qualitative assessment, it is more likely than not that the fair value of the reporting unit is less than its carrying amount, the quantitative impairment test is required. The quantitative test involves comparing the fair value of the reporting unit with its carrying amount, including goodwill. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss is recorded as a reduction to goodwill with a corresponding charge to earnings in the period the goodwill is determined to be impaired. The income tax effect associated with an impairment of tax-deductible goodwill is also considered in the measurement of the goodwill impairment. Any goodwill impairment is limited to the total amount of goodwill.

The Company determines the fair value of its reporting unit using a combination of the income approach (discounted cash flow method) and market approach (guideline transaction method and guideline public company method). Management weighs each of the methods applied to determine the fair value of its reporting unit.

Under the discounted cash flow method, the Company determines fair value based on the estimated future cash flows for the reporting unit, discounted to present value using a risk-adjusted industry weighted-average cost of capital, which reflects the overall level of inherent risk and the rate of return an outside investor would expect to earn. Cash flow projections are derived from budgeted amounts (typically a one-year model) and subsequent period cash flows are developed using growth rates that management believes are reasonably likely to occur from a market participant’s standpoint. All cash flow projections are evaluated by management. A terminal value is derived by capitalizing free cash flow into perpetuity. The capitalization rate is derived from the weighted-average cost of capital and the estimated long-term growth rate.

Revenue: On January 1, 2019, the Company adopted Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, using the modified retrospective method applied to all “not completed” contracts at the time of adoption. A “not completed” contract in accordance with ASC 606 represents a contract for which all or substantially all of the revenues have not been recognized under ASC 605, Revenue Recognition (ASC 605). For the year-ended December 31, 2018, revenues were recognized in accordance with ASC 605.

The Company’s revenue is primarily derived from the sales of hybrid electric powertrain equipment. The Company’s products are marketed and sold to end-user fleet customers and channel partners in the United States and Canada. Sales of products and services are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

Revenue is recognized upon transfer of control to the customer, which occurs when the Company has a present right to payment, legal title has passed to the customer, the customer has the significant risks and rewards of ownership, and where acceptance is not a formality, the customer has accepted the product or service. In general,

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

transfer of control is upon shipment of the equipment as the terms are FOB shipping point, or equivalent and the Company has no other promised goods or services in its contracts with customers. In limited instances, the Company provides installation services to end-user fleet customers related to the purchased hybrid electric powertrain equipment. When provided, the installation services are not distinct within the context of the contract due to the fact that the end-use fleet customer is purchasing a completed modification to its vehicles and therefore, the installation services involve significant integration to integrate the hybrid electric powertrain equipment with the customer’s vehicle. As a result, the hybrid electric powertrain equipment and installation services represent a single performance obligation within these contracts with customers. The Company recognizes the revenue for the equipment sale and installation service at the same time, which is after the installation is complete. The Company has elected to treat shipping and handling activities related to contracts with channel partner customers as costs to fulfill the promise to transfer the associated equipment and not as a separate performance obligation.

The Company provides limited-assurance-type warranties for its equipment and work performed under its contracts. The warranty period typically extends for 3 years following transfer of control of the equipment. The warranties solely relate to correction of product defects during the warranty period, which is consistent with similar warranties by offered by competitors. Therefore, the Company has determined that this warranty is outside the scope of ASC 606 and will continue to be accounted for under ASC 460, Guarantees. At the time of purchase of the equipment, customers may purchase from the Company an extended warranty for its equipment. The extended warranty commences upon the end of the assurance-based warranty period and is considered a separate performance obligation that represents a stand-ready obligation to perform warranty services after the assurance-type warranty expires. The transaction price allocated to the extended warranty is recognized ratably over the extended warranty period.

When the Company’s contracts with customers contain multiple performance obligations, the contract transaction price is allocated on a relative standalone selling price (SSP) basis to each performance obligation. The Company determines standalone selling prices based on observable selling prices for the sale of kits. For extended warranties, the Company determines SSP based on expected cost plus margin. The Company establishes the margin based on review of market conditions and margins obtained by market participants for similar services. Any allocation of the transaction price required is determined at the contracts’ inception.

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods and services to the customer. Revenue is recorded based on the transaction price, which is solely made up of fixed consideration for its products and services. The Company does not adjust transaction price for the effects of a significant financing component when the period between the transfer of the promised good or service to the customer and payment for that good or service by the customer is expected to be one year or less. The Company has not identified any significant financing components to date. The Company’s sales direct to end-use fleet customers often include non-cash consideration in the form of the customer transferring to the Company, the customer’s rights to cash incentives from programs administered by municipalities related to hybrid vehicle programs that end-use customer is entitled as a result of its purchase. The incentives are fixed amounts that are readily determinable. The Company values the non-cash consideration at its fair value, which generally is the amount of the incentive.

Payment terms on invoices are typically 30 days. The Company excludes from revenue any sales tax and other government-assessed and imposed taxes on revenue generating activities that are invoiced to customers.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

The Company has elected to apply the practical expedient to expense costs to obtain contracts, which principally relate to sales commissions, at the time the liability is incurred when the expected amortization period is one year or less.

Warranties: The Company offers a limited warranty generally ranging from one to three years. The Company accrues the estimated cost of product warranties for unclaimed charges based on historical experiences and expected results. Should product failure rates and material usage costs differ from these estimates revisions to the estimated warranty liability would be required. The Company periodically assesses the adequacy of its recorded product warranty liabilities and adjusts the balances as required. Warranty expense is recorded as a component of cost of product revenue in the statements of operations. A provision for product warranties has been recorded at December 31, 2019 and 2018 (See Note 12). The Company incurred warranty expense of $368 and $916 for the years ended December 31, 2019 and 2018, respectively.

Income taxes: The Company accounts for income taxes in accordance with ASC 740, Income Taxes, under which deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and net operating loss and tax credit carryforwards. Deferred income taxes are provided for the temporary differences arising between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss carry-forwards and credits. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statements of operations in the period in which the enactment rate changes. Deferred tax assets and liabilities are reduced through the establishment of a valuation allowance if, based on available evidence, it is more likely than not that the deferred tax assets will not be realized.

Uncertain tax positions taken or expected to be taken in a tax return are accounted for using the more likely than not threshold for financial statement recognition and measurement. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. For the years ended December 31, 2019, and 2018, there were no uncertain tax position taken or expected to be taken in the Company’s tax returns.

In the normal course of business, the Company is subject to regular audits by U.S. federal and state and local tax authorities. With few exceptions, the Company is no longer subject to federal, state or local tax examinations by tax authorities in its major jurisdictions for tax years before 2016.

The Company did not recognize any tax related interest or penalties in the accompanying consolidated financial statements, but would record any such interest and penalties as a component of the provision for income taxes.

Share-based compensation: The Company accounts for its share-based compensation awards in accordance with ASC Topic 718, Compensation-Stock Compensation. The Company issues stock-based awards to purchase common stock to employees, directors and non-employee consultants. Awards issued under the Company’s stock-based compensation plans include stock options and restricted stock awards. Stock options typically include service-based vesting conditions, and restricted stock awards contain both service- and performance-based vesting conditions.

Stock Options

The Company accounts for stock-based compensation related to these awards based on the fair value of the awards. The Company uses the Black-Scholes option pricing model to determine the fair value of stock-based

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

awards, and recognizes the compensation cost on a straight line basis over the requisite service period of the awards for employee, which is typically the four-year vesting period of the award, and effective contract period specified in the award agreement for non-employee. Compensation cost is typically recognized on a straight-line basis.

The fair value of common stock has been determined by the Board of Directors at each award grant date based upon a variety of factors, including the results obtained from independent third-party valuations, the Company’s financial position and historical financial performance, the current climate in the marketplace, the effect of the rights and preferences of the preferred stockholders and the prospects of a liquidity event, among others.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. The Company does not have a history of trading in its common stock as it is not a public company, and as such volatility is estimated using historical volatilities of comparable public entities. The expected life of the awards is estimated based on a simplified method, which uses the average of the vesting term and the original contractual term. The risk-free interest rate assumption is based on observed interest rates appropriate for the expected life of the awards. The dividend yield assumption is based on history and expectation of paying no dividends. Forfeitures are accounted for as they occur.

The fair value of stock options issued for the years ended December 31, 2019 and 2018 was measured with the following assumptions:

	2019	2018
Expected volatility	70.0%	70.0%
Expected term (in years)	6.1 - 10	6.1 -10
Risk-free interest rate	1.4 - 3.0%	2.3% - 2.9%
Expected dividend yield	0.0%	0.0%

Warrants: The Company follows guidance issued within FASB ASC 480, Distinguishing Liabilities from Equity, and FASB ASC 815, Derivatives and Hedging, to assist in the determination of whether warrants should be classified as liabilities or equity. Warrants to purchase shares of the Company’s common stock or preferred stock, are valued at fair value at the date of grant using the Black-Scholes option pricing method. The Company has evaluated classification of warrants outstanding and determined all are appropriately classified as equity as of December 31, 2019 and 2018. See Note 9 for additional disclosure on warrant accounting.

Research and development expense: Research and development costs did not meet the requirements to be recognized as an asset as the associated future benefits were at best uncertain and there was no alternative future use at the time the costs were incurred. Research and development costs include, but are not limited to, costs incurred in performing research and development activities, including salaries, benefits, facilities, research- related overhead, sponsored research costs, contracted services, license fees, and other external costs.

Net loss per share: The Company follows the two-class method when computing net income (loss) per share as the Company has issued shares that meet the definition of participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common shareholders for the period to be allocated between common and participating securities based on their respective rights to receive dividends as if all income for the period had been distributed. The Company’s non-cumulative convertible Series D Preferred Stock is a participating security.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Basic net income (loss) per share attributable to common shareholders is computed by dividing net income (loss) (the numerator) by the weighted average number of common shares outstanding for the period (the denominator). Diluted net income (loss) attributable to common shareholders is computed by adjusting net income (loss) attributable to common shareholders to reallocate undistributed earnings based on the potential impact of dilutive securities, and by dividing the diluted net income (loss) attributable to common shareholders by the weighted average number of common shares and potential common shares outstanding (if dilutive) during each period. For purposes of this calculation, potential dilutive common shares include unvested restricted stocks, convertible preferred shares, stock options, and warrants.

The Company’s convertible Series D Preferred Stock contractually entitles the holders of such shares to participate in dividends but does not require the holders of such shares to participate in losses of the Company. In periods in which the Company reports a net loss attributable to common shareholders, diluted net loss per share attributable to common shareholders is the same as basic net loss per share attributable to common shareholders, since potentially dilutive common shares are considered to be anti-dilutive.

Related parties: A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent accounting pronouncements issued and adopted: On January 1, 2019, the Company adopted Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, using the modified retrospective method applied to all “not completed” contracts at the time of adoption. A “not completed” contract in accordance with ASC 606 represents a contract for which all or substantially all of the revenues have not been recognized under ASC 605, Revenue Recognition. ASC 606 provides a five-step model for recognizing revenue from contracts with customers: identify the contract with a customer, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations in the contract, and recognize revenue when or as performance obligations are satisfied. There was no material financial impact upon adoption and the implementation of ASC 606 has not materially affected comparability of revenue for the Company’s financial reporting. Refer to Note 4 for additional disclosures required under ASC 606.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (ASC 718): Improvements to Nonemployee Share-Based Payment Accounting, to align the accounting for share-based payment awards issued to employees and nonemployees, particularly with regard to the measurement date and the impact of performance conditions. The new guidance requires equity classified share-based payment awards issued to nonemployees to be measured on the grant date, instead of being re-measured through the performance completion date under the previous guidance. For public entities, ASU 2018-07 was effective for fiscal years beginning after December 15, 2018, and early adoption is permitted.

On January 1, 2018, the Company early adopted the guidance under the modified retrospective transition method. The adoption of the guidance did not have an impact on the Company’s financial statements.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Recent accounting pronouncements issued, not yet adopted: In February 2016, the FASB issued a new accounting standard, ASC 842, related to leases to increase transparency and comparability among organizations by requiring the recognition of ROU assets and lease liabilities on the balance sheet. Most significant among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Under the new standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company is currently working through an adoption plan which includes the evaluation of lease contracts compared to the new standard. While the Company is currently evaluating the impact the new guidance will have on its financial position and results of operations, the Company expects to recognize lease liabilities and right of use assets. The extent of the increase to assets and liabilities associated with these amounts remains to be determined pending the Company’s review of its existing lease contracts and service contracts with may contain embedded leases. While this review is still in process, the Company believes the adoption of Topic 842 will have a material impact on its financial statements. The Company is continuing to monitor potential changes to Topic 842 that have been proposed by the FASB and will assess any necessary changes to the implementation process as the guidance is updated. The guidance in ASC 842 is effective for the Company beginning January 1, 2020.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held to replace the incurred loss model for financial assets measured at amortized cost and require entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. ASU 2019-12 is effective for the Company beginning January 1, 2021. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the financial statements.

Note 3. Business Combination

On October 4, 2019, pursuant to the terms of an asset purchase agreement, the Company acquired certain assets of Quantum Fuel Systems, LLC (“Quantum” or the “Seller”), which will be used to accelerate the Company’s product development timelines at a lower cost and rapidly expand and improve the Company’s engineering capabilities (the “Acquisition”). The Acquisition provided the Company access to intellectual property and an assembled workforce that is the foundation for future technologies to be developed for the Company by the assembled workforce applying its skills, knowledge and experience to utilize the acquired intellectual property.

The aggregate purchase consideration transferred by the Company to the Sellers totaled $1,759 and included i) a deferred cash payment to be made on or before the 270th day from the closing of the transaction with an estimated fair value of $229, ii) issuance of 606,060 shares of common stock with an estimated fair value of $109, and iii) contingent purchase consideration associated with three milestone events with an estimated fair value of $1,421.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

The milestone events and associated contingent purchase consideration consisted of the following:

•

First milestone event will be met upon the retention of at least four members of the acquired assembled workforce for at least twelve months. The contingent purchase consideration associated with the first milestone event is cash consideration totaling $450 with an estimated acquisition date fair value of $400.

•

Second milestone event will be met upon achieving certain product development criteria as outlined in the asset purchase agreement. The contingent purchase consideration associated with this milestone event is: i) cash consideration totaling $475 and; ii) additional consideration ,at the Company’s election, of either cash totaling $500 or the issuance of 865,800 shares of common stock. The estimated acquisition date fair value of such amounts are $387 and $123, respectively.

•

Third milestone event will be met upon the successful demonstration of a prototype as outlined in the asset purchase agreement. The contingent purchase consideration associated with this milestone event is: i) cash consideration totaling $475 and; ii) additional consideration, at the Company’s election, of either cash totaling $500 or the issuance of 865,800 shares of common stock. The estimated acquisition date fair value of such amounts are $387 and $123, respectively.

The fair value of the deferred purchase consideration is based on management’s estimated amount and timing of the future payment, discounted utilizing a rate of 125% to reflect market participant assumptions. The discount rate utilized was a risk-free rate selected based on the nearest risk-free rate term associated with the payment of the deferred purchase consideration, with a credit risk premium applied as the payments are not risk-free.

The fair value of common stock issued in the Business Combination has been determined by the Board of Directors based upon a variety of factors, including the results obtained from independent third-party valuations, the Company’s financial position and historical financial performance, the current climate in the marketplace, the effect of the rights and preferences of the preferred stockholders and the prospects of a liquidity event, among others.

The estimated fair value of the Company’s contingent purchase consideration payable in cash for the first milestone is based on management’s estimated probability and timing of the future payment, discounted utilizing a rate of 12.5% to reflect market participant assumptions. The discount rate utilized was a risk-free rate selected based on the nearest risk-free rate term associated with the payment of the deferred purchase consideration, with a credit risk premium applied as the payments are not risk-free.

The estimated fair value of the Company’s contingent purchase consideration payable in cash for the second and third milestones are based on management’s estimated probability and timing of future payments, discounted utilizing a rate of 12.5%, to reflect market participant assumptions. The discount rates utilized were risk-free rates selected based on the nearest risk-free rate term associated with the payments of the purchase consideration and contingent purchase consideration payable, with a credit risk premium applied as the payments are not risk-free.

The estimated fair value of the Company’s contingent purchase consideration payable in either cash or shares of common stock at the Company’s election for the second and third milestones was determined using a Monte Carlo simulation model that includes significant unobservable inputs such as estimated probability, fair value of underlying shares of common stock, risk-adjusted discount rates (utilizing an approximate rate of 12.5% to reflect market participant assumptions), estimated volatility and timing of future payments.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

The Acquisition was accounted for as a business combination using the acquisition method of accounting in accordance with ASC 805, Business Combinations. The purchase price is allocated to the tangible assets and identifiable intangible assets acquired based upon their estimated fair values. The excess of the purchase price over the tangible and intangible asset acquired has been recorded to goodwill. The Acquisition resulted in recorded goodwill that can be attributable to the acquired assembled workforce and synergies related to certain of the acquired intangible assets. Goodwill is expected to be amortizable for tax purposes. Management plans to integrate the Acquisition into its existing business structure, which is comprised of a single reporting unit.

The following table summarizes the fair value of consideration transferred and the estimated fair values of the assets acquired as of the date of acquisition:

Deferred consideration	$229
Contingent consideration	1,421
Share consideration-606,060 shares of XL Common Stock	109

Total consideration	$1,759

Software	$256
Equipment and hardware	151
Intangible asset—developed technology	863
Goodwill	489

Fair value of assets acquired	$1,759

As part of the purchase price allocation, the Company determined it had acquired a developed technology identifiable intangible asset. The fair value of the internally developed technology was estimated using the replacement cost method, whereby the components of the acquired internally developed technology were reviewed to determine the cumulative cost of development for each component, inclusive of a developer’s profit and an entrepreneurial incentive. The cumulative cost of development was then discounted to account for obsolescence factor. The estimated useful life over which the internally developed technology will be amortized is 4 years.

The Company did not assume any liabilities in connection with the Acquisition.

The Company incurred acquisition-related costs of approximately $48, which are included as a component of selling, general and administrative expenses in the accompanying statement of operations for the year ended December 31, 2019.

The results of operations for the Acquisition are included in the Company’s financial statements from the date of the acquisition.

Note 4. Revenue

The following table represents the Company’s revenues for the year ended December 31, 2019, disaggregated, by sales channel.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Disaggregation of revenue:

2019
Revenue direct to customers	$3,263
Revenue through channel partners	3,952

Total revenue	$7,215

The Company did not recognize any revenue related to extended warranties in 2019 and thus all revenue recognized was recognized at a point in time.

Remaining performance obligations: At December 31, 2019 and January 1, 2019, there was approximately $133 and $19 in deferred revenue, respectively, related to unsatisfied extended warranty performance obligations that will be recognized in 2021 through 2026.

Contract balances: The timing of revenue recognition, billings and cash collections results in billed trade accounts receivable, and deferred revenue (contract liabilities) on the Consolidated Balance Sheets. In addition, the Company defers certain costs incurred to obtain a contract (contract costs).

Contract liabilities: Deferred revenue of approximately $133 and $19 existed at December 31, 2019 and January 1, 2019, respectively. There was no deferred revenue recognized in 2019.

Costs to obtain a contract: Sales commissions paid to internal sales personnel, as well as associated payroll taxes and retirement plan contributions (together, sales commissions and associated costs) that are incremental to the acquisition of customer contracts, are capitalized as capitalized contract acquisition cost on the balance sheet when the period of benefit is determined to be greater than one year. In instances where an extended warranty is sold, the period of benefit would extend beyond 12 months and therefore, the practical expedient would not be met for those contracts and require capitalization of the related costs to obtain those contracts. The Company has elected to allocate the capitalized commissions to performance obligations on a relative basis (i.e., in proportion to the transaction price allocated to each performance obligation) to determine the period of amortization. As a result, substantially all of the commission is allocated to the equipment performance obligation or the combined equipment and installation performance obligation and is amortized upon transfer of control of this performance obligation, which typically occurs in same period in which commission liability is incurred. Total commission expense recognized during the year ended December 31, 2019 was $226. The amount of capitalized commissions as of January 1, 2019 and as of December 31, 2019 is not material.

Warranties: The Company generally accrues estimated warranty costs at the time of sale related to its assurance-type warranties. In general, manufactured products are warranted against defects in material and workmanship when properly used for their intended purpose, installed correctly and appropriately maintained. The amount of the accrued warranty liability is estimated based on historical claims rates and warranty fulfillments costs adjusted for any expected changes in fulfillment costs.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

The following is a roll-forward of the Company’s accrued warranty liability:

	2019	2018
Balance as of January 1	$910	$406
Accrual for warranties issued	415	919
Warranty charges	(316)	(415)

Balance as of December 31	$1,009	$910

The warranty liability is included in accrued expenses and other current liabilities on the Consolidated Balance Sheets.

Note 5. New Markets Tax Credit Financing

On March 4, 2015, the Company entered into a financing transaction with U.S. Bancorp Community Development Corporation (U.S. Bank) under a qualified New Markets Tax Credit (“NMTC”) program related to the operation of the Company’s facility in Quincy, Illinois. The NMTC program was provided for in the Community Renewal Tax Relief Act of 2000 (the Act) and is intended to encourage capital investment in qualified lower income communities. The Act permits taxpayers to claim credits against their Federal income taxes for up to 39% of qualified investments in the equity of community development entities (CDEs). CDEs are privately managed investment institutions that are certified to make qualified low-income community investments.

In connection with the financing, the Company made two loans totaling $10,454 to federal ($6,455 at 1.51%) and state ($3,998 at 1.53%) NMTC investment funds (the Investment Funds). Simultaneously, U.S. Bank made an equity investment of $4,995 to the Investment Funds and, by virtue of such contribution, is entitled to substantially all of the tax benefits derived from the NMTC. For compliance with the NMTC rules, principal payments on the loan do not begin until June 10, 2025 (the NMTC rules prohibit principal payments during the 7-year term of the NMTC arrangement). The maturity date on the loans is December 31, 2044.

The Investment Funds then contributed the loan proceeds to a CDE, which, in turn, loaned combined funds of $15,000, net of debt issuance costs of $546, to XL Hybrid Quincy, LLC, a wholly-owned subsidiary of the Company, at an interest rate of 1.15% per year with a maturity date of March 4, 2045. These loans are secured by the leasehold improvements and equipment at the facility in Quincy, Illinois. Repayment of the loans commences in March 10, 2025. The proceeds from the loans from the CDE were used to partially fund the build-out of the facility in Quincy, Illinois.

The transaction includes a put/call feature whereby, at the end of the seven-year NMTC compliance period, the Company may be obligated or entitled to repurchase U.S. Bank’s equity interest in the Investment Funds. The Company believes that U.S. Bank will exercise the put option in March 2022 at the end of the recapture period. The value attributable to the put/call is anticipated to be nominal. The NMTC is subject to 100% recapture for a period of seven years as provided in the Internal Revenue Code. The Company is required to be in compliance with various regulations and contractual provisions that apply to the NMTC arrangement. Non-compliance with applicable requirements could result in US Bank’s projected tax benefits not being realized and, therefore, could require the Company to indemnify US Bank for any loss or recapture of NMTCs related to the financing until such time as the obligation to deliver tax benefits is relieved. The Company does not anticipate any credit recapture will be required in connection with this financing arrangement.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

The Company has determined that the financing arrangement with the Investment Fund and CDEs contains a variable interest entity (“VIE”). This conclusion was reached based on the following:

•

The ongoing activities of the Investment Fund – collecting and remitting interest and fees and NMTC compliance—were all considered in the initial design and are expected to significantly affect the economic performance throughout the life of the Investment Fund;

•	management considered the contractual arrangements that obligate the Company to comply with NMTC rules and regulations, deliver tax benefits, and provide various other guarantees to the structure;

•	U.S. Bank’s lack of a material interest in the underlying economics of the project as a result of the guarantees, indemnifications, and put/call options; and

•	the fact that the Company is obligated to absorb losses of the Investment Fund.

As such, the Company concluded that it is the primary beneficiary of the VIE and consolidated the Investment Fund, as a VIE, in accordance with the accounting standards for consolidation. Because the Company consolidates an entity from which it has an approximately $10,500 loan receivable and consolidates an entity to which it owes an approximately $15,000 loan payable, these two balances partially eliminate against each other in consolidation. The $4,995 in net proceeds received in exchange for the transfer of tax credits have been deferred and will be recognized when the tax benefits have been fully earned and delivered to US Bank without risk of recapture. The Company anticipates recognizing the net cash received as income upon completion of the seven-year NMTC compliance period. US Bank’s $4,995 contribution was initially recorded as restricted cash and its interest in the Investment Fund is included in other liabilities in the consolidated balance sheets.

During the years ended December 31, 2019 and 2018, the Company amortized $78 and $80, respectively, of debt issuance costs related to the NMTC. The unamortized balance as of December 31, 2019 and 2018 is $169 and $247, respectively.

Note 6. Debt

At December 31, 2019 and 2018, the carrying value of debt was as follows:

	December 31,
	2019	2018
Subordinated convertible promissory notes	$10,000	$—
Unamortized debt discount	(898)	—
Term Loan	3,100	1,000
Unamortized debt discount	(87)	(65)
Revolver	—	2,587
Vehicle financing agreements	271	367

Total debt obligations, net of deferred financing costs	$12,386	$3,889

Investor term loan and bridge notes: In July 2016, the Company issued a warrant exercisable for 1,405,888 shares of Series C Preferred Stock (Series C Warrants) at a purchase price per share of $0.6046 in connection with the loan and security agreement discussed above (see Note 9). The expiration date of the Series C Warrants is July 15, 2026. The estimated grant date fair value of these Series C Warrants was $0.31 per share. These

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Series C Warrants were assessed under ASC 480 Distinguishing Liabilities from Equity and were accounted for as liability-classified warrants as the underlying preferred stock was redeemable at the time of issuance. The Company amended its Certificate of Incorporation effective September 28, 2017, at which time the redemption feature of the Series C Preferred Stock was removed. As a result, the Series C Warrants were again assessed under ASC 480 Distinguishing Liabilities from Equity and are accounted for as equity-classified warrants effective September 28, 2017. The grant date fair value of these Series C Warrants was recorded as a debt discount to be amortized over the term of the associated debt agreement under the effective interest method. During the year ended December 31, 2017, the Company recorded $146 in amortization of the debt discount. The remaining debt discount at December 31, 2017 was $226 and was reflected net against the long-term debt on the consolidated balance sheets. Upon conversion of term loan principal to shares of Series D Preferred Stock in January 2018, the remaining debt discount was amortized to interest expense. The warrants remain outstanding at December 31, 2019.

Bank term loan and revolver: Effective December 10, 2018, the Company entered into a Loan and Security Agreement for a revolving line of credit (Revolver) and term loan (Term Loan) with a lender. The Revolver possesses a maximum borrowing base equal to the lesser of the defined borrowing base less any outstanding principal or a minimum aggregate principal amount of $3,000, which may increase dependent upon certain revenue targets. The interest under the Revolver is payable in monthly installments of either 1.50% or 2.50% greater than the Prime Rate dependent upon a certain financial ratio of the Company’s for each payment period. In November 2019, the Company amended its Loan and Security Agreement to extend the maturity of the Revolver to December 8, 2020.

The Term Loan was structured to be paid in two tranche periods of up to $1,000 in each period, or up to $2,000 in total. The first tranche was available to the Company upon execution of the agreement and was drawn in December 2018. The second tranche became available to the Company as it achieved specified revenue thresholds for the trailing 12 month period ending as of December 31, 2018. The Company drew the additional $1,000 in January 2019. Interest payments are payable in monthly installments at a rate equal to the greater of 2% greater than the Prime Rate or a fixed rate of 7.00%.

Payments were interest only until July 2019 when principal payments in the amount of $67 per month commenced. The Term Loan matures in December 2021.

In connection with the amendment to the Loan and Security Agreement executed in November 2019, the Company secured access to an additional term loan (Growth Capital Term Loan). The Growth Capital Term Loan was structured to be paid in two tranche periods of up to $1,500 in the first period and up to $500 in the second period, or up to $2,000 in total. The first tranche was available to the Company upon execution of the agreement and was drawn in November 2019. The second tranche was to be made available to the Company if it had received, prior to November 30, 2019, a fully-executed term sheet for new equity. The Company did not meet this milestone. Interest payments are payable in monthly installments at a rate equal to the greater of 2% greater than the Prime Rate or a fixed rate of 7.00%. Payments were interest only until December 31, 2019 at which point principal payments in the amount of $50 per month will commence. The Growth Capital Term Loan matures in June 2022.

The Loan and Security Agreement is secured by the assets and intellectual property of the Company and is subject to certain non-financial and financial ratios including but not limited to adjusted quick ratio compliance.

On December 10, 2018, the Company issued a warrant to purchase 100,000 shares of common stock at a price of $0.18 per share that expire on December 10, 2028 to the lender in connection with the Loan and Security

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Agreement discussed in the paragraphs above. Upon the draw of the first tranche of the Term Loan, the Company is deemed to automatically have granted the right to purchase 100,000 additional shares of common stock with the same terms. Upon the second tranche, the Company is deemed to automatically have granted the right to purchase 100,000 additional shares with the same terms. At the discretion of the holder, the warrants may be exercised at any time in cash or may be subject to a cashless exercise in which the warrant shares are converted to common stock under a defined conversion formula. As of December 31, 2019 and 2018, the warrant is for 300,000 and 200,000 shares of common stock, respectively. The estimated grant date fair value of these common stock warrants was $0.13 per share. These common stock warrants were assessed under ASC 480 Distinguishing Liabilities from Equity and were accounted for as equity-classified warrants. The grant date fair value of these common stock warrants was recorded as a debt discount to be amortized over the term of the associated debt agreement under the effective interest method. The amortization recorded for the years ended December 31, 2019 and 2018 is $15 and $0, respectively. The remaining debt discount at December 31, 2019 and 2018 is $31 and $30, respectively, and is reflected net against the long-term debt on the consolidated balance sheets. The common stock warrants are discussed further in Note 9.

In addition to the common stock warrants recorded as a debt discount, the Company paid issuance costs amounting to $61 in connection with the Loan and Security Agreement discussed above. These costs were allocated between the Term Loan and the Revolver based on the respective availability. The portion allocated to the Term Loan is $24 and $35 as of December 31, 2019 and 2018, respectively, and is reflected net against the long-term debt on the consolidated balance sheets. The portion allocated to the Revolver is $0 and $25 as of December 31, 2019 and 2018, respectively, and was reflected net against the revolving line of credit on the consolidated balance sheet as of December 31, 2019. These costs are being amortized over the term of the associated debt agreement under the effective interest method.

On November 19, 2019, the Company issued a warrant to purchase 150,000 shares of common stock at an exercise price of $0.18 per share that expire on November 19, 2029 to the lender in connection with the amendment to the Loan and Security Agreement discussed in the paragraphs above. At the discretion of the holder, the warrants may be exercised at any time in cash or may be subject to a cashless exercise in which the warrant shares are converted to common stock under a defined conversion formula.

The estimated grant date fair value of these common stock warrants was $0.14 per share. These common stock warrants were assessed under ASC 480 Distinguishing Liabilities from Equity and were accounted for as equity-classified warrants. The grant date fair value of these common stock warrants was recorded as a debt discount to be amortized over the term of the associated debt agreement under the effective interest method. The amortization recorded for the year ended December 31, 2019 is $1. The remaining debt discount at December 31, 2019 is $21 and is reflected net against the long-term debt on the consolidated balance sheets. The common stock warrants are discussed further in Note 9.

In addition to the common stock warrants recorded as a debt discount, the Company paid issuance costs amounting to $29 in connection with the amendment to the Loan and Security Agreement discussed above. These costs are reflected net against the long-term debt on the consolidated balance sheets and are being amortized over the term of the associated debt agreement under the effective interest method.

Convertible notes payable: In March 2019, the Company executed a subordinated promissory convertible note in the amount of $1,000. In June 2019, the Company executed subordinated promissory convertible notes in the amount of $10,000, for $9,000 in new proceeds and the exchange of the note issued in March 2019. The Company concluded that the exchange of the $1,000 note issued in March 2019 for a $1,000 note as issued in

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

June 2019 represented a modification and concluded that the impact on the accounting described below was not material.

The notes issued in June 2019 were set to mature at the earlier of (i) June 19, 2020 or (ii) the occurrence of an event of default as defined in the note agreements. The notes were amended subsequent to year end (in February 2020, see Note 19) to extend the maturity date to February 6, 2021.

The notes earn interest at a rate of 8.0% per year. Interest earned on these outstanding notes during the year ended December 31, 2019 amounted to $439. This amount is captured as accrued interest in accounts payable and accrued expenses in the consolidated balance sheet as of December 31, 2019.

Upon a change of control as defined in the note agreements, the Company is required to repay all outstanding principal and interest and a 100% premium on the outstanding principal balance of each note. Under the terms of the note agreements, if a qualified financing event occurs before maturity, the notes and accrued interest are automatically convertible at 80% of the price per share paid by cash investors in such qualified financing. Additionally, if a non-qualified financing event occurs before maturity, the holders of the notes may convert at 80% of the price per share paid by cash investors at their option.

The Company assessed these embedded features and determined that they were not considered clearly and closely related to the host notes, and met the definition of a derivative. Therefore, these embedded features were all required to be bifurcated from the notes and accounted for separately as a combined derivative liability. The Company estimated the fair value of the combined derivative liability at the respective issuances of the notes as $217, which was recorded as a liability and as a discount net against the subordinated convertible notes. The Company will be required to remeasure the combined derivative liability to its then fair value at each subsequent balance sheet date, through an adjustment to current earnings (see Note 7 for further details on the Company’s fair value measurements).

The Company incurred issuance costs amounting to $180 in connection with the subordinated convertible promissory notes discussed above. These costs are reflected net against the subordinated convertible promissory notes on the consolidated balance sheets and are being amortized, along with the discount related to the combined derivative liability, over the term of the associated debt agreement utilizing the effective interest method. The Company recorded $1,282 in amortization of these discounts as a component of interest expense during the year ended December 31, 2019.

Vehicle financing agreements: The Company has entered into several vehicle financing agreements with various lenders with maturities ranging from 2020 to 2023. Interest rates on these agreements range from 2.95% to 10.00%. Each agreement is collateralized by the equipment purchased.

The following table summarizes the aggregate future contractual maturities of the Company’s outstanding debt, at face value, as of December 31, 2019 over the next 5 years and thereafter:

Year Ended December 31, 2020	$11,494
2021	1,490
2022	374
2023	13

13,371

Less debt discount	(985)

$12,386

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Note 7. Fair Value Measurements

Contingent consideration liability: The contingent consideration liability is considered a Level 3 measurement due to significant unobservable inputs in its valuation, which was based on the income approach using a Monte Carlo Simulation. The Monte Carlo Simulation evaluated the probability of occurrence of certain events which impacted the mode and amount of payments to be made. In addition, the payments were discounted based on current market expectations about those future amounts. The company utilized a third party to assist in calculating the fair value of the contingent consideration liability.

The key inputs to the valuation model that was utilized to estimate the fair value of the contingent consideration liability included volatility, risk free rate and probability of a subsequent round of funding.

Convertible notes payable derivative liabilities: The convertible notes payable derivative liabilities are considered a Level 3 measurement due to the utilization of significant unobservable inputs in the valuation, which were based on ‘with and without’ valuation models.

2019 Notes: Based on the terms and provisions of the 2019 Notes, the Company utilized a probability-weighted expected return model (“PWERM”) to estimate the fair value of the embedded derivative features requiring bifurcation as of the respective issuance dates and as of the December 31, 2019 reporting date. The PWERM is designed to utilize the Company’s best estimates of the timing and likelihood of the settlement events that are related to the embedded derivative features in order to estimate the fair value of the respective convertible notes with these embedded derivative features.

The fair value of the convertible notes with the derivative features is compared to the fair value of a plain vanilla note (excluding the derivative features), which is calculated based on the present value of the future cash flows. The difference between the two values represents the fair value of the bifurcated derivative features as of each respective valuation date.

The Company notes that the key inputs to the valuation models that were utilized to estimate the fair value of the 2019 Notes convertible debt derivative liabilities included:

•

The probability-weighted conversion discount is based on the contractual terms of the convertible note agreement and the expectation of the pre-money valuation of the Company as of the estimated date that the next equity financing event occurs.

•	The remaining term was determined based on the remaining time period to maturity of the related convertible note with embedded features subject to valuation (as of the respective valuation date).

•

The Company’s equity volatility estimate was based on the re-levered historical equity volatility of a selection of the Company’s comparable guideline public companies, based on the remaining term of the respective convertible notes.

•	The risk rate was the discount rate utilized in the valuation and was determined based on reference to market yields for debt instruments with similar credit ratings and terms.

•	The probabilities and timing of the next financing event and default event are based on management’s best estimate of the future settlement of the respective convertible notes.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

The following table sets forth the Company’s assets and liabilities which are measured at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measurements as of December 31, 2019
	Level I	Level II	Level III	Total
Liabilities:
Derivatives	$—	$—	$1,349	$1,349
Contingent consideration	—	—	1,503	1,503

Total liabilities	$—	$—	$2,852	$2,852

Note 8. Redeemable, Convertible Preferred Stock and Stockholders’ Deficit

Common stock: At December 31, 2019 and 2018, the Company has authorized a total of 130,000,000 shares of common stock for issuance under its stock option plans and for the potential conversion of preferred stock. The holders of common stock are entitled to vote on all matters and are entitled to the number of votes equal to the number shares of common stock held. Common stockholders are entitled to dividends when and if declared by the Board of Directors, subject to the preferential rights of the preferred stock.

The following shares of common stock are reserved for future issuance:

Conversion of redeemable, convertible preferred stock	94,661,692
Exercise of warrants for common stock	1,680,378
Exercise of warrants for redeemable, convertible preferred stock	5,044,457
Stock options issued and outstanding	13,293,586
Authorized for future grant under 2010 Equity Incentive Plan	2,728,213

117,408,326

Preferred stock: At December 31, 2019 and 2018, the Company has authorized a total of 99,966,639 shares of preferred stock, of which 11,697,818 shares have been designated Series A Preferred Stock (Series A), 11,168,788 shares have been designated Series B Preferred Stock (Series B), 3,413,461 shares have been designated Series B-1 Preferred Stock (Series B-1), 23,092,403 shares have been designated Series C Preferred Stock (Series C), 43,382,845 shares have been designated Series D-1 Preferred Stock (Series D-1), 1,465,110 shares have been designated Series D-2 Preferred Stock (Series D-2), 223,254 shares have been designated Series D-3 Preferred Stock (Series D-3), and 5,522,960 shares have been designated Series D-4 Preferred Stock (Series D-4). The Series D-1, Series D-2, Series D-3, Series D-4, Series C, Series B-1, Series B, and Series A shares each have a par value of $0.0001 per share. The Series D-1, Series D-2, Series D-3, and Series D-4 are collectively referred to as “Series D”. The Series C, Series B-1, Series B, and Series A are collectively referred to as the “Junior Preferred”

In September 2017, the Company issued 27,272,257 shares of Series D-1 at a price per share of $0.5775, for total cash proceeds of $15,749,731, net of issuance costs of $304 paid in cash and $82 settled in warrants (see Note 9). In connection with this financing, the Company received a deposit from one investor which earned interest of

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

$133. This accrued interest was exchanged for 231 shares. As part of this issuance, $3,183 in convertible promissory notes, plus accrued interest of $182, was converted into 501,795 shares of Series D-1, 1,465,110 shares of Series D-2, 223,254 shares of Series D-3, and 5,522,960 shares of Series D-4 (Note 7). In addition, $3,000 in outstanding bridge loans was converted to 5,194,805 shares of Series D-1 (Note 7).

In January 2018, the Company issued 5,252,830 shares of Series D-1 at a price per share of $0.5775, for total proceeds of $3,034. In addition, the Company issued 115,676 in exchange for services rendered with a value of $67. As part of this transaction, the outstanding principal of the investor term loan of $2,500 was converted into 4,329,005 shares of Series D-1.

The Company amended its Certificate of Incorporation effective September 28, 2017. Prior to this date, the Junior Preferred was redeemable by the Company at any time after August 14, 2020, in three annual installments, commencing 60 days after receipt of notice from holders of at least 66 2/3% of the then-outstanding shares of Junior Preferred. During the period that the Junior Preferred was redeemable on or after the date noted above, the Company was accreting its Junior Preferred up to the redemption values through a charge to additional paid in capital. Subsequent to the amendment, the Company ceased recording any accretion adjustments to the Junior Preferred or the Series D as redemption related to any deemed liquidation event was not considered probable. Due to the contingently redeemable nature of the preferred stock, the Company has classified the Series D and Junior Preferred in temporary equity in the consolidated balances sheets as of December 31, 2019 and 2018.

The established rights and privileges of the designated series of preferred stock are as follows:

Dividends: Before any dividend is declared or paid to the holders of the Junior Preferred or common stock, Series D holders are entitled to receive, when and if declared by the Board of Directors, non-cumulative dividends at the stated dividend rate per share, defined as $0.03465 for Series D-1, $0.030318 for Series D-2, $0.02772 for Series D-3, and $0.024258 for Series D-4. Before any dividend is declared or paid to the holders of the common stock, Junior Preferred holders are entitled to receive, when and if declared by the Board of Directors, non-cumulative dividends at the stated dividend rate per share, defined as $0.023238 for Series A, $0.031998 for Series B, $0.0624 for Series B-1, and $0.0366 for Series C. To date, no dividends have been declared by the Board of Directors.

Conversion: Holders of Series D and Junior Preferred may convert their shares into common stock of the Company at any time, at the option of the holder. Each share of preferred stock converts into common stock at a ratio equal to the original issuance price (as defined below) of the Series A, Series B, Series B-1, Series C, Series D-1, Series D-2, Series D-3, and Series D-4, divided by the Series A, Series B, Series B-1, Series C, Series D-1, Series D-2, Series D-3, and Series D-4 conversion price of $0.3873, $0.5333, $1.04, $0.6046, $0.5775, $0.5053, $0.4620, and $0.4043, respectively; the conversion price may be adjusted in the event of future equity financing transactions with a purchase price that less than the conversion price then in effect for any series of Preferred Stock. Conversion is mandatory upon the closing of a public offering of stock with minimum proceeds of $50,000 and an offering price per common share of not less than three times the Series D-1 Original Issue Price, or upon the election by vote or written consent of at least 50% of the Series D holders.

Voting: The holders of Series D and Junior Preferred are entitled to vote on all matters with the common stock holders as if they were one class of stock. The holders of Series D and Junior Preferred are entitled to the number of votes equal to the number of shares of common stock into which such holders’ shares of the Preferred Stock are then convertible.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Liquidation: In the event of any liquidation, dissolution, or winding up of the Company, the holders of Series D are entitled to receive liquidation preference over the holders of the Junior Preferred and common stock. Holders of Series D are entitled to receive liquidation payments equal to one and a half times the sum of an amount equal to the original issue price per share of $0.5775 for Series D-1, $0.5053 for Series D-2, $0.4620 for Series D-3, and $0.4043 for Series D-4 respectively, plus any dividends, if declared. The holders of the Junior Preferred are entitled to receive liquidation preference over the holders of common stock. Holders of the Junior Preferred are entitled to receive liquidation payments equal to the greater of: (i) an amount equal to the original issue price per share of $0.3873 for Series A, $0.5333 for Series B, $1.04 for Series B-1, and $0.6046 for Series C, respectively, plus any dividends, if declared or (ii) the amount per share that would be payable had the shares converted immediately prior to the liquidation, dissolution or winding up of the Company. After the payment of all required preferential amounts to the Series D and Junior Preferred holders, any remaining assets and funds of the Company available for distribution will be distributed first until the Series D-1 holders receive an aggregate of $1.44325 per share and then among the holders of the shares of common stock.

Redemption (deemed liquidation events): The preferred stock is not mandatorily redeemable. The preferred shares are only redeemable in the event of a deemed liquidation event unless waived by the holders of at least a majority of the Series D. A deemed liquidation event includes each of the following:

a)

the merger or consolidation of the Corporation into or with another entity or involving a subsidiary of the Corporation and in such merger or consolidation the Corporation issues shares of its capital stock pursuant to the terms of such merger or consolidation;

b)

the sale, lease, exchange, license (other than a non-exclusive license made in the ordinary course of business that does not prevent the Corporation or any subsidiary from continuing its business as conducted or as proposed to be conducted) or other conveyance of all or substantially all of the assets of the Corporation or any subsidiary or of all or substantially all of the material intellectual property assets of the Corporation or any subsidiary;

c)

transactions following which holders of the Corporation’s capital stock outstanding immediately prior to such transaction or series of related transactions hold less than a majority of the voting securities of the entity surviving such transaction or series of related transactions or entity controlling such surviving entity;

d)	the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

Note 9. Warrants

Convertible Preferred Stock Warrants: In March 2015, the Company issued a warrant exercisable for 3,413,461 shares of Series B-1 Preferred Stock at an exercise price of $1.04 per share (Series B-1 Warrants) to an advisor in connection with securing the NMTC financing. The Series B-1 Warrants are exercisable at any time during the five-year period after issuance. The Series B-1 Warrants were exercised by the holder in January 2020 (see Note 19).

In July 2016, the Company issued the Series C Warrants exercisable for 1,405,888 shares of Series C Preferred Stock at an exercise price per share of $0.6046 (see Note 19). The expiration date of the Series C Warrants is July 15, 2026.

In September 2017, the Company issued warrants to an entity pursuant to the terms of a consulting agreement and a broker dealer services agreement. In consideration of the consulting agreement, the Company issued a warrant for 225,108 shares of Series D-1 Preferred Stock at an exercise price of $0.5775 per share (Series D-1

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Warrants). The Series D-1 Warrants may be exercised as follows: warrants to purchase 138,528 shares of Series D-1 Preferred Stock are exercisable immediately upon grant until the 5th anniversary; warrants to purchase 51,948 shares of Series D-1 Preferred Stock become exercisable as of January 20, 2018 until January 20, 2023 and warrants to purchase 34,632 shares of Series D-1 Preferred Stock become exercisable as of July 20, 2018 until July 20, 2023.

The Series B-1 Warrants, Series C Warrants and Series D-1 Warrants were assessed under ASC 480 Distinguishing Liabilities from Equity and were determined to be liability-classified warrants as each of the respective underlying series of preferred stock are contingently redeemable in nature. See Note 7 for recurring fair value measurements related to these convertible preferred stock warrants.

Common Stock Warrants: In November 2013, the Company issued a warrant for 1,126,482 shares of common stock at an exercise price of $0.5326 per share. The expiration date of this warrant is November 22, 2023.

In September 2017, in connection to the broker dealer services agreement noted above, the Company issued a warrant for 103,896 shares of common stock at an exercise price of $0.5775 per share. The expiration date of this warrant is September 29, 2022.

In December 2018, January 2019 and November 2019, the Company issued warrants to purchase 200,000, 100,000 and 150,000 shares of common stock, respectively, at an exercise price of $0.18 per share to a lender in connection with the Loan and Security Agreement discussed in Note 6. These common stock warrants expire in December 2028, January 2029 and November 2029, respectively. The estimated grant date fair value of these common stock warrants was $0.13, $0.15 and $0.16 per share, respectively.

The common stock warrants were assessed under ASC 480 Distinguishing Liabilities from Equity and ASC 815 Derivatives and Hedging upon each respective issuance and were determined to meet the requirements for equity classification. Accordingly, the Company recorded the grant date fair value of each respective warrant to additional paid in capital upon their issuance dates.

Note 10. Share-Based Compensation Expense

During 2010, the Company established the 2010 Equity Incentive Plan (the Plan), subsequently amended and restated, under which a maximum number of 16,935,517 shares of the Company’s authorized and available common stock may be issued in the form of incentive stock options and other equity interests. Under the terms of the Plan, options and other equity interests may be granted to employees, officers, directors, and consultants of the Company. There were 2,728,213 shares available for future grant under the Plan at December 31, 2019.

The Company recognized $208 and $305 in stock-based compensation expense for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019, there is approximately $922 of unrecognized compensation expense related to non-vested stock options with service-based vesting criteria which is expected to be recognized over a weighted-average period of 3.23 years.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Stock Options

A summary of stock option award activity for the years ended December 31, 2019 and 2018 was as follows:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at December 31, 2017	5,307,252	$0.15	5.6
Granted	6,274,230	0.18
Exercised	(12,500)	0.18
Cancelled or forfeited	(895,750)	0.18

Outstanding at December 31, 2018	10,673,232	0.16	6.7
Granted	6,502,400	0.18
Exercised	(58,313)	0.02
Cancelled or forfeited	(3,823,733)	0.18

Outstanding at December 31, 2019	13,293,586	$0.18	7.4

Exercisable at December 31, 2018	6,274,529	$0.15	5.3

Exercisable at December 31, 2019	6,228,796	$0.16	5.0

The weighted-average fair value of stock options granted during the years ended December 31, 2019 and 2018, as determined by the Black-Scholes option pricing model, ranged from $0.13 to $0.14.

The aggregate intrinsic value of stock options exercised in the years ended December 31, 2019 and 2018 was $1,676 and $0 as determined on the date of exercise. Cash received from options exercised for the years ended December 31, 2019 and 2018 was $9,987 and $2,250, respectively.

Restricted Stock Awards

The fair value of restricted stock awards is estimated by the fair value of the Company’s common stock at the date of grant. Restricted stock activity during year ended at December 31, 2019 was as follows:

	Number of shares	Weighted-average grant-date fair value per share
Non-vested, at beginning of period	—
Granted	589,460	$0.18
Vested	—
Cancelled or forfeited	—

Non-vested, at end of period	589,460

The Company award two directors 294,730 shares of the Company’s Common stock during the year ended December 31, 2019. There were no restricted stock awards granted in 2018. The restricted stock awards include both a service and performance-based vesting condition. The awards become fully vested upon a change-in-control, seven months after the occurrence of a qualified public offering or seven months after the majority of the Series D Preferred Shareholders elect to convert their shares into common stock.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Note 11. Property and Equipment

Property, plant and equipment consisted of the following at December 31:

	2019	2018
Equipment	$630	$447
Furniture and fixtures	45	45
Computers	30	30
Software	346	98
Vehicles	559	588
Leasehold improvements	164	164

	1,774	1,372

Less accumulated depreciation	(934)	(702)

Property and equipment, net	$840	$670

Depreciation expense on property and equipment, was $265 and $260 for the years ended December 31, 2019, and 2018, respectively.

Note 12. Intangibles

Intangible assets consist of developed technology acquired during 2019. The gross value of $863 is being amortized over a useful life of 4 years. Accumulated amortization was $54 at December 31, 2019.

Approximate annual aggregate amortization expense of the intangibles for the years subsequent to December 31, 2019 is as follows:

Years ending December 31:
2020	$216
2021	216
2022	216
2023	162

Total amortization	$809

Amortization expense recognized on intangible assets was $72 and $0 for the years ended December 31, 2019 and 2018, respectively.

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Note 13. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following at December 31, 2019 and 2018:

	2019	2018
Accrued warranty costs	$1,009	$910
Contingent and deferred purchase consideration connection with Quantum acquisition	638	—
Accrued financing fees	360	—
Accrued expenses, other	553	459
Sales tax	96	696
Accrued settlement costs(1)	—	600
Accrued compensation and related benefits	398	185

	$3,054	$2,850

(1)	See FN 16 for further information relating to settlement fees.

Note 14. Income Taxes

Net deferred income tax assets consist of the following components as of December 31, 2019 and 2018:

	2019	2018
Deferred tax assets (liabilities):
Net operating loss carryforwards	$15,239	$11,718
Tax creditt carryforwards	1,341	1,275
Reserves	308	380
Share-based compensation	308	88
Depreciation and amortization	(16)	18
Other	91	59

Total deferred tax assets	17,271	13,538

Less valuation allowance	(17,271)	(13,538)

Net deferred tax assets (liabilities)	$—	$—

The Company has provided a full valuation allowance against its net deferred tax assets since realization of any future benefit from deductible temporary differences and net operating loss cannot be sufficiently assured. Management of the Company has evaluated the positive and negative evidence bearing upon the reliability of its deferred tax assets, which are comprised principally of net operating loss carryforwards and research and development credits. Under the applicable accounting standards, management has considered the Company’s history of losses and concluded that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets. During 2019, the Company increased its valuation allowance by $3,733.

The Company has federal and state net operating loss carryforwards of approximately $57,195 and $50,139. $31,633 of the federal net operating loss carryforward will expire at various dates commencing on 2029 and through 2037 and $25,562 were generated in the years ended December 31, 2019 and 2018 and have an indefinite life. At December 31, 2019, the Company has federal and state tax credits of approximately $953 and $492, respectively. These federal and state tax credits are available to reduce future taxable income and expire at

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

various dates commencing 2026 through 2039. Utilization of the NOLs and tax credit carryforwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986 due to ownership change limitations that have occurred previously or that could occur in the future. These ownership changes may limit the amount of net operating loss and tax credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. The Company has not determined whether an ownership change under section 382 has occurred or whether such limitation exists.

Note 15. Related Party Transactions

Operating lease: In March 2012, the Company entered into a noncancelable lease agreement for 10,160 square feet of office, research and development, and vehicle development and installation facilities with an investor of the Company. In January 2016, the Company amended this lease to extend the lease term through February 29, 2021. The lease includes a rent escalation clause, and rent expense is being recorded on a straight-line basis.

Rent expense under the operating lease for the years ended December 31, 2019 and 2018 was $289 and $233, respectively.

Future minimum lease payments for this lease for the years ending December 31 are as follows:

2020	$213
2021	36

$249

Note 16. Commitments and Contingencies

Operating leases: In January 2015, the Company entered into a noncancelable lease agreement for 3,264 square feet of warehouse, research and development, and vehicle development and installation facilities in Quincy, Illinois through December 31, 2020.

In connection with the Business Combination discussed in Note 3, the Company entered into a sublease arrangement in California through December 31, 2019. In December 2019, the Company signed a noncancelable lease agreement for 23,540 square feet of office, warehouse, research and development, and distribution facilities in California through February 2025.

Note 16. Commitments and Contingencies (continued)

Future minimum lease payments for these operating leases for the years ending December 31 are as follows:

2020	$422
2021	377
2022	415
2023	426
2024	436
Thereafter	75

$2,151

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

See Note 15 for related-party operating lease commitment.

Legal proceedings: The Company is periodically involved in legal proceedings, legal actions and claims arising in the normal course of business, including proceedings relating to product liability, intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions and claims will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

In January 2018, the Company received a demand letter from the counsel of a vendor which claimed the Company was indebted for a success fee for services allegedly provided under a now-expired engagement letter between the parties. In June 2019, the parties executed a written settlement agreement under which each party agreed to resolve the dispute and release each other from any and all claims for a total settlement fee of $600. The settlement is recorded within accrued expenses and other current liabilities within the accompanying consolidated balance sheet as of December 31, 2018. This payment was made in June 2019.

Note 17. Net Loss Per Share

The following is a reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share for the years ended December 31, 2019, and 2018:

	2019	2018
Numerator:
Net loss	$(14,901)	$(12,903)

Denominator:
Weighted average shares outstanding, basic and diluted	10,752,940	10,253,822
Net loss per share, basic and diluted	1.39	(1.26)

The Company’s contingently convertible notes payable did not meet the condition to be converted to common stock as of December 31, 2019 and 2018. Additionally, the Company’s contingently issuable unvested restricted stock did not meet the performance - based vesting condition as of December 31, 2019 and 2018.

Potential dilutive securities, which include stock options, convertible preferred stock and warrants have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same.

The number of shares underlying outstanding stock options, convertible preferred shares and warrants at December 31, 2019 and 2018 were as follows:

	2019	2018
Stock options	13,293,586	10,085,022
Convertible preferred stocks	94,661,692	94,661,692
Warrants	7,724,835	6,474,835

Total	115,680,113	111,221,549

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

Note 18. Retirement Plan

The Company has adopted a 401(k) plan to provide all eligible employees a means to accumulate retirement savings on a tax-advantaged basis. The 401(k) plan requires participants to be at least 21 years old. In addition to the traditional 401(k), eligible employees are given the option of making an after-tax contribution to a Roth 401(k) or a combination of both. Plan participants may make before tax elective contributions up to the maximum percentage of compensation and dollar amount allowed under the Internal Revenue Code. Participants are allowed to contribute, subject to IRS limitations on total annual contributions from 1% to 90% of eligible earnings. The plan provides for automatic enrollment at a 3% deferral rate of an employee’s eligible wages. The Company provides for safe harbor matching contributions equal to 100% on the first 3% of an employee’s eligible earnings deferred and an additional 50% on the next 2% of an employee’s eligible earnings deferred. Employee elective deferrals and safe harbor matching contributions are 100% vested at all times.

Note 19. Subsequent Events

Deferral of principal payments on term loans: On April 6, 2020, the Company executed a deferral agreement with its lender such that payment dates for all monthly payments under the Term Loan and Capital Growth Term Loan would be extended for six months. Interest only payments will be due in the six-month deferral period and the maturity dates will be extended for a six-month period.

Convertible notes payable: In January 2020, the Company’s Board of Directors approved the issuance of subordinated convertible promissory notes up to an additional $13,000 and the amendment to the existing subordinated convertible promissory notes such that they contain the same terms as the 2020 notes. To date in 2020, the Company has signed subordinated convertible promissory notes in the amount of $8,100. The notes mature at the earlier of (i) February 6, 2021 or (ii) the date of a change of control as defined in the note agreements. Upon a change of control, the Company is required to repay all outstanding principal and interest and a 100% premium on the outstanding principal balance of each note. Under the terms of the agreements, if a qualifying financing event occurs before maturity, the convertible promissory notes and accrued interest are convertible at 80% of the price per share paid generally by cash investors in such qualifying financing.

Public Health Emergency of International Concern: On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to, amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.

As the coronavirus pandemic continues to evolve, the Company believes the extent of the impact to its business, operating results, cash flows, liquidity and financial condition will be primarily driven by the severity and duration of the coronavirus pandemic, the pandemic’s impact on the U.S. and global economies and the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic. Those primary drivers are beyond the Company’s knowledge and control, and as a result, at this time the Company is unable to predict the cumulative impact, both in terms of severity and duration, that the coronavirus pandemic will have on its business, operating results, cash flows and financial condition, but it could be material if the current

XL Hybrids, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(Amounts in thousands, except share and per share data)

circumstances continue to exist for a prolonged period of time. Although we have made our best estimates based upon current information, actual results could materially differ from the estimates and assumptions developed by management. Accordingly, it is reasonably possible that the estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, and if so, the Company may be subject to future impairment losses related to long-lived assets as well as changes to recorded reserves and valuations.

Payroll Protection Program Loan: On May 8, 2020, the Company received loan proceeds in the amount of $1,100 under the Payroll Protection Program (“PPP”). The PPP was established as part of CARES Act and provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the business, subject to certain limitations. The loans and accrued interest are forgivable after eight weeks so long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and so long as the borrower maintains its pre-funding employment and wage levels.

Warrant exercise: During September 2020, warrants were exercised for 1,405,888 shares of Series C Preferred Stock at an exercise price per share of $0.6046.

PIVOTAL INVESTMENT CORPORATION II

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current Assets
Cash	$535,515	$624,943
Prepaid income taxes	100,108	43,841
Prepaid expenses and other current assets	38,273	72,733

Total Current Assets	673,896	741,517

Marketable securities held in Trust Account	232,286,222	231,919,897

TOTAL ASSETS	$232,960,118	$232,661,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,922,060	$204,393
Accrued offering costs	10,000	10,000

Total Current liabilities	1,932,060	214,393

Deferred tax liability	—	1,707
Deferred underwriting fee	8,050,000	8,050,000

Total Liabilities	9,982,060	8,266,100

Commitments
Common stock subject to possible redemption 21,582,057 and 21,768,560 shares at redemption value at September 30, 2020 and December 31, 2019, respectively	217,978,057	219,395,310

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 75,000,000 shares authorized; 1,417,943 and 1,231,440 shares issued and outstanding (excluding 21,582,057 and 21,768,560 shares subject to possible redemption) at September 30, 2020 and December 31, 2019, respectively	142	123
Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding at September 30, 2020 and December 31, 2019	575	575
Additional paid-in capital	5,210,522	3,793,288
(Accumulated deficit)/retained earnings	(211,238)	1,206,018

Total Stockholders’ Equity	5,000,001	5,000,004

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$232,960,118	$232,661,414

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

PIVOTAL INVESTMENT CORPORATION II

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	For the period from March 20, 2019 (inception) through September 30,
	2020	2019	2020	2019
Operating costs	$1,871,654	$131,890	$2,218,940	$132,574

Loss from operations	(1,871,654)	(131,890)	(2,218,940)	(132,574)

Other income:
Interest income on marketable securities held in Trust Account	21,011	951,166	886,357	951,166
Unrealized gain on marketable securities held in Trust Account	—	22,962	—	22,962

Other income	21,011	974,128	886,357	974,128

(Loss) income before income taxes	(1,850,643)	842,238	(1,332,583)	841,544
Benefit (provision) for income taxes	24,119	(176,727)	(84,673)	(176,727)

Net (loss) income	$(1,826,524)	$665,511	$(1,417,256)	$664,827

Weighted average shares outstanding, basic and diluted(1)	6,974,184	6,595,280	6,969,280	5,756,524

Basic and diluted net loss per common share(2)	$(0.26)	$(0.01)	$(0.29)	$(0.01)

(1)	Excludes an aggregate of 21,582,057 and 21,797,092 shares subject to possible redemption at September 30, 2020 and 2019.
(2)

Net loss per share – basic and diluted excludes interest income attributable to shares subject to possible redemption of $0 and $611,540 for the three and nine months ended September 30, 2020, respectively, and $708,312 for the three months ended September 30, 2019 and for the period from March 20, 2019 through September 30, 2019, respectively. (see Note 2).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

PIVOTAL INVESTMENT CORPORATION II

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid	Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	in Capital	Earnings	Equity
Balance — January 1, 2020	1,231,440	$123	5,750,000	$575	$3,793,288	$1,206,018	$5,000,004
Change in value of common stock subject to possible redemption	(29,279)	(3)	—	—	(511,382)	—	(511,385)
Net income	—	—	—	—	—	511,389	511,389

Balance — March 31, 2020	1,202,161	120	5,750,000	575	3,281,906	1,717,407	5,000,008
Change in value of common stock subject to possible redemption	22,023	2	—	—	102,120	—	102,122
Net loss	—	—	—	—	—	(102,121)	(102,121)

Balance — June 30, 2020	1,224,184	122	5,750,000	575	3,384,026	1,615,286	5,000,009
Change in value of common stock subject to possible redemption	193,759	20	—	—	1,826,496	—	1,826,516
Net loss	—	—	—	—	—	(1,826,524)	(1,826,524)

Balance — September 30, 2020	1,417,943	$142	5,750,000	$575	$5,210,522	$(211,238)	$5,000,001

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 AND

FOR THE PERIOD FROM MARCH 20, 2019 (INCEPTION) TO SEPTEMBER 30, 2019

	Class A Common Stock		Class B Common Stock		Additional Paid	(Accumulated Deficit)/ Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	in Capital	Earnings	Equity
Balance — March 20, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	—	—	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	—	—	(375)	(375)

Balance — March 31, 2019	—	—	5,750,000	575	24,425	(375)	24,625
Net loss	—	—	—	—	—	(309)	(309)

Balance — June 30, 2019	—	—	5,750,000	575	24,425	(684)	24,316
Sale of 23,000,000 Units, net of underwriting discount and offering expenses	23,000,000	2,300	—	—	216,811,996	—	216,814,296
Sale of 6,350,000 Private Placement Warrants	—	—	—	—	6,350,000	—	6,350,000
Common stock subject to possible redemption	(21,797,092)	(2,180)	—	—	(218,851,935)	—	(218,854,115)
Net income	—	—	—	—	—	665,511	665,511

Balance — September 30, 2019	1,202,908	$120	5,750,000	$575	$4,334,486	$664,827	$5,000,008

(1)	Included an aggregate of up to 750,000 shares subject to forfeiture if the underwriters’ option to purchase additional units was not exercised in full or in part (see Note 7).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

PIVOTAL INVESTMENT CORPORATION II

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,	For the Period from March 20, 2019 (Inception) Through September 30,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(1,417,256)	$664,827
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(886,357)	(951,166)
Unrealized gain on marketable securities held in Trust Account	—	(22,962)
Deferred tax provision	(1,707)	4,822
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	34,460	(98,367)
Prepaid income taxes	(56,267)	(7,808)
Accounts payable and accrued expenses	1,717,667	90,926

Net cash used in operating activities	(609,460)	(319,728)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	520,032	(230,000,000)

Net cash provided by (used in) investing activities	520,032	(230,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	225,400,000
Proceeds from sale of Private Placement Warrants	—	6,350,000
Proceeds from promissory note — related party	—	125,000
Repayment of promissory note — related party	—	(125,000)
Payment of offering costs	—	(525,704)

Net cash provided by financing activities	—	231,249,296

Net Change in Cash	(89,428)	929,568
Cash — Beginning	624,943	—

Cash — Ending	$535,515	$929,568

Supplemental cash flow information:
Cash paid for income taxes	$142,647	$179,713

Non-cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$—	$218,188,500

Change in value of common stock subject to possible redemption	$(1,417,253)	$665,615

Offering costs included in accrued offering costs	$—	$535,704

Deferred underwriting fee payable	$—	$8,050,000

Accrued offering costs in deferred offering	$—	$10,000

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

PIVOTAL INVESTMENT CORPORATION II

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Pivotal Investment Corporation II (the “Company”) was incorporated in Delaware on March 20, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. However, the Company is currently focusing its search on companies in North America in industries ripe for disruption from continuously evolving digital technology and the resulting shift in distribution patterns and consumer purchase behavior. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has one subsidiary, PIC II Merger Sub Corp., a wholly owned subsidiary of the Company incorporated in Delaware on September 4, 2020 (“Merger Sub”).

As of September 30, 2020, the Company had not commenced any operations. All activity through September 30, 2020 relates to the Company’s formation, its initial public offering (the “Initial Public Offering”), which is described below, and after the Initial Public Offering, identifying a target company for a Business Combination and activities in connection with the potential Business Combination with XL Hybrids, Inc., a Delaware corporation (“XL”) (see Note 6).

The registration statement for the Company’s Initial Public Offering was declared effective by the Securities and Exchange Commission (the “SEC”) on July 11, 2019. On July 16, 2019, the Company consummated the Initial Public Offering of 23,000,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), including 3,000,000 Units subject to the underwriters’ over-allotment option, generating total gross proceeds of $230,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 4,233,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Pivotal Investment Holdings II LLC (the “Sponsor”), generating total gross proceeds of $6,350,000, which is described in Note 4.

Following the closing of the Initial Public Offering on July 16, 2019, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

Transaction costs amounted to $13,185,704, consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees and $535,704 of other costs. In addition, at September 30, 2020, cash of $535,515 was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete an initial Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (net of amounts previously disbursed to management for tax obligations and excluding the amount of deferred underwriting discounts held in the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Founder Shares (as defined below in Note 5) have agreed to vote such Founder Shares and any Public Shares purchased after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to their Founder Shares and any Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company has until January 16, 2021 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period (and the Company’s stockholders do not approve an amendment to the Company’s amended and restated certificate of incorporation to extend such period), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founder Shares have agreed to waive their right to any distribution from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of the Founder Shares acquire Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.00 per share.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per share or (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party (including target businesses) who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on March 30, 2020, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2019 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The interim results for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2020 and December 31, 2019.

Marketable Securities Held in Trust Account

At September 30, 2020, substantially all of the assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities. At December 31, 2019, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills. Through September 30, 2020, the Company has withdrawn $520,032 of interest earned on the Trust Account to pay for its franchise and income tax obligations.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at September 30, 2020 and 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants to purchase 11,900,000 shares of Class A common stock that were sold in the Initial Public Offering and the private placement in the calculation of diluted loss per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Reconciliation of Net Loss per Common Share

The Company’s net (loss) income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company.

Accordingly, basic and diluted loss per common share is calculated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,	For the Period from March 20, 2019 (Inception) Through September 30,
	2020	2019	2020	2019
Net (loss) income	$(1,826,524)	$665,511	$(1,417,256)	$664,827
Less: Income attributable to common stock subject to possible redemption	—	(708,312)	(611,540)	(708,312)

Adjusted net loss	$(1,826,524)	$(42,801)	$(2,028,796)	$(43,485)

Weighted average shares outstanding, basic and diluted	6,974,184	6,595,280	6,969,280	5,756,524

Basic and diluted net loss per common share	$(0.26)	$(0.01)	$(0.29)	$(0.01)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

NOTE 3 — PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units at a price of $10.00 per Unit, including 3,000,000 Units subject to the underwriters’ over-allotment option. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,233,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $6,350,000. Each Private Placement Warrant is identical to the Public Warrants except that they are non-redeemable and exercisable on a cashless basis as long as they are held by the Sponsor or its permitted transferees. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On March 29, 2019, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments, as described in Note 7. As of December 31, 2019, the Sponsor transferred certain Founder Shares to the officers and directors of the Company.

The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ option to purchase additional units was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to exercise their over-allotment in full on July 16, 2019, 750,000 Founder Shares are no longer subject to forfeiture.

The holders of the Founder Shares have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

On April 9, 2019, an affiliate of the Sponsor loaned the Company an aggregate of $125,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of February 28, 2020, the date on which the Initial Public Offering was completed or the date on which the Company determines not to proceed with the Initial Public Offering. The Promissory Note was repaid upon the consummation of the Initial Public Offering on July 16, 2019.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. There were no working capital loans outstanding as of September 30, 2020.

NOTE 6 — COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on July 11, 2019, the holders of the Founder Shares (and any shares of Class A common stock issuable upon conversion of the Founder Shares), Private Placement Warrants (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants), and securities that may be issued upon conversion of Working Capital Loans or pursuant to the Forward Purchase Agreement (described below) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $4,600,000. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,050,000. The deferred fee will be forfeited by the underwriters solely in the event that the Company fails to complete a Business Combination, subject to the terms of the underwriting agreement.

Forward Purchase Agreement

On July 11, 2019, a managing member of the Sponsor entered into a forward purchase contract with the Company to purchase, in a private placement to occur concurrently with the consummation of the Company’s initial Business Combination, up to $150,000,000 of the Company’s securities. The type and amount of securities to be purchased by the managing member of the Sponsor will be determined by the Company and the managing member of the Sponsor at the time the Company enters into the definitive agreement for the proposed Business Combination. This agreement would be independent of the percentage of stockholders electing to convert their public shares and may provide the Company with an increased minimum funding level for the initial Business Combination. The agreement is also conditioned on the Company’s board of directors, including an affiliate of the managing member of the Sponsor, having unanimously approved the proposed initial Business Combination. Accordingly, the managing member of the Sponsor may not agree to purchase any securities, in which case the Company may need to arrange alternate financing to complete the Business Combination.

Merger Agreement

On September 17, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merger Sub and XL.

Pursuant to the Merger Agreement, Merger Sub will merge with and into XL, with XL surviving the merger (the “Merger”). As a result of the Merger, XL will become a wholly-owned subsidiary of the Company, with the securityholders of XL becoming securityholders of the Company. In connection with the Merger, an aggregate of 100,000,000 shares of the Company’s stock will be issued or reserved for issuance to XL securityholders. Additionally, in connection with the proposed transaction with XL, the Company intends to ask stockholders to approve an amendment to its certificate of incorporation to combine the Company’s Class A and Class B common stock into one single class of common stock and increase the number of shares of common stock authorized to 350,000,000 shares.

Immediately prior to the effective time of the Merger (the “Effective Time”), XL will cause each share of XL’s preferred stock (the “XL Preferred Stock”) that is issued and outstanding immediately prior to the Effective Time to be automatically converted into shares of XL’s common stock, (the “XL Common Stock” and, together with the XL Preferred Stock, the “XL Stock”) in accordance with the terms of XL’s amended and restated certificate of incorporation. All of the shares of XL Preferred Stock so converted into shares of XL Common Stock will no longer be issued and outstanding and will cease to exist, and each holder of XL Preferred Stock will thereafter cease to have any rights with respect to such shares of XL Preferred Stock.

At the Effective Time, by virtue of the Merger:

•

Each share of XL Common Stock issued and outstanding immediately prior to the Effective Time (including each share of XL Common Stock issued as a result of the conversion of XL Preferred Stock described above and any conversion or exchange of XL’s convertible promissory notes (each, a “XL Convertible Note”)) will be automatically converted into the right to receive that number of shares of the Company’s common stock (“Pivotal Common Stock”) equal to the Exchange Ratio described below.

•

Each outstanding option to purchase shares of XL Common Stock, whether or not exercisable and whether or not vested, immediately prior to the Effective Time (each, an “XL Option”) will be assumed by the Company and converted into an option to purchase a number of shares of Pivotal Common Stock equal to the product of (x) the number of shares of XL Common Stock subject to such XL Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such XL Option immediately prior to the Effective Time divided by (B) the Exchange Ratio.

•

Each warrant, issued by XL and outstanding immediately prior to the Effective Time, to purchase shares of XL Stock (each, an “XL Warrant”) will be automatically assumed by Pivotal and will become a warrant to acquire, on the same terms and conditions as were applicable under each such XL Warrant, a number of shares of Pivotal Common Stock equal to the product of (x) the number of shares of XL Stock subject to such XL Warrant immediately prior to the Effective Time as adjusted pursuant to the terms of such XL Warrant and (y) the Exchange Ratio, at an exercise price equal to (A) the exercise price of such XL Warrant immediately prior to the Effective Time as adjusted pursuant to the terms of such XL Warrant divided by (B) the Exchange Ratio.

The “Exchange Ratio” is the quotient obtained by dividing (i) 100,000,000 by (i) the sum of (a) the number of issued and outstanding shares of XL Common Stock immediately prior to the Effective Time (including all shares of XL Common Stock issued as a result of the conversion or exchange of XL Preferred Stock and XL Convertible Notes) plus (b) the number of shares of XL Common Stock issuable upon the exercise, conversion or other exchange of XL Convertible Notes, XL Options and XL Warrants which are not converted, exchanged or exercised prior to the Effective Time and are to remain outstanding as of and immediately following the Effective Time plus (c) the number of shares of XL Common Stock issuable upon the exercise, conversion or other exchange of any other debt or equity securities of XL outstanding immediately prior to the Effective Time.

Subscription Agreements

On September 17, 2020, the Company entered into subscription agreements (“Subscription Agreements”) with certain accredited investors (“Investors”), pursuant to which in connection with the Merger, the Company will issue an aggregate of 15,000,000 shares of Pivotal Common Stock to the Investors at a price of $10.00 per share, for aggregate gross proceeds to the Company of $150,000,000 (the “PIPE Offering”). The closing of the PIPE Offering is conditioned upon, among other customary closing conditions, (i) the Company receiving shareholder approval of the issuance of the shares of Pivotal Common Stock to be issued to the Investors pursuant to the rules and regulations of the NYSE and (ii) the Company and XL consummating the Merger prior to or substantially concurrently with the closing of the PIPE Offering.

The Merger Agreement contains customary representations, warranties and covenants by the parties thereto and the closing is subject to certain conditions as further described in the Merger Agreement.

NOTE 7 — STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 75,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2020 and December 31, 2019, there were 1,417,943 and 1,231,440 shares of Class A common stock issued or outstanding, excluding 21,582,057 and 21,768,560 shares of common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At September 30, 2020 and December 31, 2019, there were 5,750,000 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering (not including the shares of Class A common stock underlying the private placement units) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent securities issued, or to be issued, to any seller in a Business Combination, any private placement equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Warrants —The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) July 16, 2020 (12 months from the closing of the Initial Public Offering); provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption; and

•

if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

•	If, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of an initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

NOTE 8 — FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2020 and December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$232,286,222	$231,919,897

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Pivotal Investment Corporation II

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Pivotal Investment Corporation II (the “Company”) as of December 31, 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the period from March 20, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from March 20, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/ s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2019.

New York, NY

March 30, 2020

PIVOTAL INVESTMENT CORPORATION II

BALANCE SHEET

DECEMBER 31, 2019

ASSETS
Current Assets
Cash	$624,943
Prepaid income taxes	43,841
Prepaid expenses and other current assets	72,733

Total Current Assets	741,517
Marketable securities held in Trust Account	231,919,897

Total Assets	$232,661,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$204,393
Accrued offering costs	10,000

Total Current liabilities	214,393
Deferred tax liability	1,707
Deferred underwriting fee	8,050,000

Total Liabilities	8,266,100

Commitments
Common stock subject to possible redemption 21,768,560 shares at redemption value	219,395,310

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A Common stock, $0.0001 par value; 75,000,000 shares authorized; 1,231,440 shares issued and outstanding (excluding 21,768,560 shares subject to possible redemption)	123
Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding	575
Additional paid-in capital	3,793,288
Retained earnings	1,206,018

Total Stockholders’ Equity	5,000,004

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$232,661,414

The accompanying notes are an integral part of the financial statements.

PIVOTAL INVESTMENT CORPORATION II

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MARCH 20, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

Formation and operating costs	$393,291

Loss from operations	(393,291)

Other income:
Interest income on marketable securities held in Trust Account	1,911,770
Unrealized gain on marketable securities held in Trust Account	8,127

Other income	1,919,897

Income before provision for income taxes	1,526,606
Provision for income taxes	(320,588)

Net income	$1,206,018

Weighted average shares outstanding, basic and diluted(1)	6,141,375

Basic and diluted net loss per common share(2)	$(0.03)

(1)	Excludes an aggregate of 21,768,560 shares subject to possible redemption.
(2)

Net loss per share – basic and diluted excludes interest income attributable to shares subject to possible redemption of $1,364,852 for the period from March 20, 2019 (inception) through December 31, 2019 (see Note 2).

The accompanying notes are an integral part of the financial statements.

PIVOTAL INVESTMENT CORPORATION II

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM MARCH 20, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

	Class A Common Stock		Class B Common Stock		Additional Paid in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance — March 20, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Sale of 23,000,000 Units, net of underwriting discount and offering expenses	23,000,000	2,300	—	—	216,811,996	—	216,814,296
Sale of 6,350,000 Private Placement Warrants	—	—	—	—	6,350,000	—	6,350,000
Common stock subject to possible redemption	(21,768,560)	(2,177)	—	—	(219,393,133)	—	(219,395,310)
Net income	—	—	—	—	—	1,206,018	1,206,018

Balance — December 31, 2019	1,231,440	$123	5,750,000	$575	$3,793,288	$1,206,018	$5,000,004

The accompanying notes are an integral part of the financial statements.

PIVOTAL INVESTMENT CORPORATION II

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MARCH 20, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

Cash Flows from Operating Activities:
Net income	$1,206,018
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,911,770)
Unrealized gain on marketable securities held in Trust Account	(8,127)
Deferred tax provision	1,707
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(72,733)
Prepaid income taxes	(43,841)
Accounts payable and accrued expenses	204,393

Net cash used in operating activities	(624,353)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(230,000,000)

Net cash used in investing activities	(230,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	225,400,000
Proceeds from sale of Private Placement Warrants	6,350,000
Proceeds from promissory note — related party	125,000
Repayment of promissory note — related party	(125,000)
Payment of offering costs	(525,704)

Net cash provided by financing activities	231,249,296

Net Change in Cash	624,943
Cash — Beginning	—

Cash — Ending	$624,943

Supplemental cash flow information:
Cash paid for income taxes	$362,722

Non-cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$218,188,500

Change in value of common stock subject to possible redemption	$1,206,810

Offering costs included in accrued offering costs	$92,500

Deferred underwriting fee payable	$8,050,000

Offering costs charged to additional paid in capital	$535,704

The accompanying notes are an integral part of the financial statements.

PIVOTAL INVESTMENT CORPORATION II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Pivotal Investment Corporation II (the “Company”) was incorporated in Delaware on March 20, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. However, the Company is currently focusing its search on companies in North America in industries ripe for disruption from continuously evolving digital technology and the resulting shift in distribution patterns and consumer purchase behavior. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2019, the Company had not commenced any operations. All activity through December 31, 2019 relates to the Company’s formation, its initial public offering (the “Initial Public Offering”), which is described below, and after the Initial Public Offering, identifying a target company for a Business Combination.

The registration statement for the Company’s Initial Public Offering was declared effective by the Securities and Exchange Commission (the “SEC”) on July 11, 2019. On July 16, 2019, the Company consummated the Initial Public Offering of 23,000,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), including 3,000,000 Units subject to the underwriters’ over-allotment option, generating total gross proceeds of $230,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 4,233,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Pivotal Investment Holdings II LLC (the “Sponsor”), generating total gross proceeds of $6,350,000, which is described in Note 4.

Following the closing of the Initial Public Offering on July 16, 2019, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

Transaction costs amounted to $13,185,704, consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees and $535,704 of other costs. In addition, at December 31, 2019, cash of $624,943 was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete an initial Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (net of amounts previously disbursed to management for tax obligations and excluding the amount of deferred underwriting discounts held in the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Founder Shares (as defined below in Note 5) have agreed to vote such Founder Shares and any Public Shares purchased after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to their Founder Shares and any Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company has until January 16, 2021 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founder Shares have agreed to waive their right to any distribution from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of the Founder Shares acquire Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.00 per share.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per share or (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party (including target businesses) who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a

Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2019.

Marketable securities held in Trust Account

At December 31, 2019, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net loss per common share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at December 31, 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants to purchase 11,900,000 shares of Class A common stock that were sold in the Initial Public Offering and the private placement in the calculation of diluted loss per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Reconciliation of net loss per common share

The Company’s net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

For the Period from March 20, 2019 (inception) through December 31, 2019
Net income	$1,206,018
Less: Income attributable to common stock subject to possible redemption	(1,364,852)

Adjusted net loss	$(158,834)

Weighted average shares outstanding, basic and diluted	6,141,375

Basic and diluted net loss per share	$(0.03)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units at a price of $10.00 per Unit, including 3,000,000 Units subject to the underwriters’ over-allotment option. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,233,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $6,350,000. Each Private Placement Warrant is identical to the Public Warrants except that they are non-redeemable and exercisable on a cashless basis as long as they are held by the Sponsor or its permitted transferees. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTION

Founder Shares

On March 29, 2019, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments, as described in Note 7. As of December 31, 2019, the Sponsor transferred certain Founder Shares to the officers and directors of the Company.

The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ option to purchase additional units was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to exercise their over-allotment in full on July 16, 2019, 750,000 Founder Shares are no longer subject to forfeiture.

The holders of the Founder Shares have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

On April 9, 2019, an affiliate of the Sponsor loaned the Company an aggregate of $125,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of February 28, 2020, the date on which the Initial Public Offering was completed or the date on which the Company determines not to proceed with the Initial Public Offering. The Promissory Note was repaid upon the consummation of the Initial Public Offering on July 16, 2019.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on July 11, 2019, the holders of the Founder Shares (and any shares of Class A common stock issuable upon conversion of the Founder Shares), Private Placement Warrants (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants), and securities that may be issued upon conversion of Working Capital Loans or pursuant to the Forward Purchase Agreement (described below) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $4,600,000. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,050,000. The deferred fee will be forfeited by the underwriters solely in the event that the Company fails to complete a Business Combination, subject to the terms of the underwriting agreement.

Forward purchase agreement

On July 11, 2019, a managing member of the Sponsor entered into a forward purchase contract with the Company to purchase, in a private placement to occur concurrently with the consummation of the Company’s initial Business Combination, up to $150,000,000 of the Company’s securities. The type and amount of securities to be purchased by the managing member of the Sponsor will be determined by the Company and the managing member of the Sponsor at the time the Company enters into the definitive agreement for the proposed Business Combination. This agreement would be independent of the percentage of stockholders electing to convert their public shares and may provide the Company with an increased minimum funding level for the initial Business Combination. The agreement is also conditioned on the Company’s board of directors, including an affiliate of the managing member of the Sponsor, having unanimously approved the proposed initial Business Combination. Accordingly, the managing member of the Sponsor may not agree to purchase any securities, in which case the Company may need to arrange alternate financing to complete the Business Combination.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 75,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2019, there were 1,231,440 shares of Class A common stock issued or outstanding, excluding 21,768,560 shares of common stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2019, there were 5,750,000 shares of Class B common stock issued and outstanding, As a result of the underwriter’s election to exercise their over-allotment in full on July 16, 2019, 750,000 Founder Shares are no longer subject to forfeiture.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering (not including the shares of Class A common stock underlying the private placement units) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent securities issued, or to be issued, to any seller in a Business Combination, any private placement equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) July 16, 2020 (12 months from the closing of the Initial Public Offering); provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption; and

•

if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

•	If, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of an initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

NOTE 8. INCOME TAX

The Company’s net deferred tax liability at December 31, 2019 is as follows:

Deferred tax liability
Unrealized gain on securities	$(1,707)

Total deferred tax liability	(1,707)
Valuation allowance	—

Deferred tax liability, net of allowance	$(1,707)

The income tax provision for the period from March 20, 2019 (inception) through ended December 31, 2019 consists of the following:

Federal
Current	$318,881
Deferred	1,707
State
Current	$—
Deferred	—
Change in valuation allowance	—

Income tax provision	$320,588

As of December 31, 2019, the Company did not have any U.S. federal and state net operating loss carryovers (“NOLs”) available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2019 is as follows:

Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%

Income tax provision	21.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open and subject to examination.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$231,919,897

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$127,120.97
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous			*

Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 15. Recent Sales of Unregistered Securities.

Class B Common Stock

In March 2019, Pivotal Investment Corporation II (“Pivotal”) issued 5,750,000 shares of Class B Common Stock to the Sponsor for $25,000 in cash, at a purchase price of approximately $0.004 per share, in connection with Pivotal’s organization. The Sponsor transferred 50,000 sponsor shares to each Pivotal independent director and 100,000 sponsor shares to Pivotal’s chief financial officer in April 2019, in each case at the same per-share purchase price paid by the Sponsor. These shares of Class B Common Stock were issued in connection with the organization of Pivotal pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Pursuant to Pivotal’s prior certificate of incorporation, each share of Class B Common Stock converted into one share of Class A Common Stock at the Closing. After the Closing and following the effectiveness of our Certificate of Incorporation, each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Company or any stockholder thereof. The issuance of Common Stock upon automatic conversion and subsequent reclassificiation of Class B Common Stock at the Closing has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Private Placement Warrants

In connection with the closing of Pivotal’s initial public offering, the Sponsor purchased an aggregate of 4,233,333 Private Placement Warrants at a price of $1.50 per warrant (for a total purchase price of $6,350,000)

from Pivotal on a private placement basis. As of Closing, each Private Placement Warrant entitles the holder thereof to purchase one share of our Common Stock at an exercise price of $11.50 per share. The sale of the Private Placement Warrants was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Subscription Agreements

On December 21, 2020, the Subscribers purchased from the Company an aggregate of 15,000,000 shares of Common Stock in the PIPE, for a purchase price of $10.00 per share and an aggregate purchase price of $150.0 million, pursuant to Subscription Agreements. The shares of Common Stock issued in connection with the PIPE were made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 16. Exhibits.

Exhibit No.	Description	Included	Form	Filing Date

2.1*	Agreement and Plan of Reorganization, dated as of September 17, 2020, by and among Pivotal Investment Corporation II, PIC II Merger Sub Corp. and XL Hybrids, Inc.	By Reference	S-4/A	December 4, 2020

3.1	Second Amended and Restated Certificate of Incorporation.	By Reference	8-K	December 23, 2020

3.2	Amended and Restated Bylaws.	By Reference	8-K	December 23, 2020

4.1	Specimen Common Stock Certificate.	By Reference	8-K	December 23, 2020

4.2	Specimen Warrant Certificate.	By Reference	8-K	December 23, 2020

4.3	Warrant Agreement, dated as of July 11, 2019, between Continental Stock Transfer & Trust Company and the Registrant.	By Reference	8-K	July 16, 2019

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	Herewith

10.1†	Supply Agreement, dated as of July 19, 2019, by and between XL Hybrids, Inc. and Parker-Hannifin Corporation.	By Reference	S-4/A	November 10, 2020

10.2#	Employment Agreement, dated as of September 30, 2019, by and between XL Hybrids, Inc. and Dimitri N. Kazarinoff.	By Reference	S-4	October 2, 2020

10.3#	XL Hybrids, Inc. 2010 Equity Incentive Plan, including form of stock option agreement and form of restricted stock agreement.	By Reference	S-4	October 2, 2020

10.4	Form of Subscription Agreement.	By Reference	8-K	September 18, 2020

10.5	Registration Rights Agreement.	By Reference	S-4	October 2, 2020

10.6	Lock-Up Agreement.	By Reference	S-4	October 2, 2020

10.7	Form of Letter Agreement from each of the Registrant’s initial shareholders, officers and directors.	By Reference	S-1	June 13, 2019

10.8	XL Fleet Corp. 2020 Equity Incentive Plan.	By Reference	S-4	October 2, 2020

Exhibit No.	Description	Included	Form	Filing Date

10.9	XL Fleet Corp. 2020 Equity Incentive Plan Form of Stock Option Agreement.	By Reference	8-K	December 23, 2020

10.10	XL Fleet Corp. 2020 Equity Incentive Plan Form of Restricted Stock Unit Agreement.	By Reference	8-K	December 23, 2020

10.11	Form of Indemnification Agreement between the Registrant and each officer and director.	By Reference	8-K	December 23, 2020

14	Amended and Restated Corporate Code of Conduct and Ethics and Whistleblower Policy.	By Reference	8-K	December 23, 2020

21	Subsidiaries of the Registrant.	By Reference	8-K	December 23, 2020

23.1	Consent of Marcum LLP, independent registered public accounting firm of Pivotal Investment Corporation II.	Herewith

23.2	Consent of Marcum LLP, independent registered public accounting firm of XL Hybrids, Inc.	Herewith

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).	Herewith

24.1	Power of Attorney (included on signature page)	Herewith

101.INS	XBRL Instance Document	Herewith

101.SCH	XBRL Taxonomy Extension Schema Document	Herewith

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Herewith

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Herewith

101.LAB	XBRL Taxonomy Extension Label Linkbase Document	Herewith

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Herewith

*	Schedule and exhibits to this exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
†

Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

#	Indicates management contract or compensatory plan or arrangement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, State of Massachusetts on January 13, 2021.

XL FLEET CORP.

/s/ Dimitri N. Kazarinoff
Name: Dimitri N. Kazarinoff
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dimitri N. Kazarinoff and Thomas J. Hynes, III, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dimitri N. Kazarinoff	Chief Executive Officer and Director	January 13, 2021
Dimitri N. Kazarinoff	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas J. Hynes, III	President and Director	January 13, 2021
Thomas J. Hynes, III

/s/ Debora M. Frodl	Director and Chair of the Board	January 13, 2021
Debora M. Frodl

/s/ Declan P. Flanagan	Director	January 13, 2021
Declan P. Flanagan

/s/ Kevin Griffin	Director	January 13, 2021
Kevin Griffin

/s/ Christopher Hayes	Director	January 13, 2021
Christopher Hayes

/s/ Jonathan J. Ledecky	Director	January 13, 2021
Jonathan J. Ledecky

/s/ Niharika Ramdev	Director	January 13, 2021
Niharika Ramdev

/s/ Sarah Sclarsic	Director	January 13, 2021
Sarah Sclarsic